Exhibit 10.3

OREXIGEN THERAPEUTICS, INC.

AND

U.S. BANK NATIONAL ASSOCIATION,

as Trustee and Collateral Agent

INDENTURE

Dated as of March [●], 2016

0% Convertible Senior Secured Notes due 2020

i

EXHIBIT

INDENTURE dated as of March [●], 2016 between OREXIGEN THERAPEUTICS, INC., a Delaware corporation, as issuer (the “Company,” as more fully set forth in Section 1.01) and U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, as trustee (in such capacity, the “Trustee,” as more fully set forth in Section 1.01), collateral agent (in such capacity, the “Collateral Agent,” as more fully set forth in Section 1.01) Note Registrar, Paying Agent and Conversion Agent.

W I T N E S S E T H:

WHEREAS, for its lawful corporate purposes, the Company has duly authorized the issuance of its 0% Convertible Senior Secured Notes due 2020 (the “Notes”), initially in an aggregate principal amount not to exceed $165,000,000 and in order to provide the terms and conditions upon which the Notes are to be authenticated, issued and delivered, the Company has duly authorized the execution and delivery of this Indenture;

WHEREAS, the Form of Note, the certificate of authentication to be borne by each Note, the Form of Notice of Conversion, the Form of Fundamental Change Repurchase Notice and the Form of Assignment and Transfer to be borne by the Notes are to be substantially in the forms hereinafter provided; and

WHEREAS, all acts and things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee or a duly authorized authenticating agent, as in this Indenture provided, the valid, binding and legal obligations of the Company, and this Indenture a valid agreement according to its terms, have been done and performed, and the execution of this Indenture and the issuance hereunder of the Notes have in all respects been duly authorized.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

That in order to declare the terms and conditions upon which the Notes are, and are to be, authenticated, issued and delivered, and in consideration of the premises and of the purchase and acceptance of the Notes by the Holders thereof, the Company covenants and agrees with the Trustee for the equal and proportionate benefit of the respective Holders from time to time of the Notes (except as otherwise provided below), as follows:

ARTICLE 1

DEFINITIONS

Section 1.01. Definitions. The terms defined in this Section 1.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section 1.01. The words “herein,” “hereof,” “hereunder” and words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision. The terms defined in this Article include the plural as well as the singular.

“Accepted Form” shall have the meaning specified in Section 17.03(b).

“Additional Amounts” shall have the meaning specified in Section 4.10.

“Additional Interest” means all amounts, if any, payable pursuant to Section 4.06(d) and Section 6.03, as applicable.

“ADRs” means American Depositary Receipts or American Depositary Shares representing the Company’s or its parent’s common stock, as the case may be.

“Adverse Event” shall be deemed to have occurred if any of the following occurs after the date of this Indenture:

(a) the FDA withdraws or suspends the marketing approval for Contrave in the United States; provided that in the case of suspension, it shall not be an Adverse Event for the purposes hereof unless such suspension continues for three months or longer;

(b) the FDA mandates that the Company do (or the Company otherwise does without such a mandate) any of the following: (i) change the drug label for Contrave to significantly limit the indicated population for which Contrave may be prescribed; (ii) implement a risk evaluation and mitigation strategy (REMS) for Contrave; or (iii) include other additional warnings or restrictions on the label for Contrave that significantly limit the intended population for which Contrave may be prescribed; in any case in a manner that would reasonably be expected to have a materially adverse impact on annual net sales of Contrave in the United States; provided that the Company shall have three months from the effective time of any of the above mandates (or actions) to resolve the matter before it shall be considered an Adverse Event for the purposes hereof;

(c) the Company stops selling Contrave in the United States, either itself or through any Affiliates, distributors, partners or licensees;

(d) the FDA approves an Abbreviated New Drug Application for a AB-rated generic version of Contrave and sales of such generic version shall have commenced in the United States;

(e) Consolidated Net Product Sales is less than $100,000,000 for the fiscal year ending December 31, 2017; provided that the effective date of any Adverse Event with respect to this clause (e) shall not be deemed to occur until June 30, 2018;

(f) the Closing Date (as defined in that certain Separation Agreement by and between the Company and Takeda Pharmaceutical Company Limited, dated on or about March 15, 2016) has not occurred by the Stockholder Approval Deadline; or

(g) the Stockholder Approval has not occurred as of the Stockholder Approval Deadline.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control,” when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing; provided that for purposes of the definition of “Baupost Related Purchaser,” “control,” when used with respect to any specified Person, means the ownership of 50% or more of the Capital Stock of such Person. Notwithstanding anything to the contrary herein, the determination of whether one Person is an “Affiliate” of another Person for purposes of this Indenture shall be made based on the facts at the time such determination is made or required to be made, as the case may be, hereunder.

“Affiliated Entities” means, with respect to any Holder, (i) any Affiliate of such Holder, and (ii) any fund that is administered or managed by such Holder, any Affiliate of such Holder or any entity or an Affiliate of an entity that administers or manages such Holder.

“Applicable Tax Law” shall have the meaning specified in Section 4.11.

“Asset Sale” means:

(A) the sale, conveyance, transfer or other disposition, whether in a single transaction or a series of related transactions, of any Property (other than Capital Stock) of the Company or any of its Subsidiaries (each referred to in this definition as a “disposition”); or

(B) the issuance or sale of Capital Stock of any Subsidiary of the Company, whether in a single transaction or a series of related transactions (other than directors’ qualifying shares and shares issued to foreign nationals as required under applicable law);

in each case, other than:

(a) any disposition of (i) Cash and Cash Equivalents, (ii) surplus, obsolete, damaged or worn out property or equipment in the ordinary course of business or any disposition of inventory held for sale in the ordinary course of business and (iii) property no longer used or useful in the conduct of business of the Company and its Subsidiaries;

(b) the disposition of all or substantially all of the assets of the Company in a manner permitted pursuant to Section 11.01 or any disposition that constitutes a Fundamental Change;

(c) (i) the lease, assignment, sublease, license or sublicense of any real or personal property in the ordinary course of business and (ii) the termination of leases and licenses in the ordinary course of business;

(d) any disposition arising from foreclosure, casualty, condemnation or any similar action or transfers by reason of eminent domain with respect to any property or other asset of the Company or any of its Subsidiaries or exercise of termination rights under any lease, sublease, license, sublicense, concession or other agreement;

(e) the issuance by any Subsidiary of the Company of Disqualified Stock that is permitted under Section 4.12;

(f) dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings;

(g) the abandonment of intellectual property rights in the ordinary course of business which in the reasonable good faith determination of the Company are not material to the conduct of the business of the Company and its Subsidiaries taken as a whole;

(h) the incurrence of Permitted Liens;

(i) exclusive licenses of intellectual property rights pursuant to Permitted Commercialization Arrangements;

(j) the disposition by the Company or any Subsidiary of any Property to the Company, any Guarantor or any Subsidiary that upon such sale, transfer or other disposition, will become a Guarantor;

(k) the transfer, sale, lease or other disposition of intangible property to Foreign Subsidiaries in exchange for cash or an intercompany note that is pledged to the Collateral Agent in accordance with the Security Agreement substantially contemporaneously therewith made as part of the tax planning strategy of the Company and its Subsidiaries; provided that such transfer, sale, lease or other disposition shall be made for fair market value (as determined in good faith by senior management or the Board of Directors of the Company);

(l) the surrender, waiver or settlement of contractual rights or claims and litigation claims in the ordinary course of business; and

(m) sales, transfers and other dispositions of investments in joint ventures made in the ordinary course of business or to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding arrangements.

“Authorized Officers” shall have the meaning specified in Section 19.03.

“Bankruptcy Code” means Title 11 of the United States Code, as amended, or any similar federal or state law for the relief of debtors.

“Baupost” means Baupost Group Securities, L.L.C.

“Baupost Beneficial Ownership Limit” shall have the meaning specified in Section 14.02(m).

“Baupost Related Purchaser” means (a) each Affiliated Entity and/or other Affiliate of Baupost or The Baupost Group, L.L.C. and (b) each fund, investor, entity or account that is managed, sponsored or advised by Baupost, The Baupost Group, L.L.C. or any of their respective Affiliates that, in each case of clauses (a) and (b), becomes a beneficial owner of Notes or to which any Notes (or beneficial interests therein) or commitments to purchase Notes (or beneficial interests therein) are transferred or assigned.

“Board” means the Board of Governors of the Federal Reserve System of the United States.

“Board of Directors” means the board of directors of the Company or a committee of such board duly authorized to act for it hereunder.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors, and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means, with respect to any Note, any day other than (x) a Saturday, (y) a Sunday or (z) a day on which state or federally chartered banking institutions in New York, New York are not required to be open.

“Capital Lease” means any lease (or other arrangement conveying the right to use real or personal Property) that is required to be capitalized for financial reporting purposes in accordance with GAAP (with the amount of any Indebtedness in respect of a Capital Lease being the capitalized amount of the obligations under such Capital Lease determined in accordance with GAAP).

“Capital Stock” means, for any entity, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that entity; provided that “Capital Stock” shall not include any Indebtedness that is convertible or exchangeable for Capital Stock.

“Cash” or “cash” means such coin or currency of the United States as at any time of payment is legal tender for the payment of public and private debts.

“Cash Equivalents” means any of the following:

(a) readily marketable obligations issued or directly and fully guaranteed or insured by the government or any agency or instrumentality of the United States rated A-2 (or the equivalent thereof) or better by S&P or P-2 (or the equivalent thereof) or better by Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, an equivalent rating from another “nationally recognized statistical rating organization” (as defined in Rule 436 under the Securities Act)), having average maturities of not more than 12 months from the date of acquisition thereof; provided that the full faith and credit of the United States is pledged in support thereof;

(b) time deposit accounts, certificates of deposit and money market deposits maturing within 12 months of the date of acquisition thereof issued by a bank or trust company organized under the laws of the United States of America or any state thereof having capital, surplus and undivided profits aggregating in excess of $500,000,000 and whose long-term debt is rated “A-3” or “A-” or higher according to Moody’s or S&P (or such similar equivalent rating by at least one “nationally recognized statistical rating organization” (as defined in Rule 436 under the Securities Act));

(c) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (a) entered into with:

(i) a bank meeting the qualifications described in clause (b) above, or

(ii) any primary government securities dealer reporting to the Market Reports Division of the Federal Reserve Bank of New York;

(d) commercial paper, maturing not more than 12 months after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America with a rating at the time as of which any investment therein is made of “P-1” (or higher) according to Moody’s or “A-1” (or higher) according to S&P (or such similar equivalent rating by at least one “nationally recognized statistical rating organization” (as defined in Rule 436 under the Securities Act));

(e) securities with average maturities of 12 months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States or by any political subdivision or taxing authority of any such state, commonwealth or territory having an investment grade rating from either S&P or Moody’s (or such similar equivalent rating by at least one “nationally recognized statistical rating organization” (as defined in Rule 436 under the Securities Act)); and

(f) investments permitted under the Company’s Recommended Investment Policy Guidelines signed by the Company’s chief financial officer on January 21, 2004 and in effect in the same form on the date hereof (without giving effect to any amendment, supplement or modification thereof).

“CFC” means a “controlled foreign corporation” within the meaning of Section 957 of the Code.

A “Change in Control” shall be deemed to have occurred if any of the following occurs after the date of this Indenture:

(a) any “person” or “group” (other than any Permitted Holders) within the meaning of Section 13(d) of the Exchange Act is or becomes the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of shares of the Company’s voting stock representing 50% or more of the total voting power of all outstanding classes of the Company’s voting stock entitled to vote generally in elections of directors;

(b) the consummation of (A) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision, combination or change in par value and any recapitalization, reclassification or change of the Common Stock pursuant to a transaction described in Clause (B) below) as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets; (B) any share exchange, consolidation, merger or similar transaction involving the Company pursuant to which the Common Stock will be converted into, or exchanged for, cash, securities or other property; or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any Person other than one or more of the Company’s Wholly Owned Subsidiaries; provided that a transaction described in clause (A) or (B) above pursuant to which the Persons that “beneficially owned,” directly or indirectly, the shares of the Company’s voting stock immediately prior to such transaction “beneficially own,” directly or indirectly, shares of voting stock representing at least a majority of the total voting power of all outstanding classes of voting stock of the surviving or transferee Person and such holders’ proportional voting power immediately after such transaction vis-à-vis each other with respect to the securities they receive in such transaction shall be in substantially the same proportions as their respective voting power vis-à-vis each other immediately prior to such transaction shall not constitute a “Change in Control”; or

(c) the Board of Directors or the holders of the Capital Stock of the Company approve any plan or proposal for the liquidation or dissolution of the Company (whether or not in compliance with this Indenture);

provided, however, that a Change in Control shall not be deemed to have occurred if at least 90% of the consideration received or to be received by the holders of the Common Stock in a transaction or transactions described under clause (b) above, excluding cash payments for any fractional share and cash payments made pursuant to dissenters’ appraisal rights, consists of shares of common stock traded on The New York Stock Exchange, The Nasdaq Global Select Market or The Nasdaq Global Market (or any of their respective successors), or will be so traded immediately following such transaction, and, as a result therefrom, such consideration becomes the Reference Property for the Notes. In addition, for purposes of this definition, a transaction or event described under both clause (a) and clause (b) above (whether or not the exceptions in clause (b) apply) shall be evaluated solely under clause (b) of this definition of Change in Control. If any transaction in which the Common Stock is replaced by, converted into or exchanged for Reference Property consisting of common equity of another entity, following the effective date of the related transaction that would have been a Fundamental Change but for the proviso immediately following clause (c) of this definition, references to the Company in this definition shall instead be references to such other entity.

“Clause A Distribution” shall have the meaning specified in Section 14.03(c).

“Clause B Distribution” shall have the meaning specified in Section 14.03(c).

“Clause C Distribution” shall have the meaning specified in Section 14.03(c).

“close of business” means 5:00 p.m. (New York City time).

“Closing Sale Price” of the Common Stock on any date means the closing per share sale price of the Common Stock (or, if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) at 4:00 p.m. (New York City time) on such date as reported in composite transactions for the Relevant Market or, if the Common Stock is not listed for trading on a U.S. national or regional securities exchange, as reported by OTC Markets Group Inc. or similar organization at 4:00 p.m. (New York City time) on such date (or in either case the then-standard closing time for regular trading on the relevant exchange or trading system). If the closing sale price of the Common Stock is not so reported, the “Closing Sale Price” shall be the average of the mid-point of the last bid and ask prices for the Common Stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Collateral” means, collectively, all of the Security Agreement Collateral, the Mortgaged Property (if any) and all other Property of whatever kind and nature, whether now existing or hereafter acquired, pledged or purported to be pledged as collateral or otherwise subject to a security interest or purported to be subject to a security interest under any Collateral Document, excluding in all events Excluded Assets.

“Collateral Agent” means the Person named as the “Collateral Agent” in the first paragraph of this Indenture until a successor trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Collateral Agent” shall mean or include each Person who is then the Collateral Agent hereunder.

“Collateral Documents” means, collectively, the Security Agreement, the Mortgages and each other security agreement or pledge agreement executed and delivered pursuant to Section 4.19 or Section 4.23 to secure any of the Obligations.

“Commission” means the U.S. Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.001 per share, at the date of this Indenture, subject to Section 14.05.

“Company” shall have the meaning specified in the first paragraph of this Indenture, and subject to the provisions of Article 11, shall include its successors and assigns.

“Company Order” means a written order of the Company, signed by any Officer.

“Controlling Party” means (a) prior to the Disposition Date, Baupost and (b) from and after the Disposition Date, the Trustee.

“Consolidated Net Product Sales” means the sum of (i) net sales recorded under GAAP and reflected on the Company’s financial statements plus (ii) the aggregate of net sales by the Company’s Affiliates, distributors, partners or licensees in territories outside the United States as reported to the Company by such Affiliates, distributors, partners or licensees.

“Conversion Agent” shall have the meaning specified in Section 4.02.

“Conversion Date” shall have the meaning specified in Section 14.02(e).

“Conversion Obligation” shall have the meaning specified in Section 14.01.

“Conversion Rate” shall have the meaning specified in Section 14.01.

“Corporate Trust Office” means the designated office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at 60 Livingston Avenue, St. Paul, MN 55107, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor trustee (or such other address as such successor trustee may designate from time to time by notice to the Holders and the Company).

“Covenant Termination” shall have the meaning specified in Section 3.02.

“Custodian” means the Trustee, as custodian for The Depository Trust Company, with respect to the Global Notes, or any successor entity thereto.

“Daily Conversion Value” means, for each of the 5 consecutive Trading Days during the applicable Observation Period, 20% of the product of (a) the Conversion Rate on such Trading Day and (b) the Daily VWAP on such Trading Day.

“Daily VWAP” means, for each of the 5 consecutive Trading Days during the applicable Observation Period, the per share volume-weighted average price of the Common Stock as displayed under the heading “Bloomberg VWAP” on Bloomberg page “OREX <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume-weighted average price is unavailable, the market value of one share of the Common Stock on such Trading Day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Company). The “Daily VWAP” shall be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

“Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event that is, or after notice or passage of time, or both, would be, an Event of Default.

“Defaulted Amounts” means any amounts on any Note (including, without limitation, the Fundamental Change Repurchase Price, principal and interest) that are payable but are not punctually paid or duly provided for.

“Depositary” means, with respect to each Global Note, the Person specified in Section 2.05(b) as the Depositary with respect to such Notes, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter, “Depositary” shall mean or include such successor.

“Disposition Date” means the first date occurring after the date of this Indenture on which Baupost and the Baupost Related Purchasers (in the aggregate) beneficially own an aggregate principal amount of then outstanding Notes that is less than the aggregate principal amount of then outstanding Notes beneficially owned by any other individual Holder of then outstanding Notes. Promptly following the date it has actual knowledge thereof, the Company shall notify the Trustee and the Collateral Agent in writing of the occurrence of the Disposition Date.

“Disqualified Stock” means, as to any Person, any class of Capital Stock of such Person that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event or the passage of time, matures or is redeemable (other than upon a Fundamental Change), in whole or in part, on or prior to the date that is 91 days after the Maturity Date; provided, however, that any class of Capital Stock of such Person that, by its terms, authorizes such Person to satisfy in full its obligations with respect to the payment of dividends or upon maturity, redemption (pursuant to a sinking fund or otherwise) or repurchase thereof or otherwise by the delivery of Capital Stock that are not Disqualified Stock (other than the payment of cash in lieu of delivery of fractional shares of Capital Stock), and that is not convertible into or exchangeable for Disqualified Stock or Indebtedness, will not be deemed to be Disqualified Stock so long as such Person satisfies its obligations with respect thereto solely by the delivery of Capital Stock that are not Disqualified Stock (other than the payment of cash in lieu of delivery of fractional shares of Capital Stock); provided, further, however, that if such Capital Stock is issued to any employee or to any plan for the benefit of employees of such Person or any of the Subsidiaries of such Person or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because they may be required to be repurchased by such Person or any of the Subsidiaries of such Person in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability.

“Domestic Subsidiary” means any Subsidiary organized under the laws of the United States, any state thereof or the District of Columbia.

“Effective Date” means the first date on which shares of the Common Stock trade on the applicable exchange or in the applicable market, regular way, reflecting the relevant share split or share combination, as applicable.

“Electronic Means” shall have the meaning specified in Section 19.03.

“Event of Default” shall have the meaning specified in Section 6.01.

“Ex-Dividend Date” means, with respect to an issuance, dividend or distribution, the first date on which shares of the Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such issuance, dividend or distribution, from the Company or, if applicable, from the seller of Common Stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Excluded Assets” has the meaning assigned to such term in the Security Agreement.

“Excluded Capital Stock” means (i) any Capital Stock where the cost of obtaining a security interest in, or perfection of, such Capital Stock exceeds the practical benefit to the Holders afforded thereby as reasonably determined by the Company and the Controlling Party, (ii) in the case of Capital Stock of any CFC or any Foreign Holdco, (x) any Capital Stock of any class of such CFC or such Foreign Holdco in excess of 65% of the outstanding Capital Stock of such class and (y) any Capital Stock owned, directly or indirectly, by any CFC or any Foreign Holdco, (iii) any Capital Stock where the grant of a security interest therein is prohibited by law (including restrictions in respect of margin stock, fraudulent conveyance, preference, thin capitalization or other similar laws or regulations) or contract binding on such Capital Stock at the time of its acquisition and not entered into in contemplation thereof, in each case, after giving effect to applicable anti-assignment provisions of the UCC or other applicable law, (iv) any Capital Stock in any Person that is not a Wholly Owned Subsidiary to the extent not permitted by the terms of such Person’s organizational or joint venture documents (unless any required consent thereunder has been obtained) except to the extent such prohibition is rendered ineffective after giving effect to applicable anti-assignment provisions of the UCC or other applicable law and (v) any Capital Stock of any direct or indirect Wholly Owned Subsidiary if the granting of a pledge or security interest in such Capital Stock, would, in each case, result in materially adverse tax consequences as reasonably determined by the Company and the Controlling Party.

“Excluded Subsidiary” means each (a) Subsidiary that is not a Wholly Owned Subsidiary of the Company on the date of this Indenture or, if later, the date it first becomes a Subsidiary of the Company (provided that such Subsidiary shall cease to be an Excluded Subsidiary by virtue of this clause (a) to the extent it becomes a Wholly Owned Subsidiary of the Company thereafter), (b) Subsidiary whose provision of a Note Guarantee or grant of a security interest in its Property (x) is prohibited or restricted by applicable law (including financial assistance, fraudulent conveyance, preference, thin capitalization or other similar laws or regulations), whether on the date of this Indenture or thereafter, or by contract existing on the date of this Indenture or, with respect to Subsidiaries acquired after the date of this Indenture, by contract existing when such Subsidiary was acquired (so long as such prohibition is not created in contemplation of any such acquisition, as applicable) (including any requirement to obtain the consent of any governmental authority or third party) or (y) would result in material adverse tax consequences as reasonably determined in good faith by the Company and the Controlling Party,

(c) Foreign Subsidiary, (d) Domestic Subsidiary that is a direct or indirect Subsidiary of a CFC or Foreign Holdco, (e) Foreign Holdco, and (f) any Subsidiary where the Controlling Party and the Company agree that the cost of obtaining a guarantee by such Subsidiary would be excessive in light of the practical benefit to the Holders afforded thereby.

“Existing Indenture” means that certain Indenture, dated as of December 6, 2013, by and among the Company, as issuer, and Wilmington Trust, National Association, as trustee, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Expiration Date” shall have the meaning specified in Section 14.03(e).

“Expiration Time” shall have the meaning specified in Section 14.03(e).

“Fair Market Value” means, with respect to any Property at the time of determination, the price that could be negotiated in an arm’s-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value shall be determined, except as otherwise provided,

(a) if such Property has a Fair Market Value equal to or less than $1,000,000, by any Officer of the Company,

(b) if such Property has a Fair Market Value in excess of $1,000,000 but equal to or less than $5,000,000, by a majority of the Board of Directors and evidenced by a Board Resolution delivered to the Trustee, or

(c) if such Property has a Fair Market Value in excess of $5,000,000 million, by an Independent Financial Advisor and evidenced by a written opinion from such Independent Financial Advisor dated within 30 days of the relevant transaction delivered to the Trustee.

“FATCA” means sections 1471 through 1474 of the Code.

“FDA” shall mean the United States Food and Drug Administration.

“FIRREA” means the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended.

“Foreign Holdco” means any Subsidiary that does not own any material assets other than Capital Stock, or Capital Stock and Indebtedness, of one or more CFCs.

“Foreign Subsidiary” means a Subsidiary that is not a Domestic Subsidiary.

“Form of Assignment and Transfer” means the “Form of Assignment and Transfer” attached as Attachment 3 to the Form of Note attached hereto as Exhibit A.

“Form of Fundamental Change Repurchase Notice” means the “Form of Fundamental Change Repurchase Notice” attached as Attachment 2 to the Form of Note attached hereto as Exhibit A.

“Form of Note” means the “Form of Note” attached hereto as Exhibit A.

“Form of Notice of Conversion” means the “Form of Notice of Conversion” attached as Attachment 1 to the Form of Note attached hereto as Exhibit A.

“Fundamental Change” means the occurrence of a Change in Control, a Termination of Trading, an Adverse Event or a Fundamental Change (as defined under the Existing Indenture, but excluding clause (1) thereof).

“Fundamental Change Company Notice” shall have the meaning specified in Section 15.02(c).

“Fundamental Change Repurchase Date” shall have the meaning specified in Section 15.02.

“Fundamental Change Repurchase Notice” shall have the meaning specified in Section 15.02(b)(i).

“Fundamental Change Repurchase Price” shall have the meaning specified in Section 15.02.

“GAAP” means generally accepted accounting principles in the United States, as in effect from time to time; provided, however, that if the Company notifies the Trustee that the Company requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date of this Indenture in GAAP or in the application thereof on the operation of such provision (or if the Trustee notifies the Company that the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

“General Beneficial Ownership Limit” shall have the meaning specified in Section 14.02(m).

“given,” with respect to any notice to be given to a Holder pursuant to this Indenture, shall mean notice (x) given to the Depositary (or its designee) pursuant to the standing instructions from the Depositary or its designee, including by electronic mail in accordance with accepted practices or procedures at the Depositary (in the case of a Global Note) or (x) mailed to such Holder by first class mail, postage prepaid, at its address as it appears on the Note Register, in each case in accordance with Section 19.03. Notice so “given” shall be deemed to include any notice to be “mailed” or “delivered,” as applicable, under this Indenture.

“Global Note” shall have the meaning specified in Section 2.02(b).

“Guaranteed Obligations” shall have the meaning specified in Section 18.01.

“Guarantor” means each Subsidiary of the Company that is or becomes a party to this Indenture and the Collateral Documents pursuant to Section 4.19.

“Holder,” as applied to any Note, or other similar terms (but excluding the term “beneficial holder”), means any Person in whose name at the time a particular Note is registered on the Note Register.

“Indebtedness” means, as to any Person, all of the following: (i) all obligations for borrowed money and all obligations evidenced by bonds, debentures, notes, or other similar instruments, (ii) all obligations under capital or synthetic leases of such Person, (iii) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable, accrued expenses and license obligations in the ordinary course of business, payroll liabilities and deferred compensation in the ordinary course of business, and earn-outs, purchase price adjustment obligations, contingent milestones, and royalty obligations and other like contingent obligations in respect of investments (including product acquisitions) and licenses permitted under this Indenture), (iv) indebtedness (excluding prepaid interest thereon) of others secured by a non-statutory lien on property owned or being purchased by such Person (including indebtedness arising under conditional sale or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse, (v) direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments, (vi) net obligations of such Person under any hedging or swap contracts and (vii) all guarantees of such Person in respect of any of the foregoing. For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer to the extent such Indebtedness is recourse to such Person.

“Indenture” means this instrument as originally executed or, if amended or supplemented as herein provided, as so amended or supplemented.

“Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant of nationally recognized standing that is, in the judgment of the Company and Controlling Party, qualified to perform the task for which it has been engaged; provided that such firm or appraiser is not an Affiliate of the Company.

“Individual Holder Beneficial Ownership Limit” shall have the meaning specified in Section 14.02(m).

“Instructions” shall have the meaning specified in Section 19.03.

“Interest Payment Date” means, if any interest is due, each July 1 and January 1 of each year, or if any such day is not a Business Day, the immediately following Business Day, commencing January 1, 2017, if applicable.

“Lien” means, (a) any mortgage, deed of trust, lien (statutory or otherwise), pledge, encumbrance, claim, charge, assignment, hypothecation, security interest or encumbrance of any kind, including any easement, right-of-way or other encumbrance on title to Real Property, in each of the foregoing cases whether voluntary or imposed by law, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such Property; and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities; provided that in no event shall an operating lease or license (other than any exclusive license) be deemed to constitute a Lien.

“Maturity Date” means July 1, 2020.

“Moody’s” means Moody’s Investors Service, Inc. or any successor by merger or consolidation to its business.

“Mortgage” means an agreement, including a mortgage, deed of trust or any other document, creating and evidencing a valid first priority Lien in favor of the Collateral Agent on Mortgaged Property in a form reasonably satisfactory to the Controlling Party, with such schedules and including such provisions as shall be necessary to conform such document to applicable local law or as shall be customary under applicable local law.

“Mortgaged Property” means each fee owned Real Property, if any, which shall be subject to a Mortgage delivered after the date of this Indenture pursuant to Section 4.19(c).

“Non-Guarantor Subsidiary” means any Subsidiary of the Company that is not a Guarantor.

“Non-U.S. Surviving Entity” shall have the meaning specified in Section 4.10.

“Note” or “Notes” shall have the meaning specified in the first paragraph of the recitals of this Indenture.

“Note Guarantee” means the guarantee by each Guarantor of the Company’s obligations under this Indenture and the Notes, executed pursuant to the provisions of this Indenture.

“Note Party” means the Company and each Guarantor.

“Note Register” shall have the meaning specified in Section 2.05(a).

“Note Registrar” shall have the meaning specified in Section 2.05(a).

“Notes Documents” means this Indenture, the Notes, the Note Guarantees, the Purchase Agreement, the Security Joinder Agreement, and the Collateral Documents.

“Notice of Conversion” shall have the meaning specified in Section 14.02(d).

“Notice of Optional Redemption” shall have the meaning specified in Section 16.03.

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Note Party arising under any Notes Document or otherwise with respect to any Note, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Note Party of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding. Without limiting the generality of the foregoing, the Obligations of the Note Parties under the Notes Documents include the obligation (including guarantee obligations) to pay principal, interest, reimbursement obligations, charges, expenses, fees, disbursements, attorney costs, indemnities and other amounts, in each case, payable by any Note Party under any Notes Document. Notwithstanding the foregoing, the Obligations shall not include any obligations, covenants and duties of the Company in respect of or under the Warrants or the Series Z Preferred Stock.

“Observation Period” with respect to any Note surrendered for conversion prior to Stockholder Approval means: (i) if the relevant Conversion Date occurs prior to December 31, 2019, the 5 consecutive Trading Day period beginning on, and including, the Trading Day immediately succeeding such Conversion Date; and (ii) if the relevant Conversion Date occurs on or after December 31, 2019, the 5 consecutive Trading Days beginning on, and including, the 7th Scheduled Trading Day immediately preceding the Maturity Date.

“Officer” means, with respect to the Company or any other Note Party, the President, the Chief Executive Officer, the Chief Financial Officer, the Treasurer, the principal executive, financial or accounting officer of the Company, the Chief Business Officer, the Chief Commercial Officer, General Counsel, the Secretary, any Executive or Senior Vice President or any Vice President (whether or not designated by a number or numbers or word or words added before or after the title “Vice President”).

“Officer’s Certificate,” when used with respect to the Company, means a written certificate that is delivered to the Trustee and that is signed in the name of the Company by any Officer of the Company or in the name of the applicable Note Party by any Officer of such Note Party. Each such certificate shall include the statements provided for in Section 19.05 if and to the extent required by the provisions of such Section. The Officer giving an Officer’s Certificate pursuant to Section 4.08 shall be the principal executive, financial or accounting officer of the Company.

“open of business” means 9:00 a.m. (New York City time).

“Opinion of Counsel” means an opinion in writing signed by legal counsel, who may be an employee of or counsel to the Company, or other counsel reasonably acceptable to the Trustee, that is delivered to the Trustee, which opinion may contain customary exceptions and qualifications as to the matters set forth therein. Each such opinion shall include the statements provided for in Section 19.05 if and to the extent required by the provisions of such Section 19.05.

“Optional Redemption” shall have the meaning set forth in Section 16.01.

“outstanding,” when used with reference to Notes, shall, subject to the provisions of Section 8.04, mean, as of any particular time, all Notes authenticated and delivered by the Trustee under this Indenture, except:

(a) Notes theretofore canceled by the Trustee or accepted by the Trustee for cancellation;

(b) Notes, or portions thereof, that have become due and payable and in respect of which monies in the necessary amount shall have been deposited in trust with the Trustee or with any Paying Agent (other than the Company) or shall have been set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent);

(c) Notes that have been paid pursuant to Section 2.06 or Notes in lieu of which, or in substitution for which, other Notes shall have been authenticated and delivered pursuant to the terms of Section 2.06 unless proof satisfactory to the Trustee is presented that any such Notes are held by protected purchasers in due course (in which case such other Notes shall not be deemed to be outstanding);

(d) Notes converted pursuant to Article 14 and required to be cancelled pursuant to Section 2.08; and

(e) Notes purchased by the Company pursuant to the penultimate sentence of Section 2.10.

“Pari/Junior Financing” shall have the meaning specified in Section 4.13(a).

“Pari/Junior Financing Documentation” means any documentation governing any Pari/Junior Financing.

“Paying Agent” shall have the meaning specified in Section 4.02.

“Permitted Commercialization Arrangement” means any bona fide commercialization, research and development, manufacturing and other collaborative arrangements where such arrangements provide for licenses to the Property of the Company or any Subsidiary with Persons with a primary line of business in the development, commercialization or manufacture of pharmaceutical products or devices.

“Permitted Exchange” means any of The New York Stock Exchange, The Nasdaq Global Select Market, The Nasdaq Global Market or the Nasdaq Capital Market (or any of their respective successors).

“Permitted Holders” means, so long as Baupost or any Baupost Related Purchaser owns any Notes, Baupost, any Baupost Related Purchaser and any group including any of the foregoing.

“Permitted Indebtedness” means (i) Indebtedness in respect of the Notes in an aggregate principal amount not to exceed $165,000,000; (ii) Indebtedness outstanding on the date of the initial issuance of the Notes set forth on Schedule 1 hereto; (iii) unsecured Indebtedness, which, by its terms, is expressly subordinated to the Notes; provided, that no principal of such Indebtedness is scheduled to mature (or subject to mandatory repurchase or put rights, other than repurchase rights upon a Fundamental Change) earlier than the date that is one year after the Maturity Date; (iv) other unsecured Indebtedness, which, by its terms, ranks equally in right of payment with the Notes, in an aggregate principal amount not to exceed $5,000,000 at any one time outstanding; (v) intercompany Indebtedness among the Company and any of its Wholly Owned Subsidiaries; provided, that (x) any Indebtedness owed by the Company to its Wholly Owned Subsidiaries shall be subordinated to the Notes and (y) any Indebtedness owed by a Non-Guarantor Subsidiary to a Note Party shall be pledged to the Collateral Agent in accordance with the Security Agreement; provided, further, that any subsequent issue or transfer of Capital Stock or other event that results in any such Wholly Owned Subsidiary ceasing to be a Wholly Owned Subsidiary or any subsequent transfer of any such Indebtedness (except to the Company or a Wholly Owned Subsidiary) shall be deemed, in each case, to constitute the incurrence of such Indebtedness by the issuer thereof; (vi) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, that such Indebtedness is extinguished within five Business Days of incurrence; (vii) Indebtedness under hedging or swap contracts solely to the extent entered into in the ordinary course of business to hedge or mitigate risks to which the Company or any of its Subsidiaries are exposed in the conduct of their business or the management of their liabilities and not for speculative purposes; (viii) Indebtedness of any Subsidiary of the Company outstanding on the date on which such Subsidiary is acquired by the Company or otherwise becomes a Subsidiary of the Company that is non-recourse to the Company and its other Subsidiaries that are not Subsidiaries of such new Subsidiary (other than Indebtedness incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of transactions pursuant to which such Subsidiary became a Subsidiary of the Company or was otherwise acquired by the Company) in an aggregate principal amount pursuant to this clause (viii) not to exceed $1,000,000 at any time outstanding; (ix) Permitted Refinancing Debt incurred in respect of Indebtedness incurred pursuant to clauses (i) (subject to Section 16.01), (ii), (iv) and (viii) above; (x) guarantees by the Company or any of its Subsidiaries of Indebtedness of the Company or any of its Subsidiaries (other than Indebtedness that is required to be non-recourse to the Company or its Subsidiaries) to the extent that the Guaranteed Obligations is permitted to be incurred by another of the clauses above or below in this definition of Permitted Indebtedness; provided, that if the Indebtedness being guaranteed is unsecured or is expressly subordinated to the Notes, then the guarantee must be unsecured or expressly subordinated, as applicable, to the same extent as the Indebtedness Guaranteed; (xi) Indebtedness (other than Indebtedness for money borrowed) in respect of workers’ compensation claims, self-insurance obligations, bankers’ acceptances, performance bonds, surety and appeals bonds and customs bonds in the ordinary course of business; (xii) Indebtedness in respect of netting services, overdraft protections and other cash management, intercompany cash pooling and similar arrangements in the ordinary course of business in connection with deposit accounts, Indebtedness in respect of automated clearing house transfers of funds and other payment services, and Indebtedness incurred by the Company or any of the Subsidiaries in the ordinary course of business under any commercial credit card program; (xiii) customer advances or deposits received in the ordinary course of business; (xiv) client advances or deposits received in the ordinary course of business; (xv) Indebtedness in respect of letters of credit, bank guarantees, surety or performance bonds and similar instruments issued for the Company’s or any Guarantor’s account or the account of any of its Subsidiaries in order to provide security for (a) workers’ compensation claims, payment obligations in connection with self-insurance or similar requirements (in each case other than for or constituting an obligation for money borrowed), and (b) bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds, customs bonds and obligations of a like nature (in each case other than for or constituting an obligation for money borrowed); (xvi) Indebtedness incurred by the Company or any of its Subsidiaries consisting of the financing of insurance premiums in the ordinary course of business; (xvii) Indebtedness in respect of Capital Leases and Purchase Money Debt in an aggregate principal amount not to exceed $500,000 outstanding at any time; and (xviii) Indebtedness of Foreign Subsidiaries in an aggregate principal amount not to exceed $500,000 at any time outstanding.

“Permitted Liens” means:

(a) Liens in favor of the Company or the Guarantors;

(b) Liens securing, or created for the benefit of securing, the Notes and the Guarantees;

(c) Liens for taxes, assessments or governmental charges or levies on the Property of the Company or any of its Subsidiaries if the same shall not at the time be delinquent, or thereafter can be paid without penalty, or are being contested in good faith and by appropriate actions promptly taken and diligently concluded, provided that any reserve or other appropriate provision that shall be required in conformity with GAAP shall have been made therefor;

(d) Liens imposed by law, such as carriers’, landlord’s, warehousemen’s and mechanics’ Liens and other similar Liens, on the Property of the Company or any of its Subsidiaries arising in the ordinary course of business and securing payment of obligations that are not more than 60 days past due or are being contested in good faith and by appropriate actions, provided that any reserve or other appropriate provision that shall be required in conformity with GAAP shall have been made therefor;

(e) Liens on the Property of the Company or any of its Subsidiaries incurred in the ordinary course of business to secure performance of obligations with respect to statutory or regulatory requirements, performance or return-of-money bonds, surety or appeal bonds or other obligations of a like nature and incurred in a manner consistent with industry practice, in each case which are not incurred in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of Property and which do not in the aggregate impair in any material respect the use of Property in the operation of the business of the Company and its Subsidiaries taken as a whole;

(f) Liens on Property at the time the Company or any of its Subsidiaries acquired such Property, including any acquisition by means of a merger or consolidation with or into the Company or any of its Subsidiaries permitted under this Indenture; provided, however, that any such Lien may not extend to any other Property of the Company or any of its Subsidiaries; provided, further, that such Liens shall not have been incurred in anticipation of or in connection with the transaction or series of transactions pursuant to which such Property was acquired by the Company or any of its Subsidiaries;

(g) Liens on the Property of a Person at the time such Person becomes a Subsidiary of the Company; provided, however, that any such Lien may not extend to any other Property of the Company or any other Subsidiary of the Company that is not a direct Subsidiary of such Person; provided, further, that any such Lien was not incurred in anticipation of or in connection with the transaction or series of transactions pursuant to which such Person became a Subsidiary of the Company;

(h) pledges or deposits by the Company or any of its Subsidiaries under workers’ compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which the Company or any of its Subsidiaries is party, or deposits to secure public or statutory obligations of the Company, or deposits for the payment of rent, in each case incurred in the ordinary course of business;

(i) survey exceptions, encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of Real Property, in each case which were not incurred in connection with Indebtedness and that do not, individually or in the aggregate, materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(j) Liens existing on the date of this Indenture as set forth on Schedule 2 hereto;

(k) Liens on the Property of the Company or any of its Subsidiaries to secure any Refinancing, in whole or in part, of any Indebtedness secured by Liens referred to in clause (f), (g) or (j) above, this clause (k) or clause (v) below; provided, however, that any such Lien shall be limited to all or part of the same Property that secured the original

Lien (together with improvements and accessions to such Property), and the aggregate principal amount of Indebtedness (and other obligations thereunder) that is secured by such Lien shall not be increased to an amount greater than the sum of:

(1) the outstanding principal amount, or, if greater, the committed amount, of the Indebtedness (and other obligations thereunder) secured by Liens described under clause (f), (g) or (j) above, this clause (k) or clause (v) below, as the case may be, at the time the original Lien became a Permitted Lien under this Indenture, and

(2) an amount necessary to pay any fees and expenses, including premiums and defeasance costs, incurred by the Company or such Subsidiary in connection with such Refinancing;

(l) judgment Liens not giving rise to an Event of Default;

(m) bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash on deposit in one or more accounts maintained by the Company or any Subsidiary, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, including to secure amounts owing to such bank with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements; provided that, unless such Liens are non-consensual and arise by operation of applicable law, in no case shall any such Liens secure (either directly or indirectly) the repayment of any Indebtedness for borrowed money in excess of $1,000,000; and

(n) Liens (other than Liens securing Indebtedness for borrowed money) evidenced by the filing of precautionary UCC (or equivalent statute) financing statements or similar public filings;

(o) Liens on insurance policies, premiums and proceeds thereof, or other deposits, to secure insurance premium financings and other liabilities to insurance carriers arising in the ordinary course of business;

(p) Liens on cash or Cash Equivalents used to defease, discharge or redeem Indebtedness; provided such Indebtedness and such satisfaction or discharge is permitted hereunder;

(q) Liens and deposits securing Indebtedness permitted pursuant to clause (vii) or (xv) of the definition of Permitted Indebtedness;

(r) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(s) leases, subleases, licenses and sublicenses of the Company or any Subsidiary entered into in the ordinary course of business (and interest or title of a lessor or licensor thereunder) and not, individually or in the aggregate, interfering in any material respect with the ordinary conduct of business of the Company and its Subsidiaries; provided that such leases, subleases, licenses or sublicenses do not secure Indebtedness;

(t) licenses and sublicenses by the Company or any Subsidiary in connection with any Permitted Commercialization Arrangement;

(u) Liens in the nature of the right of setoff in favor of counterparties to contractual agreements with the Company or any Subsidiary in the ordinary course of business;

(v) Liens consisting of any option or other agreement to purchase any asset of the Company or any Subsidiary, the purchase, sale or other disposition of which is not prohibited by any other provision of this Indenture;

(w) Liens to secure Capital Leases and Purchase Money Debt not prohibited by this Indenture; provided that such Liens do not extend to or cover any assets other than such assets acquired or constructed with the proceeds of such Indebtedness and any proceeds and products thereof (it being understood, however, that individual financings of equipment provided by one lender may be cross collateralized to other financings of equipment provided by such lender);

(x) Liens on the Property of a Foreign Subsidiary to secure Permitted Indebtedness of such Subsidiary; and

(y) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligation in respect of banker’s acceptances issued or created in the ordinary course of business for the account of such Person to facilitate the purchase, shipment, or storage of such inventory or other goods.

“Permitted Refinancing Debt” means any Indebtedness or Disqualified Stock that Refinances any other Indebtedness or Disqualified Stock not prohibited under this Indenture, including any successive Refinancings, so long as:

(a) such Indebtedness is in an aggregate principal amount (or if incurred with original issue discount, an aggregate issue price) not in excess of the sum of:

(1) the aggregate principal amount (or if incurred with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being Refinanced, and

(2) an amount necessary to pay any fees and expenses, including premiums and defeasance costs, related to such Refinancing,

(b) the Weighted Average Life to Maturity of such Indebtedness is no shorter than the Weighted Average Life to Maturity of the Indebtedness being Refinanced,

(c) the final maturity of such Indebtedness is no earlier than the final maturity of the Indebtedness being Refinanced,

(d) if the Indebtedness being refinanced, refunded, renewed or extended is (i) subordinated in right of payment to the Obligations, such Permitted Refinancing Debt is subordinated in right of payment to the Obligations on terms at least as favorable to the Holders as those contained in the documentation governing the Indebtedness being refinanced, refunded, renewed or extended, (ii) pari passu in right of security to the Obligations, such Permitted Refinancing Debt is (x) pari passu in right of security to the Obligations on terms at least as favorable to the Holders as those contained in the documentation governing the Indebtedness being refinanced, refunded, renewed or extended, (y) subordinated in right of security to the Obligations or (z) unsecured, (iii) subordinated in right of security to the Obligations, such Permitted Refinancing Debt is (x) subordinated in right of security to the Obligations on terms at least as favorable to the Holders as those contained in the documentation governing the Indebtedness being refinanced, refunded, renewed or extended or (y) unsecured and (iv) unsecured, such Permitted Refinancing Debt is unsecured, and provided, however, that Permitted Refinancing Debt shall not include the Indebtedness of any Subsidiary that is not a Guarantor, if such Indebtedness is used to Refinance Indebtedness of the Company or a Subsidiary.

“Person” means an individual, a corporation, a limited liability company, an association, a partnership, a joint venture, a joint stock company, a trust, an unincorporated organization or a government or an agency or a political subdivision thereof.

“Physical Notes” means permanent, certificated, non-Global Notes in registered form issued in denominations of $1,000 principal amount and integral multiples thereof.

“Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 2.06 in lieu of or in exchange for a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note that it replaces.

“Product” shall mean the formulation of naltrexone HCl / bupropion HCl prolonged release, which is sold under the name Contrave® within the United States and Mysimba® in the European Union.

“Property” means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including intellectual property rights and Capital Stock in, and other securities of, any other Person. For purposes of any calculation required pursuant to this Indenture, the value of any Property shall be its Fair Market Value.

“Purchase Agreement” means that certain Purchase Agreement, dated as of March 15, 2016, among the Company, Baupost and the other purchasers signatory thereto.

“Purchase Money Debt” means Indebtedness:

(a) incurred to finance the purchase or construction (including additions and improvements thereto) of any assets (other than Capital Stock) of such Person or any Subsidiary; or

(b) that is secured by a Lien on such assets where the lender’s sole security is to the assets so purchased or constructed; provided, however, that individual financings of assets provided by one lender may be cross collateralized to other financings of assets provided by such lender;

and in either case that does not exceed 100% of the cost of such assets (including the installation, delivery and construction costs and additions and improvements thereto).

“Purchaser” means each Person signatory to the Purchase Agreement as a “Purchaser” (including Baupost and the Other Investors).

“Qualifying Holders” means each Holder that meets each of the following conditions:

(i) such Holder holds its Notes as Physical Notes at all times prior to the earlier of the Stockholder Approval Deadline and Stockholder Approval; and

(ii) with respect to the most recent annual or special meeting of the Stockholders of the Company at which the Company sought the Stockholder Approval prior to the Stockholder Approval Deadline, such Holder and each of its Affiliated Entities voted all of the shares of Common Stock held by them as of the record date and through the date of such meeting in favor of the Stockholder Approval.

“Real Property” means, collectively, all right, title and interest (including any leasehold estate) in and to any and all parcels of or interests in real property owned or leased by any Person, whether by lease, license or other means, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures and equipment, all general intangibles and contract rights and other Property and rights incidental to the ownership, lease or operation thereof.

“Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock (or other applicable security) have the right to receive any cash, securities or other property or in which the Common Stock (or such other security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of the Common Stock (or such other security) entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors, by statute, by contract or otherwise).

“Redemption Price” means, when used with respect to any note to be redeemed, the price at which it is to be redeemed pursuant to this Indenture.

“Reference Property” shall have the meaning specified in Section 14.05(a).

“Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, refund or Repay (in whole or in part), or to issue other Indebtedness, in exchange or replacement for (in whole or in part), such Indebtedness. “Refinanced” and “Refinancing” shall have correlative meanings.

“Regular Record Date,” with respect to any Interest Payment Date, means the June 15 or December 15 (whether or not such day is a Business Day) immediately preceding the applicable January 1 or July 1 Interest Payment Date, respectively.

“Relevant Distribution” shall have the meaning specified in Section 14.03(c).

“Relevant Market” means, as of any day, The Nasdaq Global Select Market or, if the Common Stock is not listed on The Nasdaq Global Select Market on such day, the principal other U.S. national or regional securities exchange on which the Common Stock is then listed for trading.

“Relevant Taxing Jurisdiction” shall have the meaning specified in Section 4.10.

“Repay” means, in respect of any Indebtedness, to repay, prepay, repurchase, redeem, defease, discharge or otherwise retire such Indebtedness. “Repayment” and “Repaid” shall have correlative meanings.

“Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Required Restricted Cash Balance”means $165,000,000 until December [●], 2016 [nine months after the issue date of the Notes], thereafter $100,000,000 until March [●], 2017 [first anniversary of the issue date of the Notes], and thereafter $50,000,000 until June [●], 2017 [fifteen months after the issue date of the Notes]; provided, however that (x) upon the occurrence of any Fundamental Change, the “Required Restricted Cash Balance” shall be reduced by the principal amount of Notes repurchased in connection with the related Fundamental Change and (y) upon the settlement of any Conversion Obligation only in cash prior to Stockholder Approval, the “Required Restricted Cash Balance” shall be reduced by the principal amount of Notes converted in connection therewith.

“Restricted Cash Account Control Agreement” means an agreement in form and substance satisfactory to the Controlling Party, in respect of the Restricted Cash Account, establishing the Collateral Agent’s control (as defined in the New York UCC) thereof, as amended, restated, supplemented or otherwise modified from time to time.

“Restricted Cash Account” means a Deposit Account and/or Securities Account maintained pursuant to Section 4.24 at a depositary institution acceptable to the Controlling Party and the Collateral Agent.

“Restricted Payments” shall have the meaning specified in Section 4.14(a).

“Restricted Securities” shall have the meaning specified in Section 2.05(b).

“Rule 144” means Rule 144 as promulgated under the Securities Act.

“Rule 144A” means Rule 144A as promulgated under the Securities Act.

“S&P” means Standard & Poor’s Ratings Services or any successor by merger or consolidation to its business.

“Scheduled Trading Day” means any day that is scheduled to be a Trading Day on the Relevant Market. If the Common Stock is not listed on a Relevant Market, “Scheduled Trading Day” means a Business Day.

“Section 13 Percentage” means, with respect to any Holder (as defined above, except with respect to a Global Note, “Holder” for this purpose means any holder of a beneficial interest therein), as of any day, the fraction, expressed as a percentage, (a) the numerator of which is the number of shares of Common Stock that such Holder and each Person subject to aggregation of shares with such Holder under Section 13 of the Exchange Act and rules promulgated thereunder directly or indirectly beneficially own (as defined under Section 13(d) of the Exchange Act and rules promulgated thereunder) and (b) the denominator of which is the number of shares of Common Stock outstanding.

“Secured Parties” means, collectively, the Trustee, the Collateral Agent, the Holders, the Purchasers and each other holder of Obligations.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Security Agreement” means that certain Security Agreement, dated as of the date hereof, among the Note Parties and the Collateral Agent for the benefit of the Secured Parties, as amended, restated, amended and restated, supplemented or otherwise modified from time to time by one or more Security Joinder Agreements or otherwise.

“Security Agreement Collateral” means all Property pledged or granted as collateral pursuant to the Security Agreement delivered on the date of this Indenture or thereafter pursuant to any Notes Document.

“Security Joinder Agreement” means a joinder agreement substantially in the form of Exhibit 1 to the Security Agreement.

“Series Z Preferred Stock” means the Series Z, non-convertible, non-voting preferred stock of the Company, par value $0.001.

“Settlement Amount” shall have the meaning specified in Section 14.02(c).

“Share Exchange Event” shall have the meaning specified in Section 14.05(a).

“Stockholder Approval” means the requisite approval from the Company’s stockholders to (a) amend the Company’s Amended and Restated Certificate of Incorporation, as amended, to increase the total number of authorized but unissued shares of Common Stock to an amount sufficient to permit the conversion of all outstanding Notes and Warrants into shares of Common Stock at the then applicable Conversion Rate or exercise price; (b) approve the sale and issuance of the maximum number of shares of Common Stock upon conversion of the Notes and exercise of the Warrants, based on the then applicable Conversion Price or exercise price, as applicable (without taking account the twenty percent (20%) increase in the Conversion Rate pursuant to Section 14.03(f)), as required by Nasdaq Rule 5365; and (c) approve the sale and issuance of the shares of Common Stock upon conversion of Notes and exercise of the Warrants to Baupost that may result in a change of control (as interpreted by The Nasdaq Stock Market LLC) of the Company as required by Nasdaq Rule 5365(b). For the avoidance of doubt, Stockholder Approval will not be deemed to be obtained unless and until the requisite approval from the Company’s stockholders have been obtained for each of the foregoing.

“Stockholder Approval Deadline” means September [●], 2016.

“Significant Subsidiary” means a Subsidiary of the Company that meets the definition of “significant subsidiary” in Article 1, Rule 1-02 of Regulation S-X under the Exchange Act.

“Spin-Off” shall have the meaning specified in Section 14.03(c).

“Subsidiary” means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person; (ii) such Person and one or more Subsidiaries of such Person; or (iii) one or more Subsidiaries of such Person.

“Successor Company” shall have the meaning specified in Section 11.01(a).

“Survey” means either (1) an American Land Title Association/American Congress on Surveying and Mapping form survey, for which all necessary fees (where applicable) have been paid or reasonably satisfactory arrangements have been made for payment (and being reasonably acceptable to the Controlling Party), certified to the Collateral Agent and the issuer of the Title Policies (in a manner that is reasonably acceptable to the Controlling Party) by a land surveyor duly registered and licensed in the States in which the Property described in such surveys is located, or (2) such documentation as is sufficient for the Title Company to remove the standard survey exception from the Title Policy for such Property and provide reasonably required survey coverage and survey related endorsements.

“Taxes” shall have the meaning specified in Section 4.10.

“Termination of Trading” means the Common Stock (or ADRs or other common stock underlying the Notes) ceases to be listed or quoted on a Permitted Exchange, or the announcement by any Permitted Exchange on which the Common Stock (or such other ADRs, common stock or Reference Property) is trading that the Common Stock (or such other ADRs, common stock or Reference Property) will no longer be listed or admitted for trading and will not be immediately relisted or readmitted for trading on any Permitted Exchange.

“Title Company” means any title insurance company as shall be retained by the Company that is reasonably acceptable to the Controlling Party.

“Title Policy” means, with respect to each Mortgage, a policy of title insurance (or marked-up title insurance commitment having the effect of a policy of title insurance) insuring the Lien of such Mortgage as a valid first priority mortgage Lien (subject to Permitted Liens) on the Mortgaged Property described therein in an amount equal to not less than the Fair Market Value of such Mortgaged Property, which policy (or such marked-up commitment) shall be issued by a Title Company, and contain customary endorsements and no exceptions to title other than Permitted Liens and exceptions reasonably acceptable to the Controlling Party.

“Trading Day” means a day on which (i) the Relevant Market is open for trading with a scheduled closing time of 4:00 p.m. (New York City time) or the then-standard closing time for regular trading on the Relevant Market and (ii) a Closing Sale Price for the Common Stock is available on the Relevant Market; provided that if the Common Stock is not listed on a Relevant Market, “Trading Day” means a Business Day.

“transfer” shall have the meaning specified in Section 2.05(b).

“Trigger Event” shall have the meaning specified in Section 14.03(c).

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, as it was in force at the date of execution of this Indenture; provided, however, that in the event the Trust Indenture Act of 1939 is amended after the date hereof, the term “Trust Indenture Act” shall mean, to the extent required by such amendment, the Trust Indenture Act of 1939, as so amended.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then the Trustee hereunder.

“UBS O’Connor” means each fund, investor, entity or account that is managed, sponsored or advised by UBS O’Connor LLC.

“unit of Reference Property” shall have the meaning specified in Section 14.05(a).

“U.S. Entity” means any corporation or limited liability company that is treated, or, if disregarded for U.S. federal income tax purposes, is organized and existing under the laws of the United States, the Islands of Bermuda, the Netherlands, Belgium, Switzerland, Denmark, Sweden, the Cayman Islands, Luxembourg, the Republic of Ireland, Canada or the United Kingdom and whose regarded corporate owner is treated, as a “United States person” under Section 7701(a)(30) of the Code.

“Valuation Period” shall have the meaning specified in Section 14.03(c).

“Warrants” means the warrants of the Company issued in connection with the Purchase Agreement.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2) the then outstanding principal amount of such Indebtedness.

“Wholly Owned Subsidiary” means, with respect to any Person, any Subsidiary of such Person, except that, solely for purposes of this definition, the reference to “50%” in the definition of “Subsidiary” shall be deemed replaced by a reference to “100%” (other than directors’ qualifying shares and shares issued to foreign nationals as required under applicable law).

Section 1.02. References to Interest. Unless the context otherwise requires, any reference to interest on, or in respect of, any Note in this Indenture shall be deemed to include Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to any of Section 4.06(d) and Section 6.03. Unless the context otherwise requires, any express mention of Additional Interest in any provision hereof shall not be construed as excluding Additional Interest in those provisions hereof where such express mention is not made.

ARTICLE 2

ISSUE, DESCRIPTION, EXECUTION, REGISTRATION AND EXCHANGE OF NOTES

Section 2.01. Designation and Amount. The Notes shall be designated as the “0% Convertible Senior Secured Notes due 2020.” The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is initially limited to $165,000,000, subject to Section 2.10 and except for Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of other Notes to the extent expressly permitted hereunder.

Section 2.02. Form of Notes.

(a) The Notes and the Trustee’s certificate of authentication to be borne by such Notes shall be substantially in the respective forms set forth in Exhibit A, the terms and provisions of which shall constitute, and are hereby expressly incorporated in and made a part of this Indenture. To the extent applicable, the Company, the Trustee and the Collateral Agent, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(b) All of the Notes shall be issued initially in the form of one or more Physical Notes, registered in such names and authorized in such denominations as a Purchaser shall request, duly executed by the Company and authenticated by the Trustee as hereinafter provided. Upon request of any Holder, subject to the Notes meeting the eligibility requirements of the Depositary, any of such Holder’s Notes may be exchanged for one or more Notes in global form (each, a “Global Note”), which shall be assigned one or more CUSIP numbers and be deposited on behalf of such Holder with the Trustee, at its Corporate Trust Office, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The transfer and exchange of beneficial interests in a Global Note that does not involve the issuance of a Physical Note shall be effected through the Depositary (but not the Trustee or the Custodian) in accordance with the Indenture (including the restrictions on transfer set forth herein) and the procedures for the Depositary therefor. Each Physical Note or Global Note, as applicable, shall represent such principal amount of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be increased or reduced to reflect repurchases, cancellations, conversions, transfers or exchanges permitted thereby. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in such manner and upon instructions given by the Holder of such Notes in accordance with this Indenture. Payment of principal (including the Fundamental Change Repurchase Price, if applicable) of, and accrued and unpaid interest, if any, on, a Global Note shall be made to the Holder of such Note on the date of payment, unless a record date or other means of determining Holders eligible to receive payment is provided for herein.

Any Global Note may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Indenture as may be required by the Custodian or the Depositary, or as may be required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange or automated quotation system upon which the Notes may be listed or traded or designated for issuance or to conform with any usage with respect thereto, or to indicate any such special limitations or restrictions to which any particular Notes are subject.

Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends or endorsements as the Officer executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, or to conform to usage or to indicate any special limitations or restrictions to which any particular Notes are subject.

(c) The Company shall execute and the Trustee shall, in accordance with this Section 2.02(c) authenticate and deliver initially one or more Physical Notes that (1) shall be registered in such names and authorized in such denominations as each Purchaser shall request, and (2) shall be delivered by the Trustee to each Purchaser or pursuant to such Purchaser’s instructions.

(d) If requested by any Purchaser, the Company shall execute and the Trustee shall, in accordance with this Section 2.02(d), authenticate and deliver one or more Global Notes in exchange for the Physical Notes that (1) shall be registered in the name of the Depositary, (2) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary’s instructions, (3) shall be assigned a restricted or unrestricted CUSIP numbers, as applicable, and (4) shall bear a legend substantially to the following effect:

“UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. THIS SECURITY IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES

DESCRIBED IN THE INDENTURE AND UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OF ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

The following legend shall also be included substantially in the following form:

THE FOLLOWING INFORMATION IS SUPPLIED SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES. THIS NOTE WAS ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”) WITHIN THE MEANING OF SECTION 1273 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), AND THIS LEGEND IS REQUIRED BY SECTION 1275(c) OF THE CODE.

Holders may obtain information regarding the amount of any OID, the issue price, the issue date and the yield to maturity relating to the Notes by contacting: Orexigen Therapeutics, Inc., 3344 N. Torrey Pines Ct., Suite 200, La Jolla, California, 92037, Attention: General Counsel, Fax: (858) 875-8650.

Section 2.03. Date and Denomination of Notes; Payments of Interest and Defaulted Amounts. (a) The Notes shall be issuable only in registered form without coupons and only in denominations of $1,000 principal amount and integral multiples thereof. Each Note shall be dated the date of its authentication. The Notes shall not bear interest, unless the Stockholder Approval is not obtained prior to the Stockholder Approval Deadline, in which case the Notes held by a Qualifying Holder shall bear interest from the Stockholder Approval Deadline at the rate of 8% per annum, or from the most recent date to which interest had been paid or provided for to, but excluding, the next scheduled Interest Payment Date, if applicable, until July 1, 2020 or until the principal and any unpaid and accrued interest are paid or duly provided for or until Stockholder Approval is obtained. Accrued interest on the Notes, if any, shall be computed on the basis of a 360-day year composed of twelve 30-day months and, for partial months, on the basis of the number of days actually elapsed in a 30-day month. The Company will give prompt written notice to the Trustee of the Stockholder Approval and will issue a press release announcing the same.

(b) The Person in whose name any Note (or its Predecessor Note) is registered on the Note Register at the close of business on any Regular Record Date with respect to any Interest Payment Date shall be entitled to receive the interest payable on such Interest Payment Date, if any. In the case of Physical Notes, payments in respect of principal and interest, if any, shall be made in U.S. dollars (i) to Holders having an aggregate principal amount of $1,000,000 or less at the office or agency maintained by the Company for such purposes, which shall initially be the Corporate Trust Office or, at the Company’s option, by check mailed to the Holder’s address as it appears in the Note Register or (ii) upon any application to the Paying Agent not later than the relevant Regular Record Date by a Holder of more than $1,000,000 in principal amount of Notes, by wire transfer in immediately available funds to that Holder’s account within the United States, which application shall remain in effect until such Holder notifies, in writing, the Paying Agent to the contrary. Payments in respect of the principal and interest, if any, on any Global Note shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee. Notwithstanding anything to the contrary herein, the Company may pay interest at its option to any Holder by wire transfer of immediately available funds to that Holder’s account, as specified by such Holder, within the United States of America.

(c) Any Defaulted Amounts shall forthwith cease to be payable to the Holder on the relevant payment date but shall accrue interest per annum at the rate borne by the Notes plus one percent (or if the Notes bear no interest, at the rate of one percent), in either case, subject to the enforceability thereof under applicable law, from, and including, such relevant payment date, and such Defaulted Amounts together with such interest thereon shall be paid by the Company, at its election in each case, as provided in clause (i) or (ii) below:

(i) The Company may elect to make payment of any Defaulted Amounts to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a special record date for the payment of such Defaulted Amounts, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of the Defaulted Amounts proposed to be paid on each Note and the date of the proposed payment (which shall be not less than 25 days after the receipt by the Trustee of such notice, unless the Trustee shall consent to an earlier date), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount to be paid in respect of such Defaulted Amounts or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Amounts as in this clause provided. Thereupon the Company shall fix a special record date for the payment of such Defaulted Amounts which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment, and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Company shall promptly notify the Trustee of such special record date and the Trustee, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Amounts and the special record date therefor to be given to each Holder in accordance with Section 19.03, not less than 10 days prior to such special record date. Notice of the proposed payment of such Defaulted Amounts and the special record date therefor having been so given, such Defaulted Amounts shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on such special record date and shall no longer be payable pursuant to the following clause (ii) of this Section 2.03(c).

(ii) The Company may make payment of any Defaulted Amounts in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, and upon such notice as may be required by such exchange or automated quotation system, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

(iii) The Trustee shall not at any time be under any duty or responsibility to any Holder to determine the Defaulted Amounts, or with respect to the nature, extent or calculation of the Defaulted Amounted Owed, or with respect to the method employed in such calculation of the Defaulted Amounts.

Section 2.04. Execution, Authentication and Delivery of Notes. The Notes shall be signed in the name and on behalf of the Company by the manual, facsimile, .PDF attachment or other electronically transmitted signature of one of its Officers.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Notes, and the Trustee in accordance with such Company Order shall authenticate and deliver such Notes as provided in this Indenture, without any further action by the Company hereunder.

Only such Notes as shall bear thereon a certificate of authentication substantially in the form set forth on the form of Note attached as Exhibit A hereto, executed manually or by facsimile, .PDF attachment or other electronically transmitted signature by an authorized signatory of the Trustee (or an authenticating agent appointed by the Trustee as provided by Section 19.09), shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee (or such an authenticating agent) upon any Note executed by the Company shall be conclusive evidence that the Note so authenticated has been duly authenticated and delivered hereunder and that the Holder is entitled to the benefits of this Indenture.

In case any Officer of the Company who shall have signed any of the Notes shall cease to be such Officer before the Notes so signed shall have been authenticated and delivered by the Trustee, or disposed of by the Company, such Notes nevertheless may be authenticated and delivered or disposed of as though the Person who signed such Notes had not ceased to be such Officer of the Company; and any Note may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Note, shall be the Officers of the Company, although at the date of the execution of this Indenture any such Person was not such an Officer.

Section 2.05. Exchange and Registration of Transfer of Notes; Restrictions on Transfer; Depositary. (a) The Company shall cause to be kept at the Corporate Trust Office a register (the register maintained in such office or in any other office or agency of the Company designated pursuant to Section 4.02, the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes. Such register shall be in written form or in any form capable of being converted into written form within a reasonable period of time. The Trustee is hereby initially appointed the “Note Registrar” for the purpose of registering Notes and transfers of Notes as herein provided. The Company may appoint one or more co-Note Registrars in accordance with Section 4.02.

Upon surrender for registration of transfer of any Note to the Note Registrar or any co-Note Registrar, and satisfaction of the requirements for such transfer set forth in this Section 2.05, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture.

Notes may be exchanged for other Notes of any authorized denominations and of a like aggregate principal amount, upon surrender of the Notes to be exchanged at any such office or agency maintained by the Company pursuant to Section 4.02. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes that the Holder making the exchange is entitled to receive, bearing registration numbers not contemporaneously outstanding.

All Notes presented or surrendered for registration of transfer or for exchange, repurchase or conversion shall (if so required by the Company, the Trustee, the Note Registrar or any co-Note Registrar) be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and duly executed, by the Holder thereof or its attorney-in-fact duly authorized in writing.

No service charge shall be imposed by the Company, the Trustee, the Note Registrar, any co-Note Registrar or the Paying Agent for any exchange or registration of transfer of Notes, but the Company, the Trustee, the Note Registrar, any co-Note Registrar or the Paying Agent may require a Holder to pay a sum sufficient to cover any documentary, stamp or similar issue or transfer tax required in connection therewith as a result of the name of the Holder of new Notes issued upon such exchange or registration of transfer being different from the name of the Holder of the old Notes surrendered for exchange or registration of transfer.

None of the Company, the Trustee, the Note Registrar or any co-Note Registrar shall be required to exchange or register a transfer of (i) any Notes surrendered for conversion or, if a portion of any Note is surrendered for conversion, such portion thereof surrendered for conversion or (ii) any Notes, or a portion of any Note, surrendered for repurchase (and not withdrawn) in accordance with Article 15.

All Notes issued upon any registration of transfer or exchange of Notes in accordance with this Indenture shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture as the Notes surrendered upon such registration of transfer or exchange.

(b) Every Note that bears or is required under this Section 2.05(b) to bear the legend set forth in this Section 2.05(b) (together with the Common Stock issued upon conversion of the

Notes that is required to bear the legend set forth in Section 2.05(c), collectively, the “Restricted Securities”) shall be subject to the restrictions on transfer set forth in this Section 2.05(b) (including the legend set forth below), unless such restrictions on transfer shall be eliminated or otherwise waived by written consent of the Company, and the Holder of each such Restricted Security, by such Holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer. As used in this Section 2.05(b) and Section 2.05(c), the term “transfer” encompasses any sale, pledge, transfer or other disposition whatsoever of any Restricted Security.

Any certificate evidencing such Note (and all securities issued in exchange therefor or substitution thereof, other than Common Stock, if any, issued upon conversion thereof, which shall bear the legend set forth in Section 2.05(c), if applicable) shall bear a legend in substantially the following form (unless such Notes have been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or sold pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or unless otherwise agreed by the Company in writing, with notice thereof to the Trustee):

THIS SECURITY AND THE COMMON STOCK, IF ANY, ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1) REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

(2) AGREES FOR THE BENEFIT OF OREXIGEN THERAPEUTICS, INC. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN, EXCEPT:

(A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF; OR

(B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT; OR

(C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT; OR

(D) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER

AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (2)(D) ABOVE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED BY THE COMPANY IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

Any Note (or security issued in exchange or substitution therefor) (i) that has been transferred pursuant to a registration statement that has become effective or been declared effective under the Securities Act and that continues to be effective at the time of such transfer or (ii) that has been sold pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act may, upon surrender of such Note for exchange to the Note Registrar in accordance with the provisions of this Section 2.05, be exchanged for a new Note or Notes, of like tenor and aggregate principal amount, which shall not bear the restrictive legend required by this Section 2.05(b) and shall not be assigned a restricted CUSIP number. The Company shall be entitled to instruct the Custodian in writing to so surrender any Global Note as to which such restrictions on transfer shall have expired in accordance with their terms for exchange, and, upon such instruction, the Custodian shall so surrender such Global Note for exchange; and any new Note so exchanged therefor shall not bear the restrictive legend specified in this Section 2.05(b) and shall not be assigned a restricted CUSIP number. The Company shall promptly notify the Trustee promptly after a registration statement, if any, with respect to the Notes or the Common Stock issued upon conversion of the Notes has been declared effective under the Securities Act.

(c) Any stock certificate representing Common Stock issued upon conversion of a Note shall bear a legend in substantially the following form:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1) REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

(2) AGREES FOR THE BENEFIT OF OREXIGEN THERAPEUTICS, INC. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR

OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:

(A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF; OR

(B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT; OR

(C) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (2)(C) ABOVE, THE COMPANY AND THE TRANSFER AGENT FOR THE COMPANY’S COMMON STOCK RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED BY THE COMPANY IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

(d) The Company shall cause any Note that is repurchased or owned by it to be surrendered to the Trustee for cancellation in accordance with Section 2.08.

(e) None of the Trustee, the Note Registrar, the Paying Agent or the Conversion Agent shall have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on the transfer of any interest in any Notes imposed under this Indenture or under applicable law (including any transfers between or among participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(f) Neither the Trustee nor any agent shall have any responsibility or liability for any actions taken or not taken by the Depositary.

Section 2.06. Mutilated, Destroyed, Lost or Stolen Notes. In case any Note shall become mutilated or be destroyed, lost or stolen, upon request and satisfaction of the conditions of the immediately succeeding sentence, the Company shall execute, and upon its receipt of a Company Order, the Trustee or an authenticating agent appointed by the Trustee shall authenticate and deliver, a new Note, bearing a registration number not contemporaneously outstanding, in exchange and substitution for the mutilated Note, or in lieu of and in substitution for the Note so destroyed, lost or stolen, at the expense of the Holder of such Note. In every case the applicant for a substituted Note shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such indemnity as may be required by them to save each of them harmless from any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company, to the Trustee and, if applicable, to such authenticating agent evidence to their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.

The Trustee or such authenticating agent may authenticate any such substituted Note and deliver the same upon the receipt of such indemnity as the Trustee, the Company and, if applicable, such authenticating agent may require. No service charge shall be imposed by the Company, the Trustee, the Note Registrar, any co-Note Registrar or the Paying Agent upon the issuance of any substitute Note, but the Company, the Trustee, the Note Registrar, any co-Note Registrar or the Paying Agent may require a Holder to pay a sum sufficient to cover any documentary, stamp or similar issue or transfer tax required in connection therewith as a result of the name of the Holder of the new substitute Note being different from the name of the Holder of the old Note that became mutilated or was destroyed, lost or stolen. In case any Note that has matured or is about to mature or has been surrendered for required repurchase or is about to be converted in accordance with Article 14 shall become mutilated or be destroyed, lost or stolen, the Company may, in its sole discretion, instead of issuing a substitute Note, pay or authorize the payment of or convert or authorize the conversion of the same (without surrender thereof except in the case of a mutilated Note), as the case may be, if the applicant for such payment or conversion shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, evidence satisfactory to the Company, the Trustee and, if applicable, any Paying Agent or Conversion Agent evidence of their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.

Every substitute Note issued pursuant to the provisions of this Section 2.06 by virtue of the fact that any Note is destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be found at any time, and shall be entitled to all the benefits of (but shall be subject to all the limitations set forth in) this Indenture equally and proportionately with any and all other Notes duly issued hereunder. To the extent permitted by law, all Notes shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement, payment, conversion or repurchase of mutilated, destroyed, lost or stolen Notes and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement, payment, conversion or repurchase of negotiable instruments or other securities without their surrender.

Section 2.07. Temporary Notes. Pending the preparation of Physical Notes, the Company may execute and the Trustee or an authenticating agent appointed by the Trustee shall, upon receipt of a Company Order, authenticate and deliver temporary Notes (printed or lithographed). Temporary Notes shall be issuable in any authorized denomination, and substantially in the form of the Physical Notes but with such omissions, insertions and variations as may be appropriate for temporary Notes, all as may be determined by the Company. Every such temporary Note shall be executed by the Company and authenticated by the Trustee or such authenticating agent upon the same conditions and in substantially the same manner, and with the same effect, as the Physical Notes. Without unreasonable delay, the Company shall execute and deliver to the Trustee or such authenticating agent Physical Notes (other than any Global Note) and thereupon any or all temporary Notes (other than any Global Note) may be surrendered in exchange therefor, at each office or agency maintained by the Company pursuant to Section 4.02 and the Trustee or such authenticating agent shall authenticate and deliver in exchange for such temporary Notes an equal aggregate principal amount of Physical Notes. Such exchange shall be made by the Company at its own expense and without any charge therefor. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits and subject to the same limitations under this Indenture as Physical Notes authenticated and delivered hereunder.

Section 2.08. Cancellation of Notes Paid, Converted, Etc. The Company, Note Registrar, Paying Agent and Conversion Agent (if other than the Trustee) shall cause all Notes surrendered to them by Holders for the purpose of payment, repurchase, registration of transfer or exchange or conversion to be surrendered to the Trustee. All Notes so delivered to the Trustee for cancellation shall be canceled promptly by it and such Notes may not be reissued or resold. No Notes shall be authenticated in exchange for canceled Notes except as expressly permitted by any of the provisions of this Indenture. The Trustee shall dispose of canceled Notes in accordance with its customary procedures and, after such disposition, shall deliver a certificate of such disposition to the Company, at the Company’s written request in a Company Order.

Section 2.09. CUSIP Numbers. The Company in issuing the Notes may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in all notices issued to Holders as a convenience to such Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or on such notice and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly notify the Trustee in writing of any change in the “CUSIP” numbers.

Section 2.10. Additional Transfer and Exchange Requirements.

(a) Notwithstanding any other provisions of this Indenture (other than the provisions set forth in this Section 2.05(b)), a Global Note may not be transferred as a whole or in part except (i) by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary and (ii) for exchange of a Global Note or a portion thereof for one or more Physical Notes in accordance with the second immediately succeeding paragraph.

(b) The provisions of subsections (i), (ii), (iii) and (iv) below shall apply only to Global Notes:

(i) The Depositary shall be a clearing agency registered under the Exchange Act. The Company has initially appointed The Depository Trust Company to act as Depositary with respect to any Global Note. Initially, any Global Note shall be issued to the Depositary, registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with the Trustee as Custodian for Cede & Co. If (A) the Depositary notifies the Company at any time that the Depositary is unwilling or unable to continue as depositary for the Global Notes and a successor depositary is not appointed within 90 days, (B) the Depositary ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days or (C) an Event of Default with respect to the Notes has occurred and is continuing and a beneficial owner of any Note requests that its beneficial interest therein be issued as a Physical Note, the Company shall execute, and the Trustee, upon receipt of an Officer’s Certificate and a Company Order for the authentication and delivery of Notes, shall authenticate and deliver (x) in the case of clause (C), a Physical Note to such beneficial owner in a principal amount equal to the principal amount of such Note corresponding to such beneficial owner’s beneficial interest and (y) in the case of clause (A) or (B), Physical Notes to each beneficial owner of the related Global Notes (or a portion thereof) in an aggregate principal amount equal to the aggregate principal amount of such Global Notes in exchange for such Global Notes. If all of the beneficial interests are so exchanged, such Global Note will be surrendered to the Trustee and the Trustee will cause such Global Note to be canceled in accordance with the applicable procedures of the Depositary.

(ii) Physical Notes issued in exchange for all or a part of the Global Note pursuant to Section 2.05(b) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, or, in the case of clause (C) of Section 2.10(b)(i) above, the relevant beneficial owner, shall instruct the Trustee. Upon execution and authentication, the Trustee shall deliver such Physical Notes to the Persons in whose names such Physical Notes are so registered.

(iii) At such time as all interests in a Global Note have been converted, canceled, repurchased or transferred, such Global Note shall be, upon receipt thereof, canceled by the Trustee in accordance with standing procedures and existing instructions between the Depositary and the Custodian. At any time prior to such cancellation, if any interest in a Global Note is exchanged for Physical Notes, converted, canceled, repurchased or transferred to a transferee who receives Physical Notes therefor or any Physical Note is exchanged or transferred for part of such Global Note, the principal amount of such Global Note shall, in accordance with the standing procedures and instructions existing between the Depositary and the Custodian, be appropriately reduced or increased, as the case may be, and an endorsement shall be made on such Global Note, by the Trustee or the Custodian, at the direction of the Trustee, to reflect such reduction or increase.

(iv) Members of, or participants in, the Depositary shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary, or the Trustee as its Custodian, or under a Global Note, and the Depositary (or its nominee) may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of a Global Note for all purposes whatsoever, except as otherwise stated herein. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any of their respective agents from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its participants, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

(v) None of the Company, the Trustee or any agent of the Company or the Trustee shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Note or maintaining, supervising or reviewing any records relating to such beneficial ownership interests. None of the Company, the Trustee or any agent of the Company or the Trustee shall have any responsibility or obligation to any beneficial owner of an interest in the Global Notes, an agent member of, or a participant in, the Depositary or other person with respect to the accuracy of the records of the Depositary or its nominees or of any participant or member thereof, with respect to any ownership interest in the Global Notes or with respect to the delivery to any participant, agent member, beneficial owner or other Person (other than the Depositary) of any notice or the payment of any amount or delivery of any Notes (or other Note or property) under or with respect to such Notes. The rights of beneficial owners in any Global Notes shall be exercised only through the Depositary, subject to its applicable rules and procedures. The Trustee and each agent may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its agent members, participants and any beneficial owners.

Section 2.11. Repurchases. The Company may, to the extent permitted by law, and directly or indirectly (regardless of whether such Notes are surrendered to the Company), repurchase Notes in the open market or otherwise, whether by the Company or its Subsidiaries or through a private or public tender offer or exchange offer or through counterparties to private agreements, including by cash-settled swaps or other derivatives, at any price. The Company shall cause any Notes so repurchased (other than Notes repurchased pursuant to cash-settled swaps or other derivatives) to be surrendered to the Trustee for cancellation in accordance with Section 2.08 and such Notes shall no longer be considered outstanding under this Indenture upon their repurchase.

Section 2.12. Treatment of the Notes. The Company agrees, unless otherwise required by a change in law or as required by a taxing authority following an audit or examination, (i) to treat the Notes as indebtedness for tax purposes, (ii) to treat the Notes as having been issued with additional original issue discount in an amount equal to the fair market value of the Warrants and the Series Z Preferred Stock, (iii) not to treat the Notes as a “contingent payment debt obligation” or governed by the rules set out in Treasury Regulations Section 1.1275-4), (iv) not to treat the Notes as integrated with the Warrants or the Series Z

Preferred Stock for tax reporting purposes, and (v) not to file any tax return, report or declaration inconsistent with the foregoing, except as necessary to account for and/or disclose possible uncertainty regarding the characterization of the Notes as indebtedness for tax purposes. The Company agrees that, for purposes of the foregoing, the fair market value of the Warrants and the Series Z Preferred Stock will be the amount to be determined pursuant to Section 1.01 of the Purchase Agreement.

ARTICLE 3

SATISFACTION AND DISCHARGE; COVENANT TERMINATION

Section 3.01. Satisfaction and Discharge. This Indenture, the Notes and the other Note Documents shall cease to be of further effect when (a) all Notes theretofore authenticated and delivered (other than Notes which have been destroyed, lost or stolen and which have been replaced, paid or converted as provided in Section 2.06 ) have been delivered to the Trustee for cancellation; or (b) the Company has irrevocably deposited with the Trustee to be delivered to Holders or delivered to Holders, as applicable, after all outstanding Notes have become due and payable, whether on the Maturity Date, any Fundamental Change Repurchase Date, upon conversion or otherwise, cash and/or shares of Common Stock, as applicable, sufficient to pay all of the outstanding Notes or satisfy all Conversion Obligations (other than Notes which have been destroyed, lost or stolen and which have been replaced, paid or converted as provided in Section 2.06), as the case may be, and pay all other sums due and payable under this Indenture by the Company and at the expense of the Company, the Company shall deliver to, the Trustee and the Collateral Agent, an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with. Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 7.06 shall survive. If the Trustee is unable to apply any cash in accordance with this Section 3.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s and any Guarantor’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Section 3.01; provided that if the Company has made any payment of principal of, premium, if any, or interest (including Additional Interest, if any) on, any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the cash held by the Trustee

Section 3.02. Covenant Termination.

(a) Notwithstanding anything to the contrary herein, at the time that less than twenty-five percent (25%) of the original principal amount of the Notes issued on the date of this Indenture remain outstanding, the Company and each of the Guarantors will, subject to the satisfaction of the conditions set forth in this Section 3.02, be released from each of their obligations under the Collateral Documents and the covenants contained in Sections 4.12 through 4.23 with respect to the outstanding Notes (hereinafter, “Covenant Termination”), and the

Notes will thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed “outstanding” for all other purposes hereunder. For this purpose, Covenant Termination means that, with respect to the outstanding Notes and Note Guarantees, the Company and the Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such Collateral Document or covenant, whether directly or indirectly, by reason of any reference elsewhere herein or therein to any such Collateral Document or covenant or by reason of any reference in any such Collateral Document or covenant to any other provision herein or therein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01, but, except as specified in this Section 3.02, the remainder of this Indenture and such Notes and Note Guarantees will be unaffected thereby.

(b) In order to exercise Covenant Termination under clause (a) above:

(i) the Company shall have delivered an Officer’s Certificate to the Trustee and the Collateral Agent stating that (A) less than twenty-five percent (25%) of the original principal amount of the Notes issued on the date of this Indenture remains outstanding and (B) any payment or repurchase made to achieve Covenant Termination was not made by the Company with the intent of defeating, hindering, delaying, defrauding or preferring any creditors of the Company;

(ii) the Company shall have delivered to the Trustee an Opinion of Counsel in the United States stating that, subject to customary assumptions and exclusions, the holders of the Notes, in their capacity as holders of the Notes, will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Termination and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Termination had not occurred;

(iii) no Default or Event of Default shall have occurred and be continuing; and

(iv) the Company shall have delivered to the Trustee and the Collateral Agent an Officer’s Certificate and an Opinion of Counsel stating that all conditions precedent provided for or relating to Covenant Termination, as the case may be, have been complied with.

Notwithstanding the foregoing provisions of this Section 3.02, if any amount of Notes that was Repaid by the Company in order to achieve Covenant Termination is voided, rescinded or refunded for any reason, then the Company’s and the Guarantors’ obligations under this Indenture, the Notes, the Note Guarantees and the Collateral Documents will be revived and reinstated as though no Covenant Termination had occurred pursuant to this Section 3.02 until such time as a Covenant Termination is achieved.

ARTICLE 4

PARTICULAR COVENANTS OF THE COMPANY

Section 4.01. Payment of Principal and Interest. The Company covenants and agrees that it will cause to be paid the principal (including the Fundamental Change Repurchase Price, if applicable) of, and accrued and unpaid interest on, if any, each of the Notes at the places, at the respective times and in the manner provided herein and in the Notes.

Section 4.02. Maintenance of Office or Agency. The Company will maintain in the Borough of Manhattan, The City of New York, an office or agency where the Notes may be surrendered for registration of transfer or exchange or for presentation for payment or repurchase (“Paying Agent”) or for conversion (“Conversion Agent”) and where notices and demands to or upon the Company in respect of the Notes and this Indenture (other than the type contemplated by Section 19.04) may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office or the office or agency of the Trustee in the Borough of Manhattan, The City of New York.

The Company may also from time to time designate as co-Note Registrars one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes, may from time to time rescind such designations and may approve any change in the office through which any Note Registrar, Paying Agent or Conversion Agent acts; provided that no such designation, rescission or approval shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes. The Company will give prompt written notice to the Trustee of any such designation, rescission or approval and of any change in the location of any such other office or agency. The terms “Paying Agent” and “Conversion Agent” include any such additional or other offices or agencies, as applicable.

The Company hereby initially designates the Trustee as the Paying Agent, Note Registrar, Custodian and Conversion Agent and the corporate office of the Trustee located at 100 Wall Street, 19th Floor, New York, NY 10005 as the office or agency in the Borough of Manhattan, The City of New York, where Notes may be surrendered for registration of transfer or exchange or for presentation for payment or repurchase or for conversion and where notices and demands to or upon the Company in respect of the Notes and this Indenture (other than the type contemplated by Section 19.04) may be served.

Section 4.03. Appointments to Fill Vacancies in Trustee’s Office. The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 7.09, a Trustee, so that there shall at all times be a Trustee hereunder.

Section 4.04. Provisions as to Paying Agent. (a) If the Company shall appoint a Paying Agent other than the Trustee, the Company will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 4.04:

(i) that it will hold all sums held by it as such agent for the payment of the principal (including the Fundamental Change Repurchase Price, if applicable) of, and accrued and unpaid interest, if any, on, the Notes in trust for the benefit of the Holders of the Notes;

(ii) that it will give the Trustee prompt written notice of any failure by the Company to make any payment of the principal (including the Fundamental Change Repurchase Price, if applicable) of, and accrued and unpaid interest, if any, on, the Notes when the same shall be due and payable; and

(iii) that at any time during the continuance of an Event of Default, upon request of the Trustee, it will forthwith pay to the Trustee all sums so held in trust.

The Company shall, on or before each due date of the principal (including the Fundamental Change Repurchase Price, if applicable) of, or accrued and unpaid interest, if any, on, the Notes, deposit with the Paying Agent a sum sufficient to pay such principal (including the Fundamental Change Repurchase Price, if applicable) or accrued and unpaid interest, if any, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee in writing of any failure to take such action; provided that if such deposit is made on the due date, such deposit must be received by the Paying Agent by 11:00 a.m. (New York City time) on such date.

(b) If the Company shall act as its own Paying Agent, it will, on or before each due date of the principal (including the Fundamental Change Repurchase Price, if applicable) of, and accrued and unpaid interest, if any, on, the Notes, set aside, segregate and hold in trust for the benefit of the Holders of the Notes a sum sufficient to pay such principal (including the Fundamental Change Repurchase Price, if applicable) and accrued and unpaid interest, if any, so becoming due and will promptly notify the Trustee in writing of any failure to take such action and of any failure by the Company to make any payment of the principal (including the Fundamental Change Repurchase Price, if applicable) of, or accrued and unpaid interest, if any, on, the Notes when the same shall become due and payable.

(c) Anything in this Section 4.04 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay, cause to be paid or deliver to the Trustee all sums or amounts held in trust by the Company or any Paying Agent hereunder as required by this Section 4.04, such sums or amounts to be held by the Trustee upon the trusts herein contained and upon such payment or delivery by the Company or any Paying Agent to the Trustee, the Company or such Paying Agent shall be released from all further liability but only with respect to such sums or amounts.

(d) Subject to the requirements of any applicable abandoned property laws, any money and shares of Common Stock deposited with the Trustee or any Paying Agent, or then held by the

Company, in trust for the payment of the principal (including the Fundamental Change Repurchase Price, if applicable) of, accrued and unpaid interest, if any, on and the cash or shares of Common Stock, as applicable, due upon conversion of any Note and remaining unclaimed for two years (or as of any common law escheatment date) after such principal (including the Fundamental Change Repurchase Price, if applicable), interest, if any, or cash or shares of Common Stock, as applicable, due upon conversion has become due and payable shall be paid to the Company on request of the Company contained in an Officer’s Certificate, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money and shares of Common Stock, and all liability of the Company as trustee thereof, shall thereupon cease.

Section 4.05. Maintenance of Existence and Maintenance of Properties. Subject to Article 11 and Section 4.15, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its and the Guarantors corporate or other organizational existence and (ii) the rights, licenses, permits, privileges and franchises material to the conduct of its and its Subsidiaries businesses. Subject to Section 4.15, the Company shall, and shall cause each Guarantor to, keep and maintain all Property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted.

Section 4.06. Rule 144A Information Requirement and Annual Reports. (a) If at any time the Company is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall, so long as any of the Notes or any shares of Common Stock issuable upon conversion thereof shall, at such time, constitute “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, furnish to Holders, beneficial owners and prospective purchasers of the Notes or any shares of Common Stock issuable upon conversion of the Notes, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to facilitate the resale of such Notes or such Common Stock pursuant to Rule 144A.

(b) So long as any Notes are outstanding, the Company shall (i) file with the Commission within the time periods prescribed by its rules and regulations (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act) and (ii) furnish to the Trustee and the Holders of the Notes within 15 days after the date on which the Company would be required to file the same with the Commission pursuant to its rules and regulations (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act), all quarterly and annual financial information required to be contained in Forms 10-Q and 10-K and, with respect to the annual consolidated financial statements only, a report thereon by the Company’s independent auditors (excluding any information, documents or reports, or portions thereof, subject to confidential treatment and any correspondence with the Commission). The Company shall not be required to file any report or other information with the Commission if the Commission does not permit such filing, although such reports shall be required to be furnished to the Trustee. Documents filed by the Company with the Commission via the Commission’s EDGAR system shall be deemed to have been furnished to the Trustee and the Holders of the Notes for purposes of this Section 4.06(b) as of the time such documents are filed via the EDGAR system.

(c) Delivery of the reports and information described in subsection (b) above to the Trustee is for informational purposes only, and the Trustee’s receipt of such shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to conclusively rely on an Officer’s Certificate). The Trustee shall have no obligation or duty to determine or monitor whether the Company has delivered reports in accordance with subsection (b) above.

(d) If, at any time during the six-month period beginning on, and including, the date that is six months after the last original issuance date of the Notes, the Company fails to timely file any document or report that it is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act (after giving effect to all applicable grace periods thereunder and other than reports on Form 8-K), as applicable, the Company shall pay Additional Interest on the Notes. Such Additional Interest shall accrue on the Notes at the rate of 0.25% per annum of the principal amount of Notes outstanding for each day during the first 90-day period for which the Company’s failure to file has occurred and is continuing, and 0.50% per annum thereafter. As used in this Section 4.06(d), documents or reports that the Company is required to “file” with the Commission pursuant to Section 13 or 15(d) of the Exchange Act does not include documents or reports that the Company furnishes to the Commission pursuant to Section 13 or 15(d) of the Exchange Act.

(e) Additional Interest will be payable in arrears on each Interest Payment Date following accrual in the same manner as regular interest on the Notes.

(f) The Additional Interest that is payable in accordance with Section 4.06(d) shall be in addition to, and not in lieu of, any Additional Interest that may be payable as a result of the Company’s election pursuant to Section 6.03; provided that in no event shall Additional Interest accrue pursuant to Section 4.06(d) and/or Section 6.03 on any day under the terms of this Indenture at an annual rate in excess of 0.50% per annum for any violation or default caused by or the Company’s failure to be current in respect of the Company’s Exchange Act reporting obligations, regardless of the number of events or circumstances giving rise to the requirement to pay such Additional Interest.

(g) If the Company is required to pay Additional Interest to Holders under any provision of this Indenture, the Company shall provide a direction or order in the form of a written notice to the Trustee (and if the Trustee is not the Paying Agent, to the Paying Agent) of its obligation to pay such Additional Interest no later than three Business Days prior to the date on which any such Additional Interest is scheduled to be paid. Such notice shall set forth the amount of Additional Interest to be paid by the Company on such payment date and direct the Trustee (or, if the Trustee is not the Paying Agent, direct the Paying Agent) to make such payments to the extent it receives funds from the Company to do so. The Trustee shall not at any time be under any duty or responsibility to any Holder or any other Person to determine whether the Additional Interest is payable, or with respect to the nature, extent or calculation of the amount of the Additional Interest owed, or with respect to the method employed in such calculation of the Additional Interest. If the Company fails to provide such notice to the Trustee or Paying Agent as described in this Section 4.06(g), such failure shall not affect the rights of Holders to receive the Additional Interest.

Section 4.07. Stay, Extension and Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of or interest, if any, on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Indenture; and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 4.08. Annual Compliance Certificate; Statements as to Defaults. The Company shall deliver to the Trustee, not less often than annually, within 120 days after the Company’s fiscal year (beginning with the fiscal year ending December 31, 2016), an Officer’s Certificate as to whether each signer thereof knows of any Event of Default that occurred during the previous year and, if so, shall specify each such Event of Default and the nature and status thereof of which it may have knowledge and what action the Company is taking or proposes to take in respect thereof. The Company shall deliver to the Trustee, as soon as possible, and in any event within 30 days after the occurrence of any Event of Default or Default, an Officer’s Certificate setting forth the details of such Event of Default or Default, its status and the action that the Company is taking or proposing to take in respect thereof; provided that the Company shall not be required to deliver such notice if such default has been cured.

Section 4.09. Further Instruments and Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

Section 4.10. Additional Amounts. (a) If the Company consolidates with, enters into a binding share exchange with, or merges with or into, another Person or sells, assigns, conveys, transfers, leases or otherwise disposes of its properties and assets substantially as an entirety to any successor Person and the successor Person or surviving or transferee Person is not a corporation or limited liability company that is treated, or, if disregarded for U.S. federal income tax purposes, is organized in the United States and whose regarded corporate owner is treated, as a “United States person” under Section 7701(a)(30) of the Code (any such resulting, surviving, or transferee Person, a “Non-U.S. Surviving Entity”), then all payments and deliveries made under or with respect to the Notes or any Note Documents, including, but not limited to, payments of principal, payments of interest and deliveries of Common Stock or other Reference Property and/or payments of cash, in each case, upon conversion, will be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature (“Taxes”) imposed or levied by a taxing authority within any jurisdiction in which the Non-U.S. Surviving Entity is incorporated or organized or, for tax purposes, resident or doing business or from or through which payment is made or deemed made by, or on behalf of, the Non-U.S. Surviving Entity (including, without limitation, the jurisdiction of any paying agent for the Notes) (or any political subdivision or taxing authority thereof or therein) (each, as applicable, a “Relevant Taxing Jurisdiction”), unless such withholding or deduction is required by law or by the official interpretation or administration thereof. In the event that any such withholding or deduction is so required, the Non-U.S. Surviving Entity will pay such additional amounts (the “Additional Amounts”) as may be necessary to ensure that the net amount received by the beneficial owner after such withholding or deduction (and after deducting or withholding any Taxes on the Additional Amounts) will equal the amounts that would have been received by such beneficial owner had no such withholding or deduction been required; provided that no Additional Amounts will be payable:

(i) for or on account of:

(A) any Tax that would not have been imposed but for:

(1) the existence of any present or former connection between the Holder or beneficial owner of such Note and the Relevant Taxing Jurisdiction, other than merely holding such Note or the receipt of payments thereunder or the enforcement thereof, including, without limitation, such Holder or beneficial owner being or having been a national, domiciliary or resident of such Relevant Taxing Jurisdiction or treated as a resident thereof or being or having been physically present or engaged in a trade or business therein or having or having had a permanent establishment therein;

(2) the presentation of such Note (in cases in which presentation is required) more than 30 days after the later of the date on which the payment of the principal of (including the Fundamental Change Repurchase Price, if applicable) or interest, if any, on, such Note or the delivery of Common Stock and other Reference Property and/or payments of cash, in each case, upon conversion of such Note became due and payable pursuant to the terms thereof or was made or duly provided for (except to the extent that the Holder would have been entitled to Additional Amounts had the Notes been presented on the last day of such 30 day period); or

(3) the failure of the Holder or beneficial owner to comply with a reasonable and timely request from the Non-U.S. Surviving Entity to provide certification, information, documents or other evidence concerning such Holder’s or beneficial owner’s nationality, residence, identity or connection with the Relevant Taxing Jurisdiction, or to make any declaration or satisfy any other reporting requirement relating to such matters, if and to the extent that due and timely compliance with such request is required by statute or regulation of the Relevant Taxing

Jurisdiction in order to reduce or eliminate any withholding or deduction as to which Additional Amounts would have otherwise been payable to such Holder or beneficial owner and such Holder or beneficial owner is legally able to comply;

(B) any estate, inheritance, gift, sales, transfer, personal property or similar Tax;

(C) any Tax that is payable otherwise than by withholding or deduction from payments under or with respect to the Notes;

(D) United States backup withholding;

(E) any Tax required by FATCA, any current or future Treasury regulations or rulings promulgated thereunder, any law, regulation or other official guidance enacted in any jurisdiction implementing FATCA, any intergovernmental agreement between the United States and any other jurisdiction to implement FATCA or any law enacted by such other jurisdiction to give effect to such agreement, or any agreement with the U.S. Internal Revenue Service under FATCA; or

(F) any combination of Taxes referred to in the preceding clauses (A), (B), (C), (D) or (E);

(ii) with respect to any payment of the principal of (including the Fundamental Change Repurchase Price, if applicable) and interest, if any, on, such Note or the delivery of Common Stock or other Reference Property and/or payments of cash, in each case, upon conversion of such Note to a Holder, if the Holder is a fiduciary, partnership or person other than the sole beneficial owner of that payment to the extent that such payment would be required to be included in the income under the laws of the Relevant Taxing Jurisdiction, for tax purposes, of a beneficiary or settlor with respect to the fiduciary, a partner or member of that partnership or a beneficial owner, in each case, who would not have been entitled to such Additional Amounts had that beneficiary, settlor, partner, member or beneficial owner been the Holder thereof.

(b) If the Non-U.S. Surviving Entity is required to make any deduction or withholding from any payments with respect to the Notes, the Non-U.S. Surviving Entity will deliver to the Trustee official tax receipts evidencing the remittance to the relevant tax authorities of the amounts so withheld or deducted or other evidence reasonably satisfactory to the Trustee. Whenever there is mentioned in any context the delivery of Common Stock or other Reference Property and/or payments of cash, in each case, upon conversion of any Note or the payment of principal of (including the Fundamental Change Repurchase Price, if applicable) or interest, if any, on, any Note or any other amount payable with respect to such Note, such mention shall be deemed to include payment of Additional Amounts provided for hereunder to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

Section 4.11. Tax Matters.

(a) In order to comply with applicable tax laws (inclusive of rules, regulations and interpretations promulgated by competent authorities) related to the Notes and this Indenture in effect from time to time (“Applicable Tax Law”) that a foreign financial institution, the Company, the Trustee or any Paying Agent is or has agreed to be subject, the Company hereby covenants with the Trustee and each Paying Agent that it will provide each of the Trustee and the Paying Agents with sufficient information that is reasonably requested by the Trustee or Paying Agents, as applicable, so as to enable the Trustee and the Paying Agents to determine whether or not the Trustee or such Paying Agent, as applicable, has tax related obligations under Applicable Tax Law. The Trustee and each Paying Agent shall be entitled to make any withholding or deduction from payments to the extent necessary to comply with Applicable Tax Law.

(b) Subject to the application of Section 4.10, all payments and deliveries made under or with respect to the Notes, including, but not limited to, payments of principal, payments of interest and deliveries of Common Stock or other Reference Property and/or payments of cash, in each case, upon conversion, will be made without withholding or deduction for, or on account of, Tax imposed or levied by a taxing authority, unless such withholding or deduction is required by law or by the official interpretation or administration thereof. Each Holder shall cooperate with the Company in providing any information or documentation reasonably requested by the Company to confirm the identity and/or tax status of such Holder and, if required by applicable law, any affected beneficial owner and to assist the Company in determining the applicable withholding tax rate and the amount of Additional Amounts, if any, payable in respect thereof.

Section 4.12. Limitation on the Incurrence of Additional Indebtedness. The Company shall not, and shall not permit any of its Subsidiaries to, incur any Indebtedness, except for Permitted Indebtedness, issue any Disqualified Stock (other than the Warrants and the Series Z Preferred Stock pursuant to the Purchase Agreement and Disqualified Stock constituting Permitted Refinancing Debt) or, in the case of the Company’s Subsidiaries, issue any preferred stock (other than the issuance of preferred stock to a Note Party or in the case of a Subsidiary that is not a direct Subsidiary of a Note Party, issued to a Wholly Owned Subsidiary).

Section 4.13. Limitations on the Prepayments, Etc. of Indebtedness.

(a) The Company shall not, and shall not permit any of its Subsidiaries to, (i) prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner (it being understood that payments of regularly scheduled interest and regularly scheduled principal shall be permitted) any Indebtedness of the Company or its Subsidiaries that is (a) of a type described in clause (i), (ii), (iii) and (iv) of the definition of Indebtedness and that is (x) unsecured, (y) secured by a Lien that is junior in priority to the Lien securing the Obligations or (z) subordinated to the Notes expressly by its terms or (b) otherwise expressly subordinated to the Obligations (in each case, other than Indebtedness among the Company and its Subsidiaries) (such Indebtedness under clauses (a) and (b), collectively, “Pari/Junior Financing”), except (A) the refinancing thereof with the net cash proceeds of, or in exchange for, any Permitted Refinancing Debt, (B) the conversion or exchange of any Pari/Junior Financing to or for Capital Stock (other than Disqualified Stock) of the

Company and (C) the repayment of revolving loans under any revolving credit facility of any Foreign Subsidiary constituting Permitted Indebtedness or (ii) make any payment in violation of any subordination terms of any Pari/Junior Financing Documentation.

(b) The Company shall not, and shall not permit any of its Subsidiaries to, amend, modify or change, in any manner that is materially adverse to the interests of the Holders, the payment obligations of the Company or its Subsidiaries under any Pari/Junior Financing, including, without limitation, by shortening the scheduled maturity date or the Weighted Average Life to Maturity thereof.

Section 4.14. Restricted Payments.

(a) The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:

(i) declare or pay any dividend or make any other payment or any distribution on account of the Company’s or any of its Subsidiaries’ Capital Stock, including any dividend or distribution payable in connection with any merger or consolidation (other than (A) dividends or distributions by the Company payable solely in Capital Stock (other than Disqualified Stock) of the Company or in options, warrants or other rights to purchase such Capital Stock (other than Disqualified Stock); (B) dividends or distributions by a Subsidiary of the Company so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Subsidiary of the Company other than a Wholly Owned Subsidiary, the Company or any of its Subsidiaries receives at least its pro rata share of such dividend or distribution in accordance with its Capital Stock in such class or series of securities; or (C) payments of merger consideration in connection with any acquisition by the Company or any Subsidiary of any Person that is not prohibited under this Indenture);

(ii) purchase, redeem, defease or otherwise acquire or retire for value any Capital Stock of the Company or any direct or indirect parent of the Company, including in connection with any merger or consolidation;

(all such payments and other actions set forth in clauses (i) through (ii) above being collectively referred to as “Restricted Payments”).

(b) Section 4.14(a) shall not prohibit:

(i) redemptions, repurchases, retirements or other acquisitions of Capital Stock deemed to occur (a) upon exercise of stock options or warrants if such Capital Stock represent a portion of the exercise price of such options or warrants and (b) in connection with the withholding portion of the Capital Stock granted or awarded to any future, present or former employee, officer, director, member of management or consultant (or the estate, heirs, family members, spouse, former spouse, domestic partner or former domestic partner of any of the foregoing) of the Company or any of its Subsidiaries to pay for the taxes payable by such Persons upon such grant or award (or the vesting or exercise thereof);

(ii) so long as no Event of Default has occurred and is continuing or would immediately result therefrom, Restricted Payments to redeem Capital Stock held by a future, present or former director, officer, manager, consultant or employee (or such Person’s estate, spouse, former spouse, successor, executor, administrator, heir, legatee or distributes of any of the foregoing) of the Company or any of its Subsidiaries upon the death, disability, or retirement from, or termination of employment or office with the Company or its Subsidiaries, of such person, in an amount not to exceed $1,000,000 in any calendar year;

(iii) cash payments in lieu of issuing fractional shares in connection with the exercise of warrants, options, or other securities convertible into or exchangeable for Capital Stock; provided, that any such cash payment shall not be for the purpose of evading the limitation of this covenant;

(iv) cash payments upon exercise of the Warrants or settlement of the Series Z Preferred Stock;

(v) payments or distributions to dissenting stockholders pursuant to applicable law in connection with any consolidation, merger or transfer of assets permitted under Section 11.01 or any transaction that constitutes a Change of Control (without regard to the proviso to the definition thereof);

(vi) the purchase, repurchase, redemption or other acquisition or retirement of Capital Stock of the Company by conversion into, or by or in exchange for, other Capital Stock (other than Disqualified Stock) of the Company; and

(vii) the declaration and payment of dividends in respect of any preferred stock issued in compliance with Section 4.12.

Section 4.15. Asset Sales. The Company shall not, and shall not permit any of its Subsidiaries to, consummate an Asset Sale, except for any Asset Sale for Fair Market Value (measured as of the date of the definitive agreement with respect to such Asset Sale) if all of the following conditions are met: (a) at least 75% of the consideration paid to the Company or such Subsidiary in connection with such Asset Sale is in the form of cash or the assumption by the purchaser of liabilities of the Company or any of its Subsidiaries (other than liabilities that are by their terms contractually subordinated to the Notes or the applicable Note Guarantee) as a result of which the Company and its Subsidiaries are no longer obligated with respect to such liabilities, (b) no Event of Default has occurred and is continuing or shall result from such disposition, and (c) the aggregate amount of Asset Sales shall not exceed $1,000,000 in any calendar year. To the extent the requisite Holders under the applicable provisions of Section 9.02 waive the provisions of this Section 4.15, with respect to the sale of any Collateral, or any Collateral is sold as permitted by this Section 4.15, such Collateral (unless sold to a Note Party) shall be sold free and clear of the Liens created by the Collateral Documents without any further action by or consent from the Trustee, Collateral Agent or any Holder, and, so long as the Company shall have previously provided to the Collateral Agent and the Trustee such certifications or documents as the Collateral Agent and/or the Trustee shall reasonably request in order to demonstrate compliance with this Section 4.15, the Collateral Agent shall take all actions reasonably requested by, and at the sole cost and expense of, the Company in order to effect the foregoing.

Section 4.16. Conduct of Business. The Company shall not, and shall not permit any of its Subsidiaries to, engage in any business other than the businesses engaged in by the Company and its Subsidiaries on the date hereof or other businesses that are reasonably similar, related, ancillary or incidental thereto.

Section 4.17. Liens. The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, incur or suffer to exist, any Lien (other than Permitted Liens) upon any of its Property (including Capital Stock of any of its Subsidiaries), whether owned at the date of this Indenture or thereafter acquired, or any interest therein or any income or profits therefrom, unless it has made or will make effective provision whereby the Notes or the applicable Guarantee will be secured by such Lien equally and ratably with (or, if such other Indebtedness is subordinated to the Notes, prior to) all other Indebtedness of the Company or any of its Subsidiaries secured by such Lien for so long as such other Indebtedness is secured by such Lien; provided that the Company shall not, and shall not permit any Guarantor to, directly or indirectly, incur or suffer to exist, any Lien to secure Indebtedness upon any Excluded Capital Stock.

Section 4.18. Limitation on Certain Restrictions on Subsidiaries. The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance, restriction or condition on the ability of:

(a) any Subsidiary to pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock owned by, or pay any Indebtedness or other obligation owed to, the Company or any other Subsidiary of the Company,

(b) any Subsidiary to make any loans or advances to the Company or any other Subsidiary of the Company,

(c) any Subsidiary to transfer any of its Property to the Company or any other Subsidiary of the Company, or

(d) the Company or any Guarantor to create, incur, assume or suffer to exist any Lien upon any of its Properties or revenues, whether now owned or hereafter acquired, for the benefit of the Holders under the Notes Documents.

The foregoing limitations will not apply:

(i) with respect to clauses (a), (b), (c) and (d) above, to restrictions:

(A) in effect on the date of this Indenture (including, without limitation, restrictions pursuant to the Notes, this Indenture, and the Existing Indenture);

(B) relating to Indebtedness or Property of any Subsidiary existing at the time it became a Subsidiary of the Company if such restriction was not created in connection with or in anticipation of the transaction or series of transactions pursuant to which such Subsidiary became a Subsidiary of the Company or was acquired by the Company;

(C) relating to Indebtedness permitted pursuant to clause (iii), (iv), (xvii) or (xviii) of the definition of Permitted Indebtedness, provided that such incurrence will not materially impair the Company’s and any Guarantor’s ability to make payments under the Notes and the Note Guarantees when due (as determined in good faith by senior management or the Board of Directors of the Company);

(D) that result from the Refinancing of Indebtedness incurred pursuant to an agreement referred to in clause (i)(A), (B) or (C) above, or in clause (ii)(A) or (B) below, provided such restrictions are not less favorable to the holders of Notes than those under the agreement evidencing the Indebtedness so Refinanced (as determined in good faith by senior management or the Board of Directors of the Company);

(E) pursuant to any agreement in connection with the sale or disposition of Capital Stock or assets of a Subsidiary that imposes such encumbrance or restriction pending the closing of such sale or disposition;

(F) on cash or other deposits or by reason of net worth requirements imposed by customers, suppliers or license counterparties under contracts entered into in the ordinary course of business; or

(G) imposed by applicable law, rule, regulation, order, approval, license, permit or similar restriction; and

(ii) with respect to clauses (c) and (d) above only, to restrictions:

(A) relating to Indebtedness that is permitted to be incurred pursuant to Section 4.12 that limit the right of the debtor to dispose of the Property securing such Indebtedness;

(B) encumbering Property at the time such Property was acquired by the Company or any of its Subsidiaries, so long as such restrictions relate solely to the Property so acquired and were not created in connection with or in anticipation of such acquisition;

(C) resulting from customary provisions restricting subletting or assignment of leases, sublicensing or assignment of licenses, or customary provisions in other agreements that restrict assignment of such agreements or rights thereunder;

(D) relating to Permitted Liens that limit the disposition of the Property subject to such Lien;

(E) resulting from customary non-assignment provisions in leases or licenses governing leasehold or license interests to the extent such provisions restrict the transfer of the lease or license or the property leased or licensed thereunder; or

(F) on disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements, which limitation is applicable only to the assets that are the subject of such agreements.

Section 4.19. Covenant to Guarantee Obligations and Give Security. The Company will, and will cause each of its Subsidiaries to:

(a) With respect to any Person that is or becomes a Subsidiary of a Note Party after the date of this Indenture, the applicable Note Party shall promptly (and in any event within 30 days after such Person becomes a Subsidiary or such longer period as may be agreed to in writing by the Controlling Party) deliver to the Collateral Agent the certificates, if any, representing all of the certificated Capital Stock (other than any Excluded Capital Stock) of such Subsidiary held by such Note Party, together with undated stock powers or other appropriate instruments of transfer executed and delivered in blank by a duly authorized officer of the holder(s) of such Capital Stock.

(b) With respect to any Person (other than any Excluded Subsidiary) that is or becomes a Subsidiary of a Note Party after the date of this Indenture, the applicable Note Party shall promptly (and in any event within 30 days after such Person becomes a Subsidiary or such longer period as may be agreed to in writing by the Controlling Party) cause such Subsidiary to, and the Company may at its option cause any Subsidiary to, (A) execute (x) a supplemental indenture substantially in the form of Exhibit B hereto to become a Guarantor, (y) a Security Joinder Agreement to cause such Subsidiary to become a Pledgor (as defined in the Security Agreement), and (z) appropriate joinder documentation with respect to the other Notes Documents (to the extent required under such other Notes Documents), (B) to the extent requested by the Controlling Party, deliver an Opinion of Counsel stating that such supplemental indenture, Security Joinder Agreement and any such other joinder documentation have been duly executed and authorized and constitute the valid, binding and enforceable obligations of such Subsidiary and with respect to such other customary matters as the Controlling Party shall reasonably request, (C) take all actions reasonably necessary to cause the Lien created by the applicable Collateral Document to be duly perfected to the extent required by such Collateral Document in accordance with all applicable law, including the filing of financing statements (or equivalent registrations), or such actions as are reasonably requested by the Controlling Party (including with respect to the filing of financing statements in such jurisdictions as may be reasonably requested by the Controlling Party).

(c) Promptly grant to the Collateral Agent (and in any event within 60 days of the acquisition thereof or such longer period as may be agreed to in writing by the Controlling Party) a security interest in and Mortgage on each Real Property owned in fee by such Note Party and located in the United States as is acquired by such Note Party after the date of this Indenture (provided that any Person becoming a Note Party after the date of this Indenture, shall be deemed to be an acquisition of any such Real Property owned by such Person on the date of becoming a Note Party for all purposes of this Section 4.19) and that, together with any improvements thereon, individually has a Fair Market Value of at least $2,000,000 (unless the subject Property is already mortgaged to a third party to the extent permitted hereunder). Such Mortgages shall be granted pursuant to documentation reasonably necessary to properly grant and perfect the Collateral Agent’s Liens in such Mortgaged Property (and, prior to the Disposition Date, such Mortgages shall be in form and substance reasonably satisfactory to Baupost) and, upon recording or filing in the applicable land records, shall constitute valid and perfected first priority Liens subject only to Permitted Liens. The Mortgages shall be duly recorded or filed in such manner and in such places as are required by applicable legal requirements to establish, perfect, preserve and protect the Liens in favor of the Collateral Agent required to be granted pursuant to the Mortgages and all taxes, fees and other charges payable in connection with such recording or filing shall be paid in full (it being acknowledged and agreed that if, in connection with the recording of any Mortgage, a mortgage or other similar tax would be owed in respect of the entire amount of the Obligations, the amount secured by the applicable Mortgage shall be limited to 110% of the Fair Market Value of the real property and improvements secured by such Mortgage). Such Note Party shall (i) deliver to the Collateral Agent a “Standard Flood Hazard Determination Form” in a form approved by the Federal Emergency Management Agency and any successor governmental authority performing a similar function indicating whether such property is located in an area designated as a “flood hazard area” in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency); and if any building on such property is located in an area designated to be a “flood hazard area,” evidence of flood insurance on such property obtained by the applicable Note Party in accordance with Section 4.20; and (ii) otherwise take such actions and execute and/or deliver to the Collateral Agent such documents as the Controlling Party shall reasonably require to confirm the validity, enforceability, perfection and priority of the Lien of any existing Mortgage or new Mortgage against such after-acquired Real Property (including a Title Policy, a Survey and local counsel opinion (which shall be in form and substance reasonably satisfactory to the Controlling Party) in respect of such Mortgage) and shall take such actions relating to insurance with respect to such after-acquired Real Property and execute and/or deliver to the Collateral Agent such insurance certificates and other documentation (including with respect to title and flood insurance) (in each case that are in form and substance reasonably satisfactory to the Controlling Party), as the Controlling Party shall reasonably request. Notwithstanding any other provision of this Indenture or any other Notes Document, no action will be required with respect to any fee-owned Real Property located outside the United States.

(d) If (x) any Subsidiary ceases to constitute an Excluded Subsidiary but remains a Subsidiary or (y) any Capital Stock of a Subsidiary ceases to constitute Excluded Capital Stock but remains Capital Stock of a Subsidiary, then such Subsidiary shall be deemed to become a

Subsidiary and such Capital Stock shall be deemed to become Capital Stock of a Subsidiary, as applicable, for all purposes of this Section 4.19 and the Company shall cause the applicable Subsidiary to take all actions required by this Section 4.19 (within the time periods specified herein).

Notwithstanding anything to the contrary herein or in any other Notes Document, it is understood and agreed that:

(i) neither the Company nor any Guarantor shall be required to take any action outside the United States to (x) guarantee the Obligations or (y) grant, maintain or perfect any security interest in the Collateral (including, in each case, the execution of any agreement, document or other instrument governed by the law of any jurisdiction other than the United States, any State thereof or the District of Columbia); provided that the execution of documents by individuals outside of the United States and actions taken in connection therewith shall not, in and of themselves, constitute actions taken outside of the United States for purposes of the foregoing; provided, further, that, at the request of the Controlling Party, that Note Parties shall enter into local law pledge documentation reasonably acceptable to the Controlling Party of the Capital Stock (other than Excluded Capital Stock) of any Foreign Subsidiary; and

(ii) no actions shall be required with respect to Collateral requiring perfection through control agreements or perfection by “control” (as defined in the UCC) or possession, other than in respect of (i) certificated Capital Stock of the Company’s Subsidiaries otherwise required to be pledged pursuant to Section 4.19(a), (ii) Pledged Debt (as defined in the Security Agreement) to the extent required to be delivered to the Collateral Agent pursuant to the terms of the Security Agreement, (iii) control agreements pursuant to Section 2.3 of the Security Agreement and (iv) any other actions explicitly required pursuant to the Security Agreement.

Section 4.20. Maintenance of Insurance.

(a) The Company will, and will cause each Subsidiary to, maintain, with insurance companies that the Company believes (in the good faith judgment of the management of the Company) are financially sound and responsible at the time the relevant coverage is placed or renewed, insurance with respect to its insurable Property in at least such amounts (after giving effect to any self-insurance which the Company believes (in the good faith judgment of management of the Company) is reasonable and prudent in light of the size and nature of its business) and against at least such risks (and with such risk retentions) as the Company believes (in the good faith judgment or the management of the Company) are reasonable and prudent in light of the size and nature of its business, and will furnish to the Trustee and the Holders, upon written request from the Controlling Party, information presented in reasonable detail as to the insurance so carried.

(b) With respect to the Note Parties and the Property constituting Collateral, all such insurance shall (i) name the Collateral Agent as mortgagee or loss payee (in the case of property insurance) or additional insured on behalf of the Secured Parties (in the case of liability insurance), as applicable and (ii) (A) provide for not less than 10 days’ prior written notice to the Collateral Agent of termination, lapse or cancellation for non-payment of premium and (B) to the extent agreed by the applicable insurance company, provide for not less than 30 days prior written notice to the Collateral Agent of any other termination, lapse or cancellation of such insurance.

(c) With respect to any Mortgaged Property, if any, if at any time the area in which any building is located is designated a “flood hazard area” in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), the Note Parties shall obtain flood insurance in such total amount as required by Regulation H of the Board, as from time to time in effect and all official rulings and interpretations thereunder or thereof, and otherwise comply with the National Flood Insurance Program as set forth in the Flood Disaster Protection Act of 1973, as it may be amended from time to time.

Section 4.21. Notes to Rank Senior. The Notes and all other obligations of the Company and the Guarantors under this Indenture are and at all times shall remain first-priority (subject to Permitted Liens) secured obligations of the Company and each Guarantor ranking pari passu as against the assets of the Company and each Guarantor with all other Notes from time to time issued and outstanding hereunder, without any preference among themselves, and senior in right and priority of payment to all other present and future unsecured Indebtedness (actual or contingent) of the Company and each Guarantor (except as otherwise required by applicable law and except as otherwise permitted under this Indenture).

Section 4.22. Impairment of Security Interest. The Company shall not, and shall not permit any of its Subsidiaries to, take or omit to take any action that might or would have the result of impairing the security interest with respect to the Collateral for the benefit of the Secured Parties; provided that the foregoing shall not prohibit the incurrence of Permitted Liens, the dispositions of assets otherwise permitted under this Indenture or any other action or inaction that is otherwise permitted by this Indenture.

Section 4.23. Security Interests; Further Assurances and Post-Closing Covenants.

(a) Subject to the terms, conditions and limitations set forth in this Indenture and any other Notes Documents, the Company will, and will cause each Subsidiary to, promptly, at such Note Party’s expense, execute, acknowledge and deliver, or cause the execution, acknowledgement and delivery of, and thereafter register, file or record, or cause to be registered, filed or recorded, in an appropriate governmental office, any document or instrument supplemental to or confirmatory of the Collateral Documents reasonably necessary (or, upon request of the Controlling Party, that the Controlling Party deems reasonably necessary or advisable) for the continued validity, enforceability, perfection and priority of the Liens on the Collateral covered thereby (provided, however, that the obligations of the Note Parties under this Section 4.23(a) shall not extend to Collateral arising under the laws of any jurisdiction outside of the United States) subject to no other Liens except Permitted Liens.

(b) The Company will, and will cause each Subsidiary to, deliver or cause to be delivered to the Trustee and the Collateral Agent from time to time such other documentation reasonably necessary (or, upon request of the Controlling Party, that the Controlling Party deems reasonably necessary or advisable) to perfect or maintain the validity, enforceability, perfection and priority of the Liens on the Collateral pursuant to the Collateral Documents, subject to the terms, conditions and limitations of this Indenture and any other Notes Document.

(c) If the Controlling Party reasonably determine that they are required by any applicable law to have appraisals prepared in respect of any Mortgaged Property, if any, the Company shall provide appraisals that satisfy the applicable requirements of the Real Estate Appraisal Reform Amendments of FIRREA and are otherwise in form and substance reasonably satisfactory to the Controlling Party.

(d) The Company hereby agrees to deliver, or cause to be delivered, to the Trustee (and in form and substance reasonably satisfactory to the Controlling Party), the items described on Schedule 3 hereof on or before the dates specified with respect to such items, or such later dates as may be agreed to by the Controlling Party.

Section 4.24. Restricted Cash. Upon the issuance of the Notes, the Company shall cause to be deposited $165,000,000 into the Restricted Cash Account, which account shall be subject to the control of the Collateral Agent in accordance with the Security Agreement and the Restricted Cash Account Control Agreement. From and after the issuance of the Notes until June [●], 2017, the Company shall ensure that the amounts on deposit in the Restricted Cash Account shall not be less than the Required Restricted Cash Balance.

ARTICLE 5

LISTS OF HOLDERS AND REPORTS BY THE COMPANY AND THE TRUSTEE

Section 5.01. Lists of Holders. The Company covenants and agrees that it will furnish or cause to be furnished to the Trustee, semi-annually, not more than 14 days after each June 15 and December 15 in each year beginning with December 15, 2016, and at such other times as the Trustee may request in writing, within 30 days after receipt by the Company of any such request (or such lesser time as the Trustee may reasonably request in order to enable it to timely provide any notice to be provided by it hereunder), a list in such form as the Trustee may reasonably require of the names and addresses of the Holders as of a date not more than 15 days (or such other date as the Trustee may reasonably request in order to so provide any such notices) prior to the time such information is furnished, except that no such list need be furnished so long as the Trustee is acting as Note Registrar.

Section 5.02. Preservation and Disclosure of Lists. The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the Holders contained in the most recent list furnished to it as provided in Section 5.01 or maintained by the Trustee in its capacity as Note Registrar, if so acting. The Trustee may destroy any list furnished to it as provided in Section 5.01 upon receipt of a new list so furnished.

ARTICLE 6

DEFAULTS AND REMEDIES

Section 6.01. Events of Default. Each of the following events shall be an “Event of Default” under this Indenture:

(a) failure by the Company to pay the principal of any Note when due;

(b) failure by the Company to deliver Cash or shares of Common Stock, as applicable, due upon conversion of any Note and such failure continues for a period of three Business Days;

(c) failure by the Company to pay any interest on any Note when due and payable, and the default continues for a period of 30 days;

(d) failure by the Company to pay the Fundamental Change Repurchase Price of any Note when due;

(e) failure by the Company to provide timely notice of a Fundamental Change in accordance with Section 15.02(c) and such failure continues for a period of three Business Days;

(f) failure by the Company to perform any other covenant required of the Company in this Indenture (other than a covenant or agreement a default in whose performance or whose breach is specifically described in subsections (a) through (e) above) and such failure continues for 30 days after written notice from the Trustee, or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, has been received by the Company;

(g) the occurrence of (A) any material breach of the representations and warranties of the Company contained in the Purchase Agreement, which do not contain materiality or material adverse effect qualifiers or (B) any breach of the representations and warranties of the Company contained in the Purchase Agreement, which contains materiality or material adverse effect qualifiers;

(h) a default occurs with respect to any Indebtedness of the Company or its Subsidiaries (other than Indebtedness among the Company and its Subsidiaries), resulting in, or permitting, the holder or holders thereof (or any trustee or agent on their behalf ) to accelerate that Indebtedness (giving effect to any applicable grace period), and the total amount of such Indebtedness in default or accelerated at the time exceeds $10 million (or its foreign currency equivalent) in the aggregate for all such Indebtedness or a judgment or decree for the payment of money is entered against the Company in an amount greater than $10 million;

(i) the Company or any Significant Subsidiary (or any group of Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary) shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to the Company, any such Significant Subsidiary or any such group or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company, any such Significant Subsidiary or any such group or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due;

(j) any material provisions of any Notes Document shall at any time and for any reason be declared by a court of competent jurisdiction to be null and void, or a proceeding shall be commenced by or on behalf of any Note Party seeking to establish the invalidity or unenforceability thereof (exclusive of questions of interpretation of any provision thereof), or any Note Party shall in writing repudiate or deny any portion of its liability or obligation for the Obligations (in each case, other than (i) as expressly permitted hereunder or (ii) as a result of the satisfaction and discharge of this Indenture in accordance with Section 3.01 or a Covenant Termination in accordance with Section 3.02);

(k) an involuntary case or other proceeding shall be commenced against the Company or any Significant Subsidiary (or any group of Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary) seeking liquidation, reorganization or other relief with respect to the Company, such Significant Subsidiary or such group or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company, such Significant Subsidiary or such group or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 30 consecutive days; or

(l) any security interest and Lien purported to be created by any Collateral Document on any material portion of the Collateral shall cease to be in full force and effect, or shall cease to give the Collateral Agent, for the benefit of the Secured Parties, the Liens, rights, powers and privileges purported to be created and granted under such Collateral Documents (including a valid and perfected security interest in and Lien on, all of the Collateral thereunder in favor of the Collateral Agent) with respect to a material portion of the Collateral, or shall be asserted by or on behalf of any Note Party not to be, a valid and perfected security interest in or Lien on the Collateral covered thereby (in each case, except (i) the failure of the Collateral Agent to maintain possession of possessory Collateral received by it, which failure is not a direct result of any act, omission, advice or direction of any Note Party, (ii) in connection with a transaction expressly permitted under the Notes Documents, in each case solely to the extent such termination or release is expressly permitted under the Notes Documents or (iii) as a result of the satisfaction and discharge of this Indenture in accordance with Section 3.01 or a Covenant Termination in accordance with Section 3.02).

Section 6.02. Acceleration; Rescission and Annulment. If one or more Events of Default shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), then, and in each and every such case (other than an Event of Default specified in Section 6.01(i) or Section 6.01(k) with respect to the Company or any of its Significant Subsidiaries), unless the principal of all of the Notes shall have already become due and payable, either the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, by notice in writing to the Company (and to the Trustee if given by Holders), may declare 100% of the principal of, and accrued and unpaid interest, if any, on, all the Notes to be due and payable immediately, and upon any such declaration the same shall become and shall automatically be immediately due and payable, anything contained in this Indenture or in the Notes to the contrary notwithstanding. If an Event of Default specified in Section 6.01(i) or Section 6.01(k) with respect to the Company or any of its Significant Subsidiaries occurs and is continuing, 100% of the principal of, and accrued and unpaid interest, if any, on, all Notes shall become and shall automatically be immediately due and payable.

The immediately preceding paragraph, however, is subject to the conditions that if, at any time after the principal of the Notes shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay installments of accrued and unpaid interest, if any, upon all Notes and the principal of any and all Notes that shall have become due otherwise than by acceleration (with interest on overdue installments of accrued and unpaid interest to the extent that payment of such interest is enforceable under applicable law, and on such principal at the rate borne by the Notes plus one percent at such time (or if the Notes bear no interest, at the rate of one percent)) and amounts due to the Trustee pursuant to Section 7.06, and if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) any and all existing Events of Default under this Indenture, other than the nonpayment of the principal of and accrued and unpaid interest, if any, on Notes that shall have become due solely by such acceleration, shall have been cured or waived pursuant to Section 6.09, then and in every such case (except as provided in the immediately succeeding sentence) the Holders of a majority in aggregate principal amount of the Notes then outstanding, by written notice to the Company and to the Trustee, may waive all Defaults or Events of Default with respect to the Notes and rescind and annul such declaration and its consequences and such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent Default or Event of Default, or shall impair any right consequent thereon. Notwithstanding anything to the contrary herein, no such waiver or rescission and annulment shall extend to or shall affect any Default or Event of Default resulting from (i) the nonpayment of the principal (including the Fundamental Change Repurchase Price, if applicable) of, or accrued and unpaid interest, if any, on, any Notes, (ii) a failure to repurchase any Notes when required, (iii) a failure to deliver the cash or shares of Common Stock, as applicable, due upon conversion of the Notes or (iv) a default in respect of a covenant or provision hereof which under Article 10 may not be modified or amended without the consent of each Holder of an outstanding Note affected.

Section 6.03. Additional Interest. Notwithstanding anything in this Indenture or in the Notes to the contrary, to the extent the Company elects, the sole remedy under this Indenture for an Event of Default relating to the Company’s failure to comply with its obligations as set forth in Section 4.06(b) shall, (a) for the 180 days after the occurrence of such an Event of Default, consist exclusively of the right to receive Additional Interest on the Notes at a rate equal to 0.25% per annum of the principal amount of the Notes outstanding for each day during such 180-day period on which such Event of Default is continuing beginning on, and including, the date on which such an Event of Default first occurs and (b) for the period from, and including, the 181st day after the occurrence of such an Event of Default to, but not including, the 365th day after the occurrence of such an Event of Default (or, if applicable, the earlier date on which such Event of Default relating to the Company’s obligations as set forth in Section 4.06(b) is cured or waived), consist exclusively of the right to receive Additional Interest on the Notes at a rate equal to 0.50% per annum of the principal amount of the Notes outstanding for each day during such additional 185-day period on which such Event of Default is continuing. Subject to the immediately succeeding sentence, Additional Interest payable pursuant to this Section 6.03 shall be in addition to, not in lieu of, any Additional Interest payable pursuant to Section 4.06(d). In no event shall Additional Interest accrue on any day under the terms of this Indenture (taking any Additional Interest pursuant to this Section 6.03 together with any Additional Interest payable pursuant to Section 4.06(d)) at an annual rate in excess of 0.50% per annum for any violation or default caused by or the Company’s failure to be current in respect of the Company’s Exchange Act reporting obligations. If the Company so elects, such Additional Interest shall be payable in the same manner and on the same dates as the stated interest payable on the Notes and in accordance with the provisions of Section 4.06(g). If the Event of Default relating to the Company’s failure to comply with its obligations as set forth in Section 4.06(b) is continuing on the 365th day after such Event of Default first occurred, the Notes shall be immediately subject to acceleration as provided in Section 6.02. The provisions of this paragraph will not affect the rights of Holders of Notes in the event of the occurrence of any Event of Default other than the Company’s failure to comply with its obligations as set forth in Section 4.06(b). In the event the Company does not elect to pay Additional Interest following an Event of Default in accordance with this Section 6.03 or the Company elected to make such payment but does not pay the Additional Interest when due, the Notes shall be immediately subject to acceleration as provided in Section 6.02.

In order to elect to pay Additional Interest as the sole remedy during the first 365 days after the occurrence of any Event of Default described in the immediately preceding paragraph, the Company must notify all Holders of the Notes, the Trustee and the Paying Agent in writing of such election on or before the close of business on the date on which such Event of Default would otherwise occur. Upon the failure to timely give such notice, the Notes shall be immediately subject to acceleration as provided in Section 6.02.

Section 6.04. Payments of Notes on Default; Suit Therefor. If an Event of Default described in clause (a) or (d) of Section 6.01 shall have occurred and is continuing, the Company shall, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders of the Notes, the whole amount then due and payable on the Notes for principal and interest, if any, with interest on any overdue principal and interest, if any, at the rate borne by the Notes plus one percent at such time (or if the Notes bear no interest, at the rate of one percent), and, in addition thereto, such further amount as shall be sufficient to cover any amounts due to the Trustee under Section 7.06. If the Company shall fail to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, or the Collateral Agent may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Notes, wherever situated.

In the event there shall be pending proceedings for the bankruptcy or for the reorganization of the Company or any other obligor on the Notes under Title 11 of the United States Code, or any other applicable law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Company or such other obligor, the property of the Company or such other obligor, or in the event of any other judicial proceedings relative to the Company or such other obligor upon the Notes, or to the creditors or property of the Company or such other obligor, the Trustee, irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 6.04, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal and accrued and unpaid interest, if any, in respect of the Notes, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents and to take such other actions as it may deem necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceedings relative to the Company or any other obligor on the Notes, its or their creditors, or its or their property, and to collect and receive any monies or other property payable or deliverable on any such claims, and to distribute the same after the deduction of any amounts due to the Trustee under Section 7.06; and any receiver, assignee or trustee in bankruptcy or reorganization, liquidator, custodian or similar official is hereby authorized by each of the Holders to make such payments to the Trustee, as administrative expenses, and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for reasonable compensation, expenses, advances and disbursements, including agents and counsel fees, and including any other amounts due to the Trustee under Section 7.06, incurred by it up to the date of such distribution. To the extent that such payment of reasonable compensation, expenses, advances and disbursements out of the estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, monies, securities and other property that the Holders of the Notes may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement,

adjustment or composition affecting such Holder or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Trustee without the possession of any of the Notes, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes.

In any proceedings brought by the Trustee (and in any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the Holders of the Notes, and it shall not be necessary to make any Holders of the Notes parties to any such proceedings.

In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of any waiver pursuant to Section 6.09 or any rescission and annulment pursuant to Section 6.02 or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the Holders and the Trustee shall, subject to any determination in such proceeding, be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company, the Holders and the Trustee shall continue as though no such proceeding had been instituted.

Section 6.05. Application of Monies Collected by Trustee. Any monies collected by the Trustee pursuant to this Article 6 with respect to the Notes shall be applied in the following order, at the date or dates fixed by the Trustee for the distribution of such monies, upon presentation of the several Notes, and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:

First, to the payment of all amounts due the Trustee Paying Agent, Registrar, Custodian and Conversion Agent under this Indenture and to the Collateral Agent for amounts due to it under this Indenture and the other Notes Documents;

Second, in case the principal of the outstanding Notes shall not have become due and be unpaid, to the payment of interest on, and any cash due upon conversion of, the Notes in default in the order of the date due of the payments of such interest, if any, and cash due upon conversion, as the case may be, with interest (to the extent that such interest has been collected by the Trustee) upon such overdue payments at the rate borne by the Notes at such time, plus one percent (or if the Notes bear no interest, at the rate of one percent), such payments to be made ratably to the Persons entitled thereto;

Third, in case the principal of the outstanding Notes shall have become due, by declaration or otherwise, and be unpaid to the payment of the whole amount (including, if applicable, the payment of the Fundamental Change Repurchase Price and any cash due upon conversion) then owing and unpaid upon the Notes for principal and interest, if any, with interest on the overdue principal and, to the extent that such interest has been collected by the Trustee, upon overdue installments of interest at the rate borne by the Notes at such time plus one percent, and in case such monies shall be insufficient to pay in full the whole amounts so due and unpaid upon the Notes, then to the payment of such principal (including, if applicable, the Fundamental Change Repurchase Price and the cash due upon conversion) and interest, if any, without preference or priority of principal over interest, or of interest over principal or of any installment of interest over any other installment of interest, or of any Note over any other Note, ratably to the aggregate of such principal (including, if applicable, the Fundamental Change Repurchase Price and any cash due upon conversion) and accrued and unpaid interest, if any; and

Fourth, to the payment of the remainder, if any, to the Company.

Section 6.06. Proceedings by Holders. Except to enforce the right to receive payment of principal (including, if applicable, the Fundamental Change Repurchase Price) or interest, if any, when due, or the right to convert a Note or to receive delivery of the cash or shares of Common Stock, as applicable, due upon conversion, no Holder of any Note shall have any right by virtue of or by availing of any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture, or for the appointment of a receiver, trustee, liquidator, custodian or other similar official, or for any other remedy hereunder, unless:

(a) such Holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof, as herein provided;

(b) Holders of at least 25% in aggregate principal amount of the Notes then outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and such Holders shall have offered to the Trustee such indemnity reasonably satisfactory to it against any loss, liability or expense to be incurred therein or thereby; and

(c) the Trustee shall have failed to institute such proceeding within 60 days after such notice, request and offer and shall not have received from the Holders of a majority in aggregate principal amount of the Notes then outstanding a direction inconsistent with such request within 60 days after such notice, request and offer, it being understood and intended, and being expressly covenanted by the taker and Holder of every Note with every other taker and Holder and the Trustee that no one or more Holders shall have any right in any manner whatever by virtue of or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of any other Holder, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders (except as otherwise provided herein). For the protection and enforcement of this

Section 6.06, each and every Holder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Notwithstanding any other provision of this Indenture and any provision of any Note, the right of any Holder to receive payment or delivery, as the case may be, of (x) the principal (including the Fundamental Change Repurchase Price, if applicable) of, (y) accrued and unpaid interest, if any, on, and (z) the cash or shares of Common Stock, as applicable, due upon conversion of, such Note, on or after the respective due dates expressed or provided for in such Note or in this Indenture, or to institute suit for the enforcement of any such payment or delivery, as the case may be, on or after such respective dates against the Company shall not be impaired or affected without the consent of such Holder. The Trustee does not have an affirmative duty to ascertain whether or not a Holder’s actions or forbearances are unduly prejudicial to any other Holder.

Section 6.07. Proceedings by Trustee. In case of an Event of Default, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as are necessary to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

Section 6.08. Remedies Cumulative and Continuing. Except as provided in the last paragraph of Section 2.06, all powers and remedies given by this Article 6 to the Trustee or to the Holders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the Holders of the Notes, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any Holder of any of the Notes to exercise any right or power accruing upon any Default or Event of Default shall impair any such right or power, or shall be construed to be a waiver of any such Default or Event of Default or any acquiescence therein; and, subject to the provisions of Section 6.06, every power and remedy given by this Article 6 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Holders.

Section 6.09. Direction of Proceedings and Waiver of Defaults by Majority of Holders. The Holders of a majority of the aggregate principal amount of the Notes at the time outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes; provided, however, that (c) such direction shall not be in conflict with any rule of law or with this Indenture, (d) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction and (e) the Trustee will be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity reasonably satisfactory to it against any loss, liability or expense that might be incurred by it in compliance with such request or direction. The Trustee may refuse to follow any direction that it determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability. The Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the Holders of all of the Notes waive any past Default or Event of Default hereunder and its consequences except (1) a default in the payment of accrued and unpaid interest, if any, on, or the principal (including any Fundamental Change Repurchase Price) of, the Notes when due that has not been cured pursuant to the provisions of Section 6.01, (2) a failure by the Company to deliver the cash or shares of Common Stock, as applicable, due upon conversion of the Notes within the time period required by this Indenture or (3) a default in respect of a covenant or provision hereof which under Article 10 cannot be modified or amended without the consent of each Holder of an outstanding Note affected. Upon any such waiver the Company, the Trustee and the Holders of the Notes shall be restored to their former positions and rights hereunder; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. Whenever any Default or Event of Default hereunder shall have been waived as permitted by this Section 6.09, said Default or Event of Default shall for all purposes of the Notes and this Indenture be deemed to have been cured and to be not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

Section 6.10. Notice of Defaults. The Trustee shall, within 90 days after receipt by a Responsible Officer of the Trustee of a written notice of the occurrence and continuance of a Default, give to all Holders in accordance with Section 19.03 notice of all Defaults in respect of which such written notice has been received, unless such Defaults shall have been cured or waived before the giving of such notice; provided that, except in the case of a Default in the payment of the principal of (including the Fundamental Change Repurchase Price, if applicable), or accrued and unpaid interest, if any, on, any of the Notes or a Default in the delivery of the cash or shares of Common Stock, as applicable, due upon conversion, the Trustee shall be protected in withholding such notice if and so long as it in good faith determines that the withholding of such notice is in the interests of the Holders.

Section 6.11. Undertaking to Pay Costs. All parties to this Indenture agree, and each Holder of any Note by its acceptance thereof shall be deemed to have agreed, that any court may, in its discretion, require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section 6.11 (to the extent permitted by law) shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Notes at the time outstanding, or to any suit instituted by any Holder for the enforcement of the payment of the principal of or accrued and unpaid interest, if any, on any Note (including, but not limited to, the Fundamental Change Repurchase Price, if applicable, with respect to the Notes being repurchased as provided in this Indenture) on or after the due date expressed or provided for in such Note or to any suit for the enforcement of the right to convert any Note, or receive the cash or shares of Common Stock, as applicable, due upon conversion, in accordance with the provisions of Article 14.

ARTICLE 7

CONCERNING THE TRUSTEE AND COLLATERAL AGENT

Section 7.01. Duties and Responsibilities of Trustee. The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default that may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In the event an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers conferred on it by this Indenture, and use the same degree of care in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

No provision of this Indenture shall be construed to relieve the Trustee from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct, except that:

(a) prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default that may have occurred:

(i) the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii) in the absence of willful misconduct or gross negligence on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but, in the case of any such certificates or opinions that by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of any mathematical calculations or other facts stated therein);

(b) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or officers of the Trustee, unless it shall be proved that the Trustee was grossly negligent in ascertaining the pertinent facts;

(c) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a majority of the aggregate principal amount of the Notes at the time outstanding relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture;

(d) whether or not therein provided, every provision of this Indenture relating to the conduct or affecting the liability of, or affording protection to, the Trustee shall be subject to the provisions of this Section;

(e) the Trustee shall not be liable in respect of any payment (as to the correctness of amount, entitlement to receive or any other matters relating to payment) or notice effected by the Company or any Paying Agent or any records maintained by any co-Note Registrar with respect to the Notes;

(f) if any party fails to deliver a notice relating to an event the fact of which, pursuant to this Indenture, requires notice to be sent to the Trustee, the Trustee may conclusively rely on its failure to receive such notice as reason to act as if no such event occurred, unless a Responsible Officer of the Trustee has received written notice of such event;

(g) in the absence of written investment direction from the Company, all cash received by the Trustee shall be placed in a non-interest bearing trust account, and in no event shall the Trustee be liable for the selection of investments or for investment losses incurred thereon or for losses incurred as a result of the liquidation of any such investment prior to its maturity date or the failure of the party directing such investments prior to its maturity date or the failure of the party directing such investment to provide timely written investment direction, and the Trustee shall have no obligation to invest or reinvest any amounts held hereunder in the absence of such written agreement with the Company; and

(h) in the event that the Trustee is also acting as Collateral Agent, Custodian, Note Registrar, Paying Agent, Conversion Agent or transfer agent hereunder, the rights, protections, immunities and indemnities afforded to the Trustee pursuant to this Indenture shall also be afforded to the Trustee in its capacity as Collateral Agent, Custodian, Note Registrar, Paying Agent, Conversion Agent or transfer agent.

None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers.

Section 7.02. Trustee Rights; Reliance on Documents, Opinions, Etc. Subject to Section 7.01:

(a) the Trustee may conclusively rely and shall be fully protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, note, coupon or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties;

(b) any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officer’s Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any Board Resolution may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Company;

(c) the Trustee may consult with counsel of its selection and require an Opinion of Counsel and any advice of such counsel or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(d) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the expense of the Company for any reasonable expenses incurred and shall incur no liability of any kind by reason of such inquiry or investigation;

(e) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, custodians, nominees or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent, custodian, nominee or attorney appointed by it with due care hereunder;

(f) the permissive rights of the Trustee enumerated herein shall not be construed as duties;

(g) the Trustee shall be under no obligation to exercise any of the rights or powers vested by this Indenture at the request or demand of any of the Holders pursuant to this Indenture unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses (including reasonable and documented attorneys’ fees and expenses) and liabilities which might be incurred by it in compliance with such request or demand;

(h) the Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of Officers authorized at such time to take specified actions by the Company pursuant to this Indenture, which certificate may be signed by any Person authorized to sign an Officer’s Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded; and

(i) the Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

In no event shall the Trustee be liable for any special, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the

Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action in which such damages are sought other than any such loss or damage caused by the Trustee’s willful misconduct or gross negligence. The Trustee shall not be charged with knowledge of any Default or Event of Default with respect to the Notes, unless written notice of such Default or Event of Default shall have been given to a Responsible Officer of the Trustee by the Company or by any Holder of the Notes.

Section 7.03. No Responsibility for Recitals, Etc. The recitals contained herein and in the Notes (except in the Trustee’s certificate of authentication) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Company of any Notes or the proceeds of any Notes authenticated and delivered by the Trustee in conformity with the provisions of this Indenture.

Section 7.04. Trustee, Paying Agents, Conversion Agents or Note Registrar May Own Notes. The Trustee, any Paying Agent, any Conversion Agent or Note Registrar, in its individual or any other capacity, may become the owner or pledgee of Notes with the same rights it would have if it were not the Trustee, Paying Agent, Conversion Agent or Note Registrar.

Section 7.05. Monies and Shares of Common Stock to Be Held in Trust. All monies and shares of Common Stock received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received. Money and shares of Common Stock held by the Trustee in trust hereunder need not be segregated from other funds or property except to the extent required by law or the Collateral Documents. The Trustee shall be under no liability for interest on any money or shares of Common Stock received by it hereunder except as may be agreed from time to time by the Company and the Trustee.

Section 7.06. Compensation and Expenses of Trustee. The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall receive, such compensation for all services rendered by it hereunder in any capacity (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) as mutually agreed to in writing between the Trustee and the Company, and the Company will pay or reimburse the Trustee upon its request for all reasonable and documented, out-of-pocket expenses, disbursements and advances reasonably incurred or made by the Trustee in accordance with any of the provisions of this Indenture in any capacity thereunder (including the reasonable and documented compensation and the expenses and disbursements of its agents and counsel and of all Persons not regularly in its employ) except any such expense, disbursement or advance as shall have been caused by its gross negligence or willful misconduct. The Company also covenants to indemnify the Trustee in any capacity under this Indenture and any other document or transaction entered into in connection herewith and its agents and any authenticating agent for, and to hold them harmless against, any loss, claim (whether asserted by the Company, a Holder or any other Person), damage, liability or expense incurred without gross negligence or willful misconduct on the part of the Trustee, its officers, directors, agents or employees, or such agent or authenticating agent, as the case may be, and arising out of or in connection with the acceptance or administration of this Indenture, the exercise of its rights hereunder or in any other capacity hereunder, including the costs and expenses of defending themselves against any claim of liability in the premises. The obligations of the Company under this Section 7.06 to compensate or indemnify the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall be secured by a senior claim to which the Notes are hereby made subordinate on all money or property held or collected by the Trustee, except, subject to the effect of Section 6.05, funds held in trust herewith for the benefit of the Holders of particular Notes. The Trustee’s right to receive payment of any amounts due under this Section 7.06 shall not be subordinate to any other liability or indebtedness of the Company. The obligation of the Company under this Section 7.06 shall survive the satisfaction and discharge of this Indenture and the earlier resignation or removal or the Trustee. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld. The indemnification provided in this Section 7.06 shall extend to the officers, directors, agents and employees of the Trustee.

Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee and its agents and any authenticating agent incur expenses or render services after an Event of Default specified in Section 6.01(i) or Section 6.01(k) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any bankruptcy, insolvency or similar laws.

Section 7.07. Officer’s Certificate as Evidence. Except as otherwise provided in Section 7.01, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of gross negligence and willful misconduct on the part of the Trustee, be deemed to be conclusively proved and established by an Officer’s Certificate delivered to the Trustee, and such Officer’s Certificate, in the absence of gross negligence and willful misconduct on the part of the Trustee, shall be full warrant to the Trustee for any action taken or omitted by it under the provisions of this Indenture upon the faith thereof.

Section 7.08. Eligibility of Trustee. There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act (as if the Trust Indenture Act were applicable hereto) to act as such and has a combined capital and surplus of at least $50,000,000. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

Section 7.09. Resignation or Removal of Trustee. (a) The Trustee may at any time resign by giving written notice of such resignation to the Company and by giving notice thereof to the Holders in accordance with Section 19.03. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 45 days after the giving of such notice of resignation to the Holders, the resigning Trustee may, upon ten Business Days’ notice to the Company and the Holders, petition any court of competent jurisdiction at the expense of the Company for the appointment of a successor trustee, or any Holder who has been a bona fide holder of a Note or Notes for at least six months (or since the date of this Indenture) may, subject to the provisions of Section 6.11, on behalf of himself or herself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

(b) In case at any time any of the following shall occur:

(i) the Trustee shall cease to be eligible in accordance with the provisions of Section 7.08 and shall fail to resign after written request therefor by the Company or by any such Holder, or

(ii) the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in either case, the Company may by a Board Resolution remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 6.11, any Holder who has been a bona fide holder of a Note or Notes for at least six months (or since the date of this Indenture) may, on behalf of himself or herself and all others similarly situated, petition any court of competent jurisdiction at the expense of the Company, for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

(c) The Holders of a majority in aggregate principal amount of the Notes at the time outstanding may at any time remove the Trustee and nominate a successor trustee that shall be deemed appointed as successor trustee unless within ten days after notice to the Company of such nomination the Company objects thereto, in which case the Trustee so removed or any Holder, upon the terms and conditions and otherwise as in Section 7.09(a) provided, may petition any court of competent jurisdiction at the expense of the Company, for an appointment of a successor trustee.

(d) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 7.09 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 7.10.

Section 7.10. Acceptance by Successor Trustee. Any successor trustee appointed as provided in Section 7.09 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee herein; but, nevertheless, on the written request of the Company or of the successor trustee, the trustee ceasing to act shall, upon payment of any amounts then due it pursuant to the provisions of Section 7.06, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon request of any such successor trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a senior claim to which the Notes are hereby made subordinate on all money or property held or collected by such trustee as such, except for funds held in trust for the benefit of Holders of particular Notes, to secure any amounts then due it pursuant to the provisions of Section 7.06.

No successor trustee shall accept appointment as provided in this Section 7.10 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 7.08.

Upon acceptance of appointment by a successor trustee as provided in this Section 7.10, each of the Company and the successor trustee, at the written direction and at the expense of the Company shall give or cause to be given notice of the succession of such trustee hereunder to the Holders in accordance with Section 19.03. If the Company fails to give such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be given at the expense of the Company.

Section 7.11. Succession by Merger, Etc. Any corporation or other entity into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or other entity succeeding to all or substantially all of the corporate trust business of the Trustee (including the administration of this Indenture), shall be the successor to the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided that in the case of any corporation or other entity succeeding to all or substantially all of the corporate trust business of the Trustee such corporation or other entity shall be eligible under the provisions of Section 7.08.

In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee or authenticating agent appointed by such predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee or an authenticating agent appointed by such successor trustee may authenticate such Notes either in the name of any predecessor trustee hereunder or in the name of the successor trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor trustee or to authenticate Notes in the name of any predecessor trustee shall apply only to its successor or successors by merger, conversion or consolidation.

Section 7.12. Trustee’s Application for Instructions from the Company. Any application by the Trustee for written instructions from the Company (other than with regard to any action proposed to be taken or omitted to be taken by the Trustee that affects the rights of the Holders of the Notes under this Indenture) may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable to the Company for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three Business Days after the date any officer that the Company has indicated to the Trustee should receive such application actually receives such application, unless any such officer shall have consented in writing to any earlier date), unless, prior to taking any such action (or the effective date in the case of any omission), the Trustee shall have received written instructions in accordance with this Indenture in response to such application specifying the action to be taken or omitted.

Section 7.13. Collateral Agent; Collateral Documents.

(a) U.S. Bank National Association is hereby designated and appointed as the Collateral Agent of the Secured Parties under this Indenture and the other Notes Documents and U.S. Bank National Association hereby accepts such designation and appointment.

(b) By their acceptance of the Notes, the Purchasers and the Holders hereby authorize and direct the Trustee and Collateral Agent, as the case may be, to execute and deliver any Collateral Documents in which the Trustee or the Collateral Agent, as applicable, is named as a party, including any Collateral Documents executed after the date of this Indenture. It is hereby expressly acknowledged and agreed that, in doing so, the Trustee and the Collateral Agent are (a) expressly authorized to make the representations attributed to the Purchasers and the Holders in any such agreements and (b) not responsible for the terms or contents of such agreements, or for the validity or enforceability thereof, or the sufficiency thereof for any purpose. Whether or not so expressly stated therein, in entering into, or taking (or forbearing from) any action under, any Collateral Documents, the Trustee and the Collateral Agent each shall have all of the rights, immunities, indemnities and other protections granted to it under this Indenture (in addition to those that may be granted to it under the terms of such other agreement or agreements).

Section 7.14. Replacement of Collateral Agent.

(a) The Collateral Agent may resign at any time by so notifying the Company in writing not less than 45 days prior to the effective date of such resignation. The Holders of a majority of the principal amount of the Notes then outstanding may remove the Collateral Agent by so notifying the removed Collateral Agent in writing not less than 30 days prior to the effective date of such removal and may appoint a successor Collateral Agent with the Company’s written consent. If:

(i) the Collateral Agent shall cease to be eligible in accordance with the provisions of Section 7.08 and shall fail to resign after written request therefor by the Company or by any such Holder,

(ii) the Collateral Agent shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Collateral Agent or of its property shall be appointed, or any public officer shall take charge or control of the Collateral Agent or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or

(iii) the Collateral Agent otherwise becomes incapable of acting,

then, the Company may by a Board Resolution remove the Collateral Agent and appoint a successor collateral agent by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Collateral Agent so removed and one copy to the successor collateral agent, or, subject to the provisions of Section 6.11, any Holder who has been a bona fide holder of a Note or Notes for at least six months (or since the date of this Indenture) may, on behalf of himself or herself and all others similarly situated, petition, at the Company’s expense, any court of competent jurisdiction for the removal of the Collateral Agent and the appointment of a successor collateral agent. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Collateral Agent and appoint a successor collateral agent.

Section 7.15. Acceptance by Collateral Agent. Any successor collateral agent appointed as provided in Section 7.14 shall execute, acknowledge and deliver to the Company and to its predecessor collateral agent an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor collateral agent shall become effective and such successor collateral agent, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Collateral Agent herein; but, nevertheless, on the written request of the Company or of the successor collateral agent, the collateral agent ceasing to act shall, at the expense of the Company and subject to payment of any amounts then due pursuant to the provisions of Section 7.06, execute and deliver an instrument transferring to such successor collateral agent all the rights and powers of the trustee so ceasing to act. Upon request of any such collateral agent, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor collateral agent all such rights and powers. Any collateral agent ceasing to act shall, nevertheless, retain a senior claim to which the Notes are hereby made subordinate on all money or property held or collected by such collateral agent as such, except for funds held in trust for the benefit of Holders of particular Notes, to secure any amounts then due it pursuant to the provisions of Section 7.06.

No successor collateral agent shall accept appointment as provided in this Section 7.15 unless at the time of such acceptance such successor collateral agent shall be eligible under the provisions of Section 7.08.

Upon acceptance of appointment by a successor collateral agent as provided in this Section 7.15, each of the Company and the successor collateral agent, at the written direction and at the expense of the Company, shall give or cause to be given notice of the succession of such collateral agent hereunder to the Holders in accordance with Section 19.03. If the Company fails to give such notice within ten days after acceptance of appointment by the successor collateral agent, the successor collateral agent shall cause such notice to be given at the expense of the Company.

ARTICLE 8

CONCERNING THE HOLDERS

Section 8.01. Action by Holders. Whenever in this Indenture it is provided that the Holders of a specified percentage of the aggregate principal amount of the Notes may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action, the Holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by Holders in person or by agent or proxy appointed in writing, or (b) by the record of the Holders voting in favor thereof at any meeting of Holders duly called and held in accordance with the provisions of Article 9, or (c) by a combination of such instrument or instruments and any such record of such a meeting of Holders. Whenever the Company or the Trustee solicits the taking of any action by the Holders of the Notes, the Company or the Trustee may, but shall not be required to, fix in advance of such solicitation, a date as the record date for determining Holders entitled to take such action. The record date if one is selected shall be not more than fifteen days prior to the date of commencement of solicitation of such action.

Section 8.02. Proof of Execution by Holders. Subject to the provisions of Section 7.01, Section 7.02 and Section 9.05, proof of the execution of any instrument by a Holder or its agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The holding of Notes shall be proved by the Note Register or by a certificate of the Note Registrar. The record of any Holders’ meeting shall be proved in the manner provided in Section 9.06.

Section 8.03. Who Are Deemed Absolute Owners. The Company, the Trustee, any authenticating agent, any Paying Agent, any Conversion Agent and any Note Registrar shall deem the Person in whose name a Note shall be registered upon the Note Register to be, and shall treat it as, the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of ownership or other writing thereon made by any Person other than the Company or any Note Registrar) for the purpose of receiving payment of or on account of the principal of and (subject to Section 2.03) accrued and unpaid interest, if any, on such Note, for conversion of such Note and for all other purposes; and neither the Company nor the Trustee nor any Paying Agent nor any Conversion Agent nor any Note Registrar shall be affected by any notice to the contrary. The sole registered holder of a Global Note shall be the Depositary or its nominee. All such payments or deliveries so made to any Holder for the time being, or upon its order, shall be valid, and, to the extent of the sums or shares of Common Stock so paid or delivered, effectual to satisfy and discharge the liability for monies payable or shares deliverable upon any such Note. Notwithstanding anything to the contrary in this Indenture or the Notes following an Event of Default, any holder of a beneficial interest in a Global Note may directly enforce against the Company, without the consent, solicitation, proxy, authorization or any other action of the Depositary or any other Person, such holder’s right to exchange such beneficial interest for a Physical Note in certificated form in accordance with the provisions of this Indenture.

Section 8.04. Company-Owned Notes Disregarded. In determining whether the Holders of the requisite aggregate principal amount of Notes have concurred in any direction, consent, waiver or other action under this Indenture, Notes that are owned by the Company, by any Subsidiary thereof shall be disregarded and deemed not to be outstanding for the purpose of any such determination; provided that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, consent, waiver or other action only Notes that a Responsible Officer has received written notice that such Notes are so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as outstanding for the purposes of this Section 8.04 if the pledgee shall establish to the satisfaction of the Trustee the pledgee’s right to so act with respect to such Notes and that the pledgee is not the Company, a Subsidiary thereof. In the case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee. Upon request of the Trustee, the Company shall furnish to the Trustee promptly an Officer’s Certificate listing and identifying all Notes, if any, known by the Company to be owned or held by or for the account of any of the above described Persons; and, subject to Section 7.01, the Trustee shall be entitled to accept such Officer’s Certificate as conclusive evidence of the facts therein set forth and of the fact that all Notes not listed therein are outstanding for the purpose of any such determination.

Section 8.05. Revocation of Consents; Future Holders Bound. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 8.01, of the taking of any action by the Holders of the percentage of the aggregate principal amount of the Notes specified in this Indenture in connection with such action, any Holder of a Note that is shown by the evidence to be included in the Notes the Holders of which have consented to such action may, by filing written notice with the Trustee at its Corporate Trust Office and upon proof of holding as provided in Section 8.02, revoke such action so far as concerns such Note. Except as aforesaid, any such action taken by the Holder of any Note shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Note and of any Notes issued in exchange or substitution therefor or upon registration of transfer thereof, irrespective of whether any notation in regard thereto is made upon such Note or any Note issued in exchange or substitution therefor or upon registration of transfer thereof.

ARTICLE 9

HOLDERS’ MEETINGS

Section 9.01. Purpose of Meetings. A meeting of Holders may be called at any time and from time to time pursuant to the provisions of this Article 9 for any of the following purposes:

(a) to give any notice to the Company or to the Trustee or to give any directions to the Trustee permitted under this Indenture, or to consent to the waiving of any Default or Event of Default hereunder (in each case, as permitted under this Indenture) and its consequences, or to take any other action authorized to be taken by Holders pursuant to any of the provisions of Article 6;

(b) to remove the Trustee and nominate a successor trustee pursuant to the provisions of Article 7;

(c) to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 10.02; or

(d) to take any other action authorized to be taken by or on behalf of the Holders of any specified aggregate principal amount of the Notes under any other provision of this Indenture or under applicable law.

Section 9.02. Call of Meetings by Trustee. The Trustee may at any time call a meeting of Holders to take any action specified in Section 9.01, to be held at such time and at such place as the Trustee shall determine. Notice of every meeting of the Holders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting and the establishment of any record date pursuant to Section 8.01, shall be given to Holders of such Notes in accordance with Section 19.03. Such notice shall also be given to the Company. Such notices shall be given not less than 20 nor more than 90 days prior to the date fixed for the meeting.

Any meeting of Holders shall be valid without notice if the Holders of all Notes then outstanding are present in person or by proxy or if notice is waived before or after the meeting by the Holders of all Notes then outstanding, and if the Company and the Trustee are either present by duly authorized representatives or have, before or after the meeting, waived notice.

Section 9.03. Call of Meetings by Company or Holders. In case at any time the Company, pursuant to a Board Resolution, or the Holders of at least 10% of the aggregate principal amount of the Notes then outstanding, shall have requested the Trustee to call a meeting of Holders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have given the notice of such meeting within 20 days after receipt of such request, then the Company or such Holders may determine the time and the place for such meeting and may call such meeting to take any action authorized in Section 9.01, by giving notice thereof as provided in Section 9.02.

Section 9.04. Qualifications for Voting. To be entitled to vote at any meeting of Holders a Person shall (a) be a Holder of one or more Notes on the record date pertaining to such meeting or (b) be a Person appointed by an instrument in writing as proxy by a Holder of one or more Notes on the record date pertaining to such meeting. The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

Section 9.05. Regulations. Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders, in regard to proof of the holding of Notes and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit.

The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders as provided in Section 9.03, in which case the Company or the Holders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Holders of a majority in aggregate principal amount of the outstanding Notes represented at the meeting and entitled to vote at the meeting.

Subject to the provisions of Section 8.04, at any meeting of Holders each Holder or proxyholder shall be entitled to one vote for each $1,000 principal amount of Notes held or represented by him or her; provided, however, that no vote shall be cast or counted at any meeting in respect of any Note challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Notes held by it or instruments in writing as aforesaid duly designating it as the proxy to vote on behalf of other Holders. Any meeting of Holders duly called pursuant to the provisions of Section 9.02 or Section 9.03 may be adjourned from time to time by the Holders of a majority of the aggregate principal amount of Notes represented at the meeting, whether or not constituting a quorum, and the meeting may be held as so adjourned without further notice.

Section 9.06. Voting. The vote upon any resolution submitted to any meeting of Holders shall be by written ballot on which shall be subscribed the signatures of the Holders or of their representatives by proxy and the outstanding aggregate principal amount of the Notes held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was mailed as provided in Section 9.02. The record shall show the aggregate principal amount of the Notes voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

Any record so signed and verified shall be conclusive evidence of the matters therein stated.

Section 9.07. No Delay of Rights by Meeting. Nothing contained in this Article 9 shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Holders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Holders under any of the provisions of this Indenture or of the Notes. Nothing contained in this Article 9 shall be deemed or construed to limit any Holder’s actions pursuant to the applicable procedures of the Depositary so long as the Notes are Global Notes.

ARTICLE 10

SUPPLEMENTAL INDENTURES

Section 10.01. Supplemental Indentures Without Consent of Holders. The Company or any Guarantor (with respect to its Note Guarantee), when authorized by a Board Resolution and the Trustee, at the Company’s expense, may from time to time and at any time enter into an indenture or indentures supplemental hereto, any amendment or supplement to the Notes Documents or any Collateral Documents, without notice to, or the consent of, Holders, for one or more of the following purposes:

(a) to cure any ambiguity, omission, defect or inconsistency;

(b) to provide for the assumption by a Successor Company of the obligations of the Company under this Indenture pursuant to Article 11;

(c) to provide for any Subsidiary to provide a Note Guarantee, to add guarantees with respect to the Notes, to add security to or for the benefit of the Notes, or to confirm and evidence the release, termination, discharge or retaking of any guarantee or Lien with respect to or securing the Notes when such release, termination, discharge or retaking is provided for under this Indenture or the other Notes Documents, as applicable;

(d) to provide for the release of Collateral from the Lien pursuant to this Indenture and the Collateral Documents when permitted or required by this Indenture;

(e) to add to the covenants or Events of Default of the Company or provide for a Note Guarantee for the benefit of the Holders or surrender any right or power conferred upon the Company under this Indenture or any other Note Document;

(f) to make any change that does not adversely affect the rights of any Holder;

(g) upon the occurrence of a Share Exchange Event, solely to (i) provide that the Notes are convertible into Reference Property and (ii) effect the related changes to the terms of the Notes described in Section 14.05, in each case, in accordance with the provisions of this Indenture; or

(h) to mortgage, pledge, hypothecate or grant any other Lien in favor of the Collateral Agent for its benefit and the benefit of the Secured Parties as additional security for the payment and performance of all or any portion of the Obligations, in any property or assets, including any which are required to be mortgaged, pledged or hypothecated, or in which a Lien is required to be granted to or for the benefit of the Trustee or the Collateral Agent pursuant to this Indenture, any of the other Notes Documents or otherwise.

Upon the written request of the Company, and subject to Section 10.05, the Trustee and the Collateral Agent are hereby authorized to join with the Company in the execution of any such supplemental indenture or any amendment or supplement to the Notes Documents, to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee and the Collateral Agent shall not be obligated to, but may in their respective discretion, enter into any supplemental indenture, or any amendment or other supplement to the Notes Documents, that affects the Trustee’s or the Collateral Agent’s respective rights, duties or immunities under this Indenture or otherwise. For the avoidance of doubt, an Opinion of Counsel shall be required in connection with the addition of a Guarantor under this Indenture upon execution and delivery by such Guarantor and the Trustee of a supplemental indenture to this Indenture.

Any supplemental indenture authorized by the provisions of this Section 10.01 may be executed by the Company, the Trustee and the Collateral Agent without the consent of the Holders of any of the Notes at the time outstanding, notwithstanding any of the provisions of Section 10.02.

Section 10.02. Supplemental Indentures with Consent of Holders. With the consent (evidenced as provided in Article 8) of the Holders of at least a majority of the aggregate principal amount of the Notes then outstanding (determined in accordance with Article 8 and including, without limitation, consents obtained in connection with a repurchase of, or tender or exchange offer for, Notes), the Company or the Guarantors (with respect to their Note Guarantee), when authorized by a Board Resolution, the Trustee and the Collateral Agent, at the Company’s expense, may from time to time and at any time enter into an indenture or indentures supplemental hereto, or any amendment or other supplements to the Notes Documents, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or any supplemental indenture or of modifying in any manner the rights of the Holders, or waiving the Company’s compliance in any instance with any provision of this Indenture or the Notes, without notice to the other Holders of the Notes; provided, however, that, without the consent of each Holder of an outstanding Note affected, no such supplemental indenture shall:

(a) change the stated maturity date of the principal of or interest on the Notes;

(b) reduce the principal amount of or interest on the Notes;

(c) reduce the amount of principal payable upon acceleration of the maturity of the Notes;

(d) change the currency of payment of principal of or interest on the Notes or change any Note’s place of payment;

(e) impair the right of any Holder to receive payment of principal of and interest on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on, or with respect to, the Notes;

(f) modify the provisions with respect to the repurchase rights of the Holders as provided in Article 15 in a manner adverse to Holders;

(g) change the ranking of the Notes or any Note Guarantee;

(h) adversely affect the right of Holders to convert their Notes hereunder (including the determination of amounts owed upon settlement of conversions), or reduce the Conversion Rate (other than in accordance with the express terms of this Indenture);

(i) modify provisions with respect to modification, amendment or waiver (including this Article 10 and Section 6.02 and Section 6.09), except to increase the percentage of Holders the consent of which is required for modification, amendment or waiver or to provide for consent of each affected Holder;

(j) change the provisions described under Section 4.10;

(k) make any change in the provisions in this Indenture dealing with the application of proceeds of Collateral that would adversely affect the Holders of the Notes in any respect;

(l) release all or substantially all of the Collateral in any transaction or series of related transactions (other than in accordance with the express terms of this Indenture and the other Notes Documents);

(m) expressly subordinate the Notes or any Note Guarantee in right of payment to any other Indebtedness of the Company or any Guarantor (other than in accordance with the express terms of this Indenture and the other Notes Documents); or

(n) release all or substantially all of the value of the Note Guarantees of the Guarantors (except as expressly provided in the Notes Documents).

Upon the written request of the Company, and upon the filing with the Trustee of evidence of the consent of Holders as aforesaid and subject to Section 10.05, the Trustee and the

Collateral Agent shall join with the Company in the execution of such supplemental indenture, or any amendment or other supplements to the Notes Documents, unless such supplemental indenture or amendment or other supplement to the Notes Documents affects the Trustee’s or the Collateral Agent’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee and the Collateral Agent may in their respective discretion, but shall not be obligated to, enter into such supplemental indenture.

Holders do not need under this Section 10.02 to approve the particular form of any proposed supplemental indenture or any amendment or other supplement to the Notes Documents. It shall be sufficient if such Holders approve the substance thereof. After any such supplemental indenture or any amendment or other supplement to the Notes Documents becomes effective, the Company shall give to the Holders a notice briefly describing such supplemental indenture or any amendment or other supplement to the Notes Documents. However, the failure to give such notice to all the Holders, or any defect in the notice, will not impair or affect the validity of the supplemental indenture.

Section 10.03. Effect of Supplemental Indentures. Upon the execution of any supplemental indenture pursuant to the provisions of this Article 10, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties and immunities under this Indenture of the Trustee, the Collateral Agent, the Company and the Holders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

Section 10.04. Notation on Notes. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article 10 may, at the Company’s expense, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company or the Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any modification of this Indenture contained in any such supplemental indenture may, at the Company’s expense, be prepared and executed by the Company, authenticated by the Trustee (or an authenticating agent duly appointed by the Trustee pursuant to Section 19.09) and delivered in exchange for the Notes then outstanding, upon surrender of such Notes then outstanding.

Section 10.05. Evidence of Compliance of Supplemental Indenture to Be Furnished Trustee. In addition to the documents required by Section 19.05, the Trustee shall receive an Officer’s Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant hereto complies with the requirements of this Article 10 and is permitted or authorized by this Indenture.

ARTICLE 11

CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE

Section 11.01. Company May Consolidate, Etc. on Certain Terms. Subject to the provisions of Section 11.02, the Company shall not consolidate with, enter into a binding share exchange with, or merge with or into, another Person or sell, assign, convey, transfer, lease or otherwise dispose of its properties and assets substantially as an entirety to any successor Person, unless:

(a) the successor Person or transferee Person shall be the Company, and the Company shall have reaffirmed, pursuant to a supplemental indenture or other documentation (that is reasonably acceptable to the Controlling Party) that its grant of any Liens as security for the Obligations shall apply to the Company’s obligations under this Indenture after giving effect to such transaction, or, if not the Company (the “Successor Company”), such Person (1) is (and, if the Company remains a party to this Indenture after the relevant transaction, the Company is) a U.S. Entity and (2) expressly assumes by supplemental indenture all of the Company’s obligations under the Notes, this Indenture and the other Notes Documents (including, for the avoidance of doubt, the obligation to pay any Additional Amounts under Section 4.10); provided, in each case, that the property into which the Notes will be convertible will be the stock or other equity of an entity that is a corporation for U.S. federal income tax purposes;

(b) if as a result of such transaction the Reference Property is common stock or other securities of a third party, such third party shall fully and unconditionally guarantee all obligations of the Company or such Successor Company under the Notes and this Indenture (including, for the avoidance of doubt, the obligation to pay any Additional Amounts as set forth under Section 4.10);

(c) each Note Party other than the Company, unless such other Note Party is the other party to such merger or consolidation, shall have reaffirmed, pursuant to a supplemental indenture or other documentation (that is reasonably acceptable to the Controlling Party), that its guarantee of, and grant of any Liens as security for, the Obligations shall apply to the Company’s or the Successor Company’s obligations under this Indenture after giving effect to such transaction; and

(d) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing under this Indenture.

For purposes of this Section 11.01, the sale, assignment, conveyance, transfer, lease or other disposition of the properties and assets of one or more Subsidiaries of the Company that would, if the Company had held such properties and assets directly, have constituted the sale, assignment, conveyance, transfer, lease or other disposition of the properties and assets of the Company substantially as an entirety, shall be deemed to be the sale, assignment, conveyance, transfer, lease or other disposition of the properties and assets of the Company substantially as an entirety to another Person.

Notwithstanding anything in this Section 11.01 or in any other Notes Document to the contrary, if as a result of any merger, dissolution, liquidation, consolidation with or into another Person or disposition of (whether in one transaction or in a series of related transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person or if as a result of any other transaction, the Company is no longer a corporation organized and existing under the laws of the United States or any state thereof, then a co-issuer of the Notes will be appointed pursuant a supplemental indenture that is a corporation organized and existing under the laws of the United States or any state thereof (and no such action shall be permitted to adversely affect the perfection and priority of the Liens securing the Notes Obligations).

Section 11.02. Successor Corporation to Be Substituted. In case of any such consolidation, binding share exchange, merger, sale, assignment conveyance, transfer, lease or other disposition and upon the assumption by the Successor Company, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual payment of the principal of and accrued and unpaid interest, if any, on all of the Notes, the due and punctual delivery or payment, as the case may be, of any cash or shares of Common Stock, as applicable, due upon conversion of the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture and the other Notes Documents to be performed by the Company, such Successor Company shall succeed to and, except in the case of a lease of the Company’s and its Subsidiaries’ properties and assets substantially as an entirety, shall be substituted for the Company, with the same effect as if it had been named herein as the party of the first part. Such Successor Company thereupon may cause to be signed, and may issue either in its own name or in the name of the Company, any or all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such Successor Company instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any Notes that previously shall have been signed and delivered by the Officers of the Company to the Trustee for authentication, and any Notes that such Successor Company thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Notes so issued shall in all respects have the same legal rank and benefit under this Indenture as the Notes theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Notes had been issued at the date of the execution hereof. In the event of any such consolidation, binding share exchange, merger, sale, assignment, conveyance, transfer or other disposition (but not in the case of a lease) where there is a Successor Company, upon compliance with this Article 11 the Person named as the “Company” in the first paragraph of this Indenture (or any successor that shall thereafter have become such in the manner prescribed in this Article 11) may be dissolved, wound up and liquidated at any time thereafter and, except in the case of a lease, such Person shall be released from its liabilities as obligor and maker of the Notes and from its obligations under this Indenture and the Notes.

In case of any such consolidation, binding share exchange, merger, sale, assignment, conveyance, transfer, lease or other disposition, such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.

Section 11.03. Guarantors May Consolidate, Etc. on Certain Terms. The Company shall not permit any Guarantor to, wind up, liquidate or dissolve its affairs or consummate any transaction of merger or consolidation, except that the following shall be permitted:

(a) any Guarantor may merge or consolidate with or into or dissolve or liquidate into (i) the Company (provided that the Company shall be the continuing or surviving Person), (ii) any other Guarantor and (iii) any other Subsidiary (provided that the Guarantor shall be the continuing or surviving Person);

(b) any Guarantor may merge or consolidate with any other Person in connection with a disposition of such Guarantor permitted under this Indenture; and

(c) any Guarantor may dissolve, liquidate or wind up its affairs at any time if such dissolution, liquidation or winding up is not materially disadvantageous to the Holders.

Section 11.04. Opinion of Counsel to Be Given to Trustee. No such consolidation, binding share exchange, merger, sale, assignment, conveyance, transfer, lease or other disposition shall be effective unless the Trustee shall receive an Officer’s Certificate and an Opinion of Counsel as conclusive evidence that any such consolidation, binding share exchange, merger, sale, assignment, conveyance, transfer, lease or other disposition and any such assumption and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, complies with the provisions of this Article 11; provided that no such opinion shall be required where the Company or the Guarantor, as applicable, is the surviving Person.

ARTICLE 12

IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS AND DIRECTORS

Section 12.01. Indenture and Notes Solely Corporate Obligations. No recourse for the payment of the principal of or accrued and unpaid interest, if any, on any Note, nor the delivery of Common Stock upon conversion of any Note, nor for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in this Indenture or in any supplemental indenture or in any Note, nor because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, Officer or director, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture, the issue of the Notes and the Note Guarantees.

ARTICLE 13

INTENTIONALLY OMITTED

ARTICLE 14

CONVERSION OF NOTES

Section 14.01. Conversion Privilege. Subject to and upon compliance with the provisions of this Article 14, each Holder of a Note shall have the right, at such Holder’s option, to convert all or any portion (if the portion to be converted is $1,000 principal amount or an integral multiple thereof) of such Note (a) at any time from and after the Stockholder Approval Deadline until the close of business on the second Scheduled Trading Day immediately preceding the Maturity Date and (b) for a period of 35 Trading Days beginning on the effective date of any Fundamental Change, in each case, at an initial conversion rate of 1,333.33 shares of Common Stock (subject to adjustment as provided in this Article 14, the “Conversion Rate”) per $1,000 principal amount of Notes (subject to, and in accordance with, the settlement provisions of Section 14.02, the “Conversion Obligation”); provided, however, that prior to Stockholder Approval, the Conversion Obligation shall be settled only in cash.

Section 14.02. Conversion Procedure; Settlement Upon Conversion.

(a) Subject to Section 14.05(a), upon conversion of any Note from and after the Stockholder Approval, the Company shall satisfy its Conversion Obligation by delivering to the converting Holder, in respect of each $1,000 principal amount of Notes being converted, a number of shares of Common Stock equal to the Conversion Rate in effect immediately prior to the close of business on the relevant Conversion date, together with a cash payment, if applicable, in lieu of delivering any fractional share of Common Stock in accordance with subsection (l) of this Section 14.02, on the third Business Day immediately following the relevant Conversion Date.

(b) If a transaction or event that constitutes a Fundamental Change occurs prior to the close of business on the Stockholder Approval Deadline, regardless of whether a Holder has the right to require the Company to repurchase the Notes pursuant to Section 15.02, or if the Company is a party to a consolidation, merger, binding share exchange, or transfer or lease of all or substantially all of its assets, pursuant to which the Common Stock would be converted into cash, securities or other assets, subject to Section 14.05 the Notes may be surrendered for conversion solely into cash at any time from or after the effective date of the transaction until 35 Trading Days after the effective date of such transaction. The Company shall notify Holders, the Trustee and the Conversion Agent (if other than the Trustee) (i) as promptly as practicable following the date the Company publicly announces such transaction but in no event less than 10 Scheduled Trading Days prior to the anticipated effective date of such transaction or (ii) if the Company does not have knowledge of such transaction at least 10 Scheduled Trading Days prior to the anticipated effective date of such transaction, within one Business Day of the date upon which the Company receives notice, or otherwise becomes aware, of such transaction, but in no event later than the actual effective date of such transaction.

(c) Except as provided in Section 14.02(b), upon conversion of any Note prior to Stockholder Approval, on the third Business Day immediately following the last Trading Day of the relevant Observation Period, the Company shall pay to the converting Holder, in respect of each $1,000 principal amount of Notes being converted, a “Settlement Amount” in cash equal to the sum of the Daily Conversion Values for each of the 5 Trading Days during the relevant Observation Period for such Note. The Daily Conversion Values and the Settlement Amount shall be determined by the Company promptly following the last Trading Day of the relevant Observation Period. Promptly after such determination of the Daily Conversion Values and the Settlement Amount, the Company shall notify the Trustee and the Conversion Agent (if other than the Trustee) of the Daily Conversion Values and the Settlement Amount. The Trustee and the Conversion Agent (if other than the Trustee) shall have no responsibility for any such determination.

(d) Subject to Section 14.02(g), before any Holder of a Note shall be entitled to convert a Note as set forth above, such Holder shall (i) in the case of a Global Note, effect a book-entry transfer of such Note to the Conversion Agent through the facilities of the Depositary and comply with the procedures of the Depositary in effect at that time and, if required, pay funds equal to interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in Section 14.02(j) and (ii) in the case of a Physical Note (1) complete, manually sign and deliver an irrevocable notice to the Conversion Agent as set forth in the Form of Notice of Conversion (or a facsimile thereof) (a “Notice of Conversion”) at the office of the Conversion Agent and state in writing therein the principal amount of Notes to be converted and, if applicable, the name or names (with addresses) in which such Holder wishes the certificate or certificates for the shares of Common Stock to be delivered upon settlement of the Conversion Obligation to be registered, (2) surrender such Notes, duly endorsed to the Company or in blank (and accompanied by appropriate endorsement and transfer documents), at the office of the Conversion Agent, (3) if required, furnish appropriate endorsements and transfer documents and (4) if required, pay funds equal to interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in Section 14.02(j). In addition, a Holder may be required to provide a certification as to whether the Person (or Persons) receiving shares of Common Stock upon conversion is, or would, as a result of such conversion, become the beneficial owner of a number of shares of Common Stock in excess of any limit then applicable to such Person (or Persons). The Trustee (and if different, the Conversion Agent) shall notify the Company of any conversion pursuant to this Article 14 on the Conversion Date for such conversion. No Notice of Conversion with respect to any Physical Notes or notice of conversion pursuant to the procedures of the Depositary with respect to any Global Note, in each case, may be surrendered by a Holder thereof if such Holder has also delivered a Fundamental Change Repurchase Notice to the Company in respect of such Notes and has not validly withdrawn such Fundamental Change Repurchase Notice in accordance with Section 15.03.

If more than one Note shall be surrendered for conversion at one time by the same Holder, the Conversion Obligation with respect to such Notes shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted thereby) so surrendered.

(e) A Note shall be deemed to have been converted immediately prior to the close of business on the date (the “Conversion Date”) that the Holder has complied with the requirements set forth in subsection (b) above. In the case of any conversion pursuant to Section 14.02(a) resulting in the delivery of shares of Common Stock, the Company shall deliver the consideration due in respect of the Conversion Obligation on the third Business Day immediately following the relevant Conversion Date and shall issue or cause to be issued, and deliver to the transfer agent for the Common Stock or to such Holder, or such Holder’s nominee or nominees, certificates or a book-entry transfer through the Depositary for the full number of shares of Common Stock to which such Holder shall be entitled in satisfaction of the Company’s Conversion Obligation.

(f) In case any Note shall be surrendered for partial conversion, the Company shall execute and the Trustee shall authenticate and deliver to or upon the written order of the Company, to the Holder of the Note so surrendered a new Note or Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Note, without payment of any service charge by the converting Holder but, if required by the Company or Trustee, with payment of a sum sufficient to cover any documentary, stamp or similar issue or transfer tax or similar governmental charge required by law or that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such conversion being different from the name of the Holder of the old Notes surrendered for such conversion.

(g) If a Holder submits a Note for conversion, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of the shares of Common Stock upon conversion, unless the tax is due because the Holder requests such shares to be issued in a name other than the Holder’s name, in which case the Holder shall pay that tax. The Company may refuse to deliver the certificates representing the shares of Common Stock being issued in a name other than the Holder’s name until the Trustee receives a sum sufficient to pay any tax that is due by such Holder in accordance with the immediately preceding sentence.

(h) Except as provided in Section 14.03, no adjustment shall be made for dividends on any shares of Common Stock issued upon the conversion of any Note as provided in this Article 14.

(i) Upon the conversion of an interest in a Global Note, the Trustee, or the Custodian at the direction of the Trustee, shall make a notation on such Global Note as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any conversion of Notes effected through any Conversion Agent other than the Trustee.

(j) Upon conversion, a Holder shall not receive any additional cash payment for accrued and unpaid interest, if any, except as set forth below. The Company’s settlement of the full Conversion Obligation shall be deemed to satisfy in full its obligation to pay the principal amount of the Note and accrued and unpaid interest, if any, to, but not including, the relevant Conversion Date. As a result, accrued and unpaid interest, if any, to, but not including, the relevant Conversion Date shall be deemed to be paid in full rather than cancelled, extinguished or forfeited. Notwithstanding the foregoing, if Notes are converted after the close of business on a Regular Record Date, Holders of such Notes as of the close of business on such Regular Record Date will receive the full amount of interest payable on such Notes on the corresponding Interest Payment Date notwithstanding the conversion. Notes surrendered for conversion after the close of business on any Regular Record Date but prior to the open of business on the immediately following Interest Payment Date must be accompanied by funds equal to the interest that will be payable on the Notes so converted; provided that no such payment shall be required (1) if the Company has specified a Fundamental Change Repurchase Date following a Fundamental Change that is after a Regular Record Date and on or prior to the date the corresponding interest payment is made; (2) with respect to any Notes surrendered for conversion following the Regular Record Date immediately preceding the Maturity Date; or (3) only to the extent of any Defaulted Amounts, if any Defaulted Amounts exists at the time of conversion with respect to such Note. Therefore, for the avoidance of doubt, all Holders of record on the Regular Record Date immediately preceding the Maturity Date and any Fundamental Change Repurchase Date as described in the immediately preceding sentence shall receive the full interest payment due on the Maturity Date or other applicable Interest Payment Date regardless of whether their Notes have been converted following such Regular Record Date, and converting Holders shall not be required to pay the Company an equivalent interest amount.

(k) Subject to Section 14.02(m), the Person in whose name the shares of Common Stock shall be issuable upon conversion in accordance with Section 14.02(a) shall be treated as a stockholder of record as of the close of business on the relevant Conversion Date. Upon a conversion of Notes, such Person shall no longer be a Holder of such Notes surrendered for conversion.

(l) The Company shall not issue any fractional share of Common Stock upon conversion of the Notes and shall instead pay cash in lieu of delivering any fractional share of Common Stock issuable upon conversion based on the Closing Sale Price of the Common Stock on the relevant Conversion Date.

(m) Notwithstanding any other provisions hereof, no Holder (as defined in Section 1.01, except with respect to a Global Note, “Holder” for this purpose means any holder of a beneficial interest therein), other than Baupost, shall be entitled to take any delivery of shares of Common Stock upon conversion to the extent (but only to the extent) that, after such receipt of any shares of Common Stock upon conversion, such Holder’s Section 13 Percentage would exceed 19.99% or, solely in the case of UBS O’Connor, 9.99% (such restriction, the “General Beneficial Ownership Limit”). Baupost shall not be entitled to take any delivery of shares of Common Stock upon conversion of any Note to the extent (but only to the extent) that, after such receipt of any shares of Common Stock upon conversion, Baupost’s Section 13 Percentage would exceed 37.5% (such restriction, the “Baupost Beneficial Ownership Limit”). In addition, a Holder at its option may elect a limit on beneficial ownership as to such Holder (but not as to any other Holder) that is less than or equal to any General Beneficial Ownership Limit (or in the case of Baupost, the Baupost Beneficial Ownership Limit) then applicable to such Holder upon written notice delivered to the Company at least 61 days prior to the date of effectiveness of such beneficial ownership limit if the notice is increasing the applicable limit, specifying the Section 13 Percentage limit applicable to such Holder (such beneficial ownership limit, an “Individual Holder Beneficial Ownership Limit”). Any purported delivery hereunder shall be void and have no effect to the extent (but only to the extent) that, after such delivery, the Section 13 Percentage of such Holder would exceed the General Beneficial Ownership Limit or the Baupost Beneficial Ownership Limit, as applicable, or any then applicable Individual Holder Beneficial Ownership Limit. If any delivery owed to a Holder (including, for this purpose, any holder of a beneficial interest therein) hereunder is not made, in whole or in part, as a result of this provision, the Company’s obligation to make such delivery shall not be extinguished and the Company shall make such delivery as promptly as practicable after, but in no event later than one Business Day after, such Holder gives notice to the Company that, after such delivery, its Section 13 Percentage would not exceed the General Beneficial Ownership Limit or, if the Holder is Baupost, the Baupost Beneficial Ownership Limit, as applicable, or any then applicable Individual Holder Beneficial Ownership Limit. For purposes of the Notes, in determining the number of outstanding shares of Common Stock, Baupost or the Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company’s most recent Form 10-Q or Form 10-K, as the case may be, filed with the Commission on the date thereof, (y) a more recent public announcement by the Company; or (z) any other notice by the Company or its transfer agent setting forth the number of shares of Common Stock outstanding. Upon the written request of Baupost or the Holder, the Company shall within three Business Days confirm in writing or by electronic mail to Baupost or the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including the Notes and the Warrants, by Baupost or the Holder since the date as of which such number of outstanding shares of Common Stock was reported.

Section 14.03. Adjustment of Conversion Rate. The Conversion Rate shall be adjusted from time to time by the Company if any of the following events occurs, except that the Company shall not make any adjustments to the Conversion Rate for a given transaction described in this Section 14.03 if Holders of the Notes will be entitled to participate in that transaction, without conversion of the Notes and solely as a result of holding the Notes, on the same terms and at the same time as a holder of a number of shares of Common Stock equal to (x) the principal amount of a Holder’s Notes, divided by $1,000, multiplied by (y) the Conversion Rate would be entitled to participate.

(a) If the Company issues solely shares of Common Stock as a dividend or distribution on all or substantially all shares of the Common Stock, or if the Company subdivides or combines the Common Stock, the Conversion Rate shall be adjusted based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the close of business on the Record Date for such dividend or distribution, or immediately prior to the open of business on the Effective Date of such subdivision or combination of the Common Stock, as the case may be;

CR’	=	the Conversion Rate in effect immediately after the close of business on the Record Date for such dividend or distribution, or immediately after the open of business on the Effective Date of such subdivision or combination of the Common Stock, as the case may be;

OS0	=

the number of shares of Common Stock outstanding immediately prior to the close of business on the Record Date for such dividend or distribution, or immediately prior to the open of business on the Effective Date of such subdivision or combination of the Common Stock, as the case may be; and

OS’	=	the number of shares of Common Stock that would be outstanding immediately after giving effect to such dividend or distribution, or immediately after the Effective Date of such subdivision or combination of the Common Stock, as the case may be.

Any adjustment made under this Section 14.03(a) shall become effective immediately after the close of business on the Record Date for such dividend or distribution, or immediately after the open of business on the Effective Date for such subdivision or combination of the Common Stock, as the case may be. If any dividend or distribution of the type described in this Section 14.03(a) is declared but not so paid or made, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(b) If an Ex-Dividend Date occurs for a distribution to all or substantially all holders of the Common Stock of any rights, options or warrants entitling them for a period of not more than 60 days from the announcement date for such distribution to subscribe for or purchase shares of the Common Stock, at a price per share that is less than the average of the Closing Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the announcement date for such distribution, the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the close of business on the Record Date for such distribution;

CR’	=	the Conversion Rate in effect immediately after the close of business on the Record Date for such distribution;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the close of business on the Record Date for such distribution;

X	=	the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y	=	the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants divided by the average of the Closing Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the announcement date for such distribution.

Any increase made under this Section 14.03(b) shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the close of business on the Record Date for such distribution. To the extent that shares of the Common Stock are not delivered after the expiration of such rights, options or warrants, the Conversion Rate shall be decreased, as of the date of such expiration, to the Conversion Rate that would then be in effect had the increase with respect to the distribution of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights, options or warrants are not so distributed, the Conversion Rate shall be decreased, as of the scheduled distribution date, to the Conversion Rate that would then be in effect if the Record Date for such distribution had not occurred.

For purposes of this Section 14.03(b), in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of the Common Stock at a price that is less than the average of the Closing Sale Prices of the Common Stock for each Trading Day in the applicable 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement for such issuance, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise or conversion thereof, with the value of such consideration if other than cash to be determined in good faith by the Board of Directors.

(c) If an Ex-Dividend Date occurs for a distribution (a “Relevant Distribution”) of shares of the Company’s Capital Stock, evidences of its indebtedness, other assets or property of the Company or rights, options or warrants to acquire its Capital Stock or other securities, to all or substantially all holders of the Common Stock (excluding (i) dividends or distributions as to which an adjustment was effected pursuant to Section 14.03(a) or Section 14.03(b), (ii) dividends or distributions paid exclusively in cash as to which the provisions set forth in Section 14.03(d) shall apply, and (v) Spin-Offs as to which the provisions set forth below in this Section 14.03(c) shall apply), then the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the close of business on the Record Date for such distribution;

CR’	=	the Conversion Rate in effect immediately after the close of business on the Record Date for such distribution;

SP0	=

the average of the Closing Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV	=	the fair market value (as determined in good faith by the Board of Directors) of the Relevant Distribution with respect to each outstanding share of the Common Stock as of the open of business on the Ex-Dividend Date for such distribution.

Any increase made under the above portion of this Section 14.03(c) shall become effective immediately after the close of business on the Record Date for such distribution. No adjustment pursuant to the above portion of this Section 14.03(c) shall result in a decrease of the Conversion Rate. However, if such distribution is not so paid or made, the Conversion Rate shall be decreased, as of the date the Board of Directors determines not to pay or make such distribution, to the Conversion Rate that would then be in effect if such distribution had not been declared. Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, in respect of each $1,000 principal amount thereof, at the same time and upon the same terms as holders of the Common Stock receive the Relevant Distribution, without having to convert its Notes, the amount and kind of the Relevant Distribution such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Conversion Rate on the Record Date for the distribution. If the Board of Directors determines the “FMV” (as defined above) of any distribution for purposes of this Section 14.03(c) by reference to the actual or when-issued trading market for any securities, it shall in doing so consider the prices in such market over the same period used in computing the Closing Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution.

With respect to an adjustment pursuant to this Section 14.03(c) where there has been an Ex-Dividend Date for a dividend or other distribution on the Common Stock of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Company, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange (a “Spin-Off”), the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the close of business on the Record Date for the Spin-Off;

CR’	=	the Conversion Rate in effect immediately after the close of business on the Record Date for the Spin-Off;

FMV0	=	the average of the Closing Sale Prices of the Capital Stock or similar equity interest distributed to holders of the Common Stock applicable to one share of the Common Stock (determined by reference to the definition of Closing Sale Price as set forth in Section 1.01 as if references therein to Common Stock were to such

Capital Stock or similar equity interest) over the first 10 consecutive Trading Day period commencing on, and including, the Ex-Dividend Date for the Spin-Off (such period, the “Valuation Period”); and

MP0	=	the average of the Closing Sale Prices of the Common Stock over the Valuation Period.

The increase to the Conversion Rate under the preceding paragraph shall be determined on the last day of the Valuation Period but shall be given effect immediately after the close of business on the Record Date for the Spin-Off. In respect of any conversion of Notes during the Valuation Period, references in the portion of this Section 14.03(c) related to Spin-Offs to 10 Trading Days shall be deemed to be replaced with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date for such Spin-Off to, but excluding, the relevant Conversion Date in determining the Conversion Rate.

For purposes of this Section 14.03(c) (and subject in all respect to Section 14.09), rights, options or warrants distributed by the Company to all holders of the Common Stock entitling them to subscribe for or purchase shares of the Company’s Capital Stock, including Common Stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such shares of the Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of the Common Stock, shall be deemed not to have been distributed for purposes of this Section 14.03(c) (and no adjustment to the Conversion Rate under this Section 14.03(c) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 14.03(c). If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Record Date with respect to new rights, options or warrants with such rights (in which case the existing rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the immediately preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 14.03(c) was made, (1) in the case of any such rights, options or warrants that shall all have been redeemed or purchased without exercise by any holders thereof, upon such final redemption or purchase (x) the Conversion Rate shall be readjusted as if such rights, options or warrants had not been issued and (y) the Conversion Rate shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or purchase price received by a holder or holders of Common Stock with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Common Stock as of the date of such redemption or purchase, and (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights, options and warrants had not been issued.

For purposes of Section 14.03(a), Section 14.03(b) and this Section 14.03(c), if any dividend or distribution to which this Section 14.03(c) is applicable also includes one or both of:

(A) a dividend or distribution of shares of Common Stock to which Section 14.03(a) is applicable (the “Clause A Distribution”); or

(B) a dividend or distribution of rights, options or warrants to which Section 14.03(b) is applicable (the “Clause B Distribution”),

then, in either case, (1) such dividend or distribution, other than the Clause A Distribution and the Clause B Distribution, shall be deemed to be a dividend or distribution to which this Section 14.03(c) is applicable (the “Clause C Distribution”) and any Conversion Rate adjustment required by this Section 14.03(c) with respect to such Clause C Distribution shall then be made, and (2) the Clause A Distribution and Clause B Distribution shall be deemed to immediately follow the Clause C Distribution and any Conversion Rate adjustment required by Section 14.03(a) and Section 14.03(b) with respect thereto shall then be made, except that, if determined by the Company (I) the “Record Date” of the Clause A Distribution and the Clause B Distribution shall be deemed to be the Record Date of the Clause C Distribution and (II) any shares of Common Stock included in the Clause A Distribution or Clause B Distribution shall be deemed not to be “outstanding immediately prior to the close of business on the Record Date for such dividend or distribution, or immediately prior to the open of business on the Effective Date of such subdivision or combination of the Common Stock, as the case may be” within the meaning of Section 14.03(a) or “outstanding immediately prior to the close of business on the Record Date for such distribution” within the meaning of Section 14.03(b).

(d) If an Ex-Dividend Date occurs for a cash dividend or distribution to all, or substantially all, holders of the outstanding Common Stock, the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the close of business on the Record Date for such dividend or distribution;

CR’	=	the Conversion Rate in effect immediately after the close of business on the Record Date for such dividend or distribution;

SP0	=	the Closing Sale Price of the Common Stock on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and

C	=	the amount in cash per share the Company pays or distributes to all or substantially all holders of the Common Stock.

Any increase pursuant to this Section 14.03(d) shall become effective immediately after the close of business on the Record Date for such dividend or distribution. No adjustment pursuant to this Section 14.03(d) shall result in a decrease of the Conversion Rate. However, if any such dividend or distribution described in this Section 14.03(d) is declared but not so paid or made, the new Conversion Rate shall be readjusted, as of the date the Board of Directors determines not to pay or make such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, for each $1,000 principal amount of Notes, at the same time and upon the same terms as holders of shares of the Common Stock, without having to convert its Notes, the amount of cash that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Conversion Rate on the Record Date for such cash dividend or distribution.

(e) If the Company or any of its Subsidiaries makes a payment in respect of a tender or exchange offer for the Common Stock (other than odd-lot tender offers) and, if the cash and value of any other consideration included in the payment per share of the Common Stock exceeds the average of the Closing Sale Prices of the Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “Expiration Date”), the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Trading Day next succeeding the Expiration Date;

CR’	=	the Conversion Rate in effect immediately after the open of business on the Trading Day next succeeding the Expiration Date;

AC	=

the aggregate value of all cash and any other consideration (as determined in good faith by the Board of Directors) paid or payable for shares of Common Stock purchased in such tender or exchange offer;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the time (the “Expiration Time”) such tender or exchange offer expires (prior to giving effect to such tender or exchange offer);

OS’	=	the number of shares of Common Stock outstanding immediately after the Expiration Time (after giving effect to such tender or exchange offer); and

SP’	=	the average of the Closing Sale Prices of the Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the Expiration Date.

Any increase to the Conversion Rate under this Section 14.03(e) shall be determined at the close of business on the tenth Trading Day immediately following, but excluding, the Expiration Date but shall be given effect at the open of business on the Trading Day next succeeding the Expiration Date. In respect of any conversion during the 10 Trading Days commencing on the Trading Day next succeeding the Expiration Date, references within this Section 14.03(e) to 10 Trading Days shall be deemed to be replaced with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding the Expiration Date to, but excluding, the relevant Conversion Date. No adjustment pursuant to this Section 14.03(e) shall result in a decrease of the Conversion Rate. If the Company is obligated to purchase shares of Common Stock pursuant to any such tender or exchange offer described in this Section 14.04(e) but is permanently prevented by applicable law from effecting any such purchase or all such purchases are rescinded, the Conversion Rate shall be readjusted to be the Conversion Rate that would be in effect if such tender or exchange offer had not been made or had been made only in respect of the purchases that have been effected.

(f) If Stockholder Approval has not been obtained prior to the Stockholder Approval Deadline, the Conversion Rate for Notes held by Qualifying Holders shall be increased by twenty percent (20%) until Stockholder Approval is obtained.

(g) Except as stated herein, the Company shall not adjust the Conversion Rate for the issuance of shares of the Common Stock or any securities convertible into or exchangeable for shares of the Common Stock or the right to purchase shares of the Common Stock or such convertible or exchangeable securities.

(h) In addition to those adjustments required by clauses (a), (b), (c), (d), (e) and (f) of this Section 14.03, and to the extent permitted by applicable law and subject to the applicable rules of any exchange on which any of the Company’s securities are then listed, (i) the Company from time to time may increase the Conversion Rate by any amount for a period of at least 20 Business Days so long as the increase is irrevocable during the period and the Board of Directors determines that such increase would be in the Company’s best interest and (ii) the Company may (but is not required to) increase the Conversion Rate to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock in connection with a dividend or distribution of shares of Common Stock (or rights to acquire shares of Common Stock) or similar event. Whenever the Conversion Rate is increased pursuant to the preceding sentence, the

Company shall give to the Holder of each Note in accordance with Section 19.03 a notice of the increase at least 15 days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

(i) [Reserved].

(j) All calculations and other determinations under this Article 14 shall be made by the Company and shall be made to the nearest one-ten thousandth (1/10,000th) of a share.

(k) Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly file with the Trustee (and the Conversion Agent if not the Trustee) an Officer’s Certificate setting forth the Conversion Rate after such adjustment, detailing the calculation of the Conversion Rate and describing the facts upon which the adjustment is based. Unless and until a Responsible Officer of the Trustee shall have received such Officer’s Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume without inquiry that the last Conversion Rate of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Company shall (i) prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall give such notice of such adjustment of the Conversion Rate to each Holder in accordance with Section 19.03 and (ii) issue a press release containing the relevant information (and make the press release available on the Company’s website). Failure to deliver such notice or issue such press release shall not affect the legality or validity of any such adjustment.

(l) For purposes of this Section 14.03, the number of shares of Common Stock at any time outstanding shall not include shares of Common Stock held in the treasury of the Company so long as the Company does not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company, but shall include shares of Common Stock issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

Section 14.04. Shares to Be Fully Paid. From and after Stockholder Approval, the Company shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares of Common Stock to provide for conversion of the Notes from time to time as such Notes are presented for conversion (assuming that at the time of computation of such number of shares, all such Notes would be converted by a single Holder).

Section 14.05. Effect of Recapitalizations, Reclassifications and Changes of the Common Stock.

(a) In the event of:

(i) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination);

(ii) a consolidation, merger, combination, binding share exchange or similar transaction involving the Company;

(iii) a sale, assignment, conveyance, transfer, lease or other disposition to another Person of the Company’s property and assets as an entirety or substantially as an entirety; or

(iv) a liquidation or dissolution of the Company,

in each case, in which holders of the outstanding Common Stock are entitled to receive cash, securities or other property for their shares of Common Stock (“Reference Property” and any such transaction, a “Share Exchange Event”), the Company or the successor or purchasing company, as the case may be, shall execute with the Trustee a supplemental indenture permitted under Section 10.01(g), providing that, at and after the effective time of such Share Exchange Event, Holders of each $1,000 principal amount of Notes shall be entitled to convert such principal amount of Notes into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of Common Stock equal to the Conversion Rate immediately prior to such Share Exchange Event would have owned or been entitled to receive (the kind and amount of Reference Property that a holder of one share of Common Stock is entitled to receive, a “unit of Reference Property”) upon such Share Exchange Event. If the Notes become convertible into Reference Property pursuant to this Section 14.05, the Company shall notify the Trustee and the Holders and issue a press release containing the relevant information (and make the press release available on the Company’s website). Throughout this Article 14, if the Common Stock has been replaced by Reference Property in accordance with this Section 14.05 as a result of any Share Exchange Event, references to the Common Stock are intended to refer to such Reference Property, subject to the provisions of the supplemental indenture described in this paragraph.

If the Share Exchange Event causes the Common Stock to be converted into, or exchanged for, the right to receive more than a single type of consideration because the holders of the Common Stock have the right to elect the type of consideration they will receive, then (i) the Reference Property into which the Notes will be convertible shall be deemed to be (x) the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make such an election or (y) if no holders of Common Stock affirmatively make such an election, the types and amounts of consideration actually received by the holders of Common Stock, and (ii) the unit of Reference Property for purposes of the immediately preceding paragraph shall refer to the consideration referred to in clause (i) attributable to one share of Common Stock. The Company shall notify Holders, the Trustee and the Conversion Agent (if other than the Trustee) of such weighted average as soon as practicable after such determination is made.

Such supplemental indenture described in the second immediately preceding paragraph shall provide for anti-dilution and other adjustments that shall be as nearly equivalent as is possible to the adjustments provided for in this Article 14. If, in the case of any Share Exchange Event, the Reference Property includes shares of stock, securities or other property or assets

(including cash or any combination thereof) of a Person other than the successor or purchasing corporation, as the case may be, in such Share Exchange Event, then such supplemental indenture shall also be executed by such other Person and shall contain such additional provisions to protect the interests of the Holders of the Notes, including the provisions providing for the repurchase rights set forth in Article 15, as the Board of Directors shall reasonably consider necessary by reason of the foregoing.

(b) When the Company executes a supplemental indenture pursuant to subsection (a) of this Section 14.05, the Company shall promptly file with the Trustee an Officer’s Certificate briefly stating the reasons therefor, the kind or amount of cash, securities or property or asset that will comprise a unit of Reference Property after any such Share Exchange Event, any adjustment to be made with respect thereto and that all conditions precedent have been complied with, and shall promptly give notice thereof to all Holders. The Company shall cause notice of the execution of such supplemental indenture to be given to each Holder, in accordance with Section 19.03, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

(c) The Company shall not become a party to any Share Exchange Event unless its terms are consistent with this Section 14.05. None of the foregoing provisions shall affect the right of a Holder to convert its Notes into shares of Common Stock as set forth in Section 14.01 and Section 14.02 prior to the effective date of such Share Exchange Event.

(d) The above provisions of this Section shall similarly apply to successive Share Exchange Events.

Section 14.06. Certain Covenants. (a) The Company covenants that all shares of Common Stock issued upon conversion of Notes will be fully paid and non-assessable by the Company and free from all taxes, liens and charges with respect to the issue thereof.

(b) The Company covenants that, if any shares of Common Stock to be provided for the purpose of conversion of Notes hereunder require registration with or approval of any governmental authority under any federal or state law before such shares of Common Stock may be validly issued upon conversion, the Company will, to the extent then permitted by the rules and interpretations of the Commission, secure such registration or approval, as the case may be.

(c) The Company further covenants that if at any time the Common Stock shall be listed on any national securities exchange or automated quotation system the Company will list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, the Common Stock issuable upon conversion of the Notes.

Section 14.07. Responsibility of Trustee. The Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility to any Holder to determine the Conversion Rate (or any adjustment thereto) or whether any facts exist that may require any adjustment (including any increase) of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities, property or cash that may at any time be issued or delivered upon the conversion of any Note; and the Trustee and any other Conversion Agent make no representations with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Note for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article or to monitor any Person’s compliance with this Article 14. Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 14.05 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Holders upon the conversion of their Notes after any event referred to in such Section 14.05 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 7.01, may accept (without any independent investigation) as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officer’s Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.

Section 14.08. Notice to Holders Prior to Certain Actions. In case of any:

(a) action by the Company or one of its Subsidiaries that would require an adjustment in the Conversion Rate pursuant to Section 14.03 or Section 14.09;

(b) Share Exchange Event; or

(c) voluntary or involuntary dissolution, liquidation or winding-up of the Company or, if resulting in any distribution or dividend to the holders of the Common Stock, any of its Subsidiaries;

then, in each case (unless notice of such event is otherwise required pursuant to another provision of this Indenture), the Company shall cause to be filed with the Trustee and the Conversion Agent (if other than the Trustee) and to be given to each Holder, in accordance with Section 19.03, as promptly as possible but in any event at least 20 days prior to the applicable date hereinafter specified, a notice stating (i) the date on which a record of the holder of the Common Stock is to be taken for the purpose of such action by the Company or one of its Subsidiaries or, if a record is not to be taken, the date as of which the holders of Common Stock of record are to be determined for the purposes of such action by the Company or one of its Subsidiaries, or (ii) the date on which such Share Exchange Event, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such Share Exchange Event, dissolution, liquidation or winding-up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such action by the Company or one of its Subsidiaries, Share Exchange Event, dissolution, liquidation or winding-up.

Section 14.09. Stockholder Rights Plans. If the Company has a stockholder rights plan in effect upon conversion of the Notes, each share of Common Stock issued upon such conversion shall be entitled to receive the appropriate number of rights, if any, and the certificates representing the Common Stock issued upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any such stockholder rights plan, as the same may be amended from time to time. However, if, prior to any conversion of Notes, the rights have separated from the shares of Common Stock in accordance with the provisions of the applicable stockholder rights plan, the Conversion Rate shall be adjusted at the time of separation as if the Company distributed to all or substantially all holders of the Common Stock a Relevant Distribution as provided in Section 14.03(c), subject to readjustment in the event of the expiration, termination or redemption of such rights.

ARTICLE 15

REPURCHASE OF NOTES AT OPTION OF HOLDERS

Section 15.01. Intentionally Omitted.

Section 15.02. Repurchase at Option of Holders Upon a Fundamental Change. (a) If a Fundamental Change occurs at any time, each Holder shall have the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Notes, or any portion thereof that is equal to $1,000 or an integral multiple of $1,000, on the date (the “Fundamental Change Repurchase Date”) specified by the Company that is not less than five Business Days or more than 35 Business Days after the occurrence of the effective date of such Fundamental Change at a repurchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to, but excluding, the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price”), unless the Fundamental Change Repurchase Date is after a Regular Record Date and on or prior to the Interest Payment Date to which such Regular Record Date relates, in which case the Company shall instead pay the full amount of accrued and unpaid interest to Holders of record as of such Regular Record Date, and the Fundamental Change Repurchase Price shall be equal to 100% of the principal amount of Notes to be repurchased pursuant to this Article 15 and shall not include any accrued and unpaid interest, if any.

(b) Repurchases of Notes under this Section 15.02 shall be made, at the option of the Holder thereof, upon:

(i) delivery to the Trustee by a Holder of a duly completed notice (the “Fundamental Change Repurchase Notice”) in the form set forth in Attachment 2 to the Form of Note attached hereto as Exhibit A, if the Notes are Physical Notes, or in compliance with the Depositary’s procedures for surrendering interests in Global Notes, if the Notes are Global Notes, in each case during the period between the delivery of the

Fundamental Change Company Notice and the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date; and

(ii) delivery of the Notes, if the Notes are Physical Notes, to the Trustee at any time after delivery of the Fundamental Change Repurchase Notice (together with all necessary endorsements for transfer) at the Corporate Trust Office of the Trustee, or book-entry transfer of the Notes, if the Notes are Global Notes, in compliance with the procedures of the Depositary, in each case such delivery being a condition to receipt by the Holder of the Fundamental Change Repurchase Price therefor.

The Fundamental Change Repurchase Notice in respect of any Notes to be repurchased shall state:

(i) in the case of Physical Notes, the certificate numbers of the Notes to be delivered for repurchase;

(ii) the portion of the principal amount of Notes to be repurchased, which must be $1,000 or an integral multiple thereof; and

(iii) that the Notes are to be repurchased by the Company pursuant to the applicable provisions of the Notes and this Indenture;

 provided, however, that if the Notes are Global Notes, the Fundamental Change Repurchase Notice must comply with appropriate Depositary procedures.

Notwithstanding anything herein to the contrary, any Holder delivering to the Trustee the Fundamental Change Repurchase Notice contemplated by this Section 15.02 shall have the right to withdraw, in whole or in part, such Fundamental Change Repurchase Notice at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date by delivery of a written notice of withdrawal to the Trustee in accordance with Section 15.03.

The Trustee shall promptly notify the Company of the receipt by it of any Fundamental Change Repurchase Notice or written notice of withdrawal thereof.

(c) Within five Business Days after the occurrence of the effective date of a Fundamental Change, the Company shall provide to all Holders of Notes and the Trustee and the Paying Agent (in the case of a Paying Agent other than the Trustee) a notice (the “Fundamental Change Company Notice”) of the occurrence of the effective date of the Fundamental Change and of the repurchase right at the option of the Holders arising as a result thereof. In the case of Physical Notes, such notice shall be by first class mail or, in the case of Global Notes, such notice shall be delivered in accordance with the applicable procedures of the Depositary. Simultaneously with providing such notice, the Company shall issue a press release containing the information set forth in the Fundamental Change Company Notice (and make the press release available on the Company’s website). Each Fundamental Change Company Notice shall specify:

(i) the events causing the Fundamental Change;

(ii) the effective date of the Fundamental Change;

(iii) the last date on which a Holder may exercise the repurchase right pursuant to this Article 15;

(iv) the Fundamental Change Repurchase Price;

(v) the Fundamental Change Repurchase Date;

(vi) the Conversion Rate and any adjustments to the Conversion Rate, and the procedures that Holders must follow to convert their Notes;

(vii) that the Notes with respect to which a Fundamental Change Repurchase Notice has been delivered by a Holder may be converted only if the Holder withdraws the Fundamental Change Repurchase Notice in accordance with the terms of this Indenture;

(viii) the procedures that Holders must follow to exercise their right to require the Company to repurchase their Notes, and the procedures that Holders must follow for withdrawal of any such exercise; and

(ix) the name and address of the Trustee and the Conversion Agent.

No failure of the Company to give the foregoing notices and no defect therein shall limit the Holders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 15.02.

At the Company’s request, the Trustee shall give such Fundamental Change Company Notice to the Holders in the Company’s name and at the Company’s expense; provided, however, that, in all cases, the text of such Fundamental Change Company Notice shall be prepared by the Company.

(d) Notwithstanding the foregoing, no Notes may be repurchased by the Company on any date at the option of the Holders upon a Fundamental Change if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to the relevant Fundamental Change Repurchase Date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Repurchase Price with respect to such Notes). The Trustee will promptly return to the respective Holders thereof any Physical Notes held by it during the acceleration of the Notes (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Repurchase Price with respect to such Notes), or any instructions for book-entry transfer of the Notes in compliance with the procedures of the Depositary shall be deemed to have been cancelled, and, upon such return or cancellation, as the case may be, the Fundamental Change Repurchase Notice with respect thereto shall be deemed to have been withdrawn.

Section 15.03. Withdrawal of Fundamental Change Repurchase Notice. (a) A Fundamental Change Repurchase Notice may be withdrawn (in whole or in part) by means of a written notice of withdrawal delivered to the Corporate Trust Office of the Trustee in accordance with this Section 15.03 at any time until the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date, specifying:

(i) the principal amount of the Notes with respect to which such notice of withdrawal is being submitted,

(ii) if Physical Notes have been issued, the certificate number of the Note in respect of which such notice of withdrawal is being submitted, and

(iii) the principal amount, if any, of such Note that remains subject to the original Fundamental Change Repurchase Notice, which portion must be in principal amounts of $1,000 or an integral multiple of $1,000;

 provided, however, that if the Notes are Global Notes, the notice must comply with appropriate procedures of the Depositary.

Section 15.04. Deposit of Fundamental Change Repurchase Price. (a) The Company will deposit with the Trustee (or other Paying Agent appointed by the Company, or if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 4.04) on or prior to 11:00 a.m. (New York City time) on the Fundamental Change Repurchase Date an amount of money sufficient to repurchase all of the Notes to be repurchased at the appropriate Fundamental Change Repurchase Price. Subject to receipt of funds and/or Notes by the Trustee (or other Paying Agent appointed by the Company), payment for Notes surrendered for repurchase (and not withdrawn prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date) will be made on the later of (i) the Fundamental Change Repurchase Date (provided the Holder has satisfied the conditions in Section 15.02) and (ii) the third Business Day following the date of book-entry transfer or the delivery of such Note to the Trustee (or other Paying Agent appointed by the Company) by the Holder thereof in the manner required by Section 15.02 by mailing checks for the amount payable to the Holders of such Notes entitled thereto as they shall appear in the Note Register; provided, however, that payments to the Depositary shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee. The Trustee shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Fundamental Change Repurchase Price.

(b) If by 11:00 a.m. (New York City time) on the Fundamental Change Repurchase Date, the Trustee (or other Paying Agent appointed by the Company) holds money sufficient to make payment on all the Notes or portions thereof that are to be repurchased on such Fundamental Change Repurchase Date, then, with respect to the Notes that have been properly surrendered for repurchase and have not been validly withdrawn, (i) such Notes will cease to be outstanding, (ii) interest, if any, will cease to accrue on such Notes (whether or not book-entry transfer of the Notes has been made or the Notes have been delivered to the Trustee or Paying Agent) and (iii) all other rights of the Holders of such Notes will terminate (other than the right to receive the Fundamental Change Repurchase Price and, if the Fundamental Change Repurchase Date is after a Regular Record Date and on or prior to the related Interest Payment Date, the right of the Holder of record on such Regular Record Date to receive the related interest payment).

(c) Upon surrender of a Note that is to be repurchased in part pursuant to Section 15.02, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Note in an authorized denomination equal in principal amount to the unrepurchased portion of the Note surrendered.

Section 15.05. Covenant to Comply with Applicable Laws Upon Repurchase of Notes. In connection with any offer to repurchase the Notes in the event of a Fundamental Change, the Company shall:

(a) comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act, to the extent any such rules are applicable;

(b) file a Schedule TO or any successor or similar schedule, if required, under the Exchange Act; and

(c) otherwise comply with all applicable federal and state securities laws,

in each case, so as to permit the rights and obligations under this Article 15 to be exercised in the time and in the manner specified in this Article 15.

ARTICLE 16

OPTIONAL REDEMPTION

Section 16.01. Right to Redeem.

(a) The Company shall not redeem the Notes, in whole or in part, and may not give a Notice of Optional Redemption prior to the receipt of Stockholder Approval. From and after receipt of Stockholder Approval, the Company shall not redeem the Notes, in whole or in part, without the consent of the Holders of not less than seventy percent (70%) in aggregate principal amount of the Notes at the time outstanding (such redemption, an “Optional Redemption”).

(b) If the Company elects to redeem the Notes pursuant to an Optional Redemption, the Redemption Price shall be payable in cash and shall be equal to 100% of the principal amount of the Notes to be redeemed, together with accrued and unpaid interest, if any, to, but excluding, the Redemption Date, or, in the case of a Default by the Company in the payment of the Redemption Price, the day on which such Default is no longer continuing; provided, however, that if Notes are redeemed on a date that is after a Regular Record Date and prior to the corresponding Interest Payment Date, the accrued interest payable in respect of such Interest Payment Date, if any, shall not be payable to Holders of the Notes to whom the principal amount of the Notes being redeemed pursuant to the Optional Redemption is paid, and shall instead pay the full amount of the relevant interest payment on such Interest Payment Date to the Holder of record on the relevant Regular Record Date for the corresponding Interest Payment Date.

(c) No Notes may be redeemed by the Company pursuant to an Optional Redemption if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to the Redemption Date, except in the case of an acceleration resulting from a Default by the Company in the payment of the Redemption Price with respect to such Notes.

(d) Except as provided in this Section 16.01, the Notes shall not be redeemable by the Company.

Section 16.02. Selection of Notes to be Redeemed. If less than all the Notes are to be redeemed pursuant to an Optional Redemption, the Trustee shall select the Notes to be redeemed (in principal amounts of $1,000 or integral multiples thereof) by lot, or on a pro rata basis or by any other method the Trustee considers fair and appropriate in accordance with the Depositary procedures (so long as such method is not prohibited by the rules of The Nasdaq Global Market or any stock exchange on which the shares of Common Stock or other shares of Capital Stock of the Company are then listed, as applicable); provided, however, that no Note of a principal amount of $1,000 or less shall be redeemed in part. The Trustee shall make the selection within 7 days from its receipt of the Notice of Optional Redemption from the Company delivered pursuant to Section 16.03 from outstanding Notes not previously called for redemption.

Section 16.03. Notice of Optional Redemption. At least 30 days but not more than 60 days before a Redemption Date in connection with an Optional Redemption, the Company shall give a notice of redemption (a “Notice of Optional Redemption”) in accordance with Section 19.03 to the Trustee, the Paying Agent and each Holder of Notes to be redeemed. At the time that Notice of Optional Redemption is provided, the Company will publish a notice containing the information required in the Notice of Optional Redemption in a newspaper of general circulation in the City of New York or publish the information on the Company’s website or through such other public medium as the Company may use at that time.

The Notice of Optional Redemption shall specify the Notes to be redeemed and shall state:

(a) the Redemption Date;

(b) the Redemption Price;

(c) the applicable Conversion rate;

(d) the name and address of the Paying Agent and Conversion Agent;

(e) that Notes called for redemption may be converted at any time prior to the close of business on the Business Day immediately preceding the Redemption Date unless the Company fails to pay the Redemption Price;

(f) the Holders who elect to convert Notes must satisfy the requirements set forth therein and in this Indenture;

(g) that Notes called for redemption must be surrendered to the Paying Agent for cancellation to receive the Redemption Price;

(h) if fewer than all outstanding Notes are to be redeemed, the certificate numbers (if such Notes are Physical Notes) and principal amounts of the particular notes to be redeemed;

(i) that, unless the Company defaults in making payment of such Redemption Price, interest, if any, will cease to accrue on and after the Redemption Price; and

(j) the CUSIP number of the Notes, if any.

At the Company’s written request delivered at least 5 days prior to the date such Notice of Optional Redemption is to be given (unless a shorter time period shall be acceptable to the Trustee), the Trustee shall give the Notice of Optional Redemption to each Holder of Notes to be redeemed in the Company’s name and at the Company’s expense.

Section 16.04. Effect of Notice of Optional Redemption. Once a Notice of Optional Redemption is given, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price stated in the Notice of Optional Redemption except for the Notes that are converted in accordance with the terms of this Indenture. Upon surrender to the Paying Agent, such Notes shall be paid at the Redemption Price stated in the Notice of Optional Redemption.

Section 16.05. Deposit of Redemption Price. Prior to 10:00 a.m. (New York City time) on a Redemption Date in connection with an Optional Redemption, the Company shall deposit with the Paying Agent (or if the Company or a Subsidiary or an Affiliate of either of them is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the Redemption Price of all Notes to be redeemed on that date other than Notes or portions of Notes called for redemption which on or prior thereto have been delivered by the Company to the Trustee for cancellation or have been converted. The Paying Agent shall as promptly as practicable return to the Company any money not required for that purpose because of conversion of Notes pursuant to Article 14. If such money is then held by the Company in trust and is not required for such purpose it shall be discharged from such trust.

If the Paying Agent holds money sufficient to pay the Redemption Price with respect to any Notes for which a Notice of Optional Redemption has been given, then, immediately on and after the Redemption Date, interest on such Notes shall cease to accrue, whether or not the Notes are delivered to the Paying Agent, and all other rights of the Holders of such Notes shall terminate, other than the right to receive the Redemption Price of such Note. Nothing herein shall preclude the withholding of any taxes required by law to be withheld or deducted.

Section 16.06. Notes Redeemed in Part. Upon surrender of a Note that is redeemed in part pursuant to an Optional Redemption, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Note in an authorized denomination, which shall be $1,000 or an integral multiple of $1,000 in excess thereof, equal in principal amount to the unredeemed portion of the Note surrendered. The Company shall not be required to (i) issue, register the transfer of or exchange any Notes during a period beginning at the open of business 15 days before any selection for redemption of Notes and ending at the close of business on the earliest date on which the relevant Notice of Optional Redemption is deemed to have been given to all Holders of Notes to be redeemed or (ii) register the transfer of or exchange any Notes so selected for redemption, in whole or in part, except the unredeemed portion of any Notes being redeemed in part.

If the Trustee selects a portion of a Holder’s Notes for Optional Redemption and the Holder converts a portion of such Holder’s Notes, the converted portion of such Holder’s Notes shall be deemed to be from the portion selected for redemption, except to the extent of the excess, if any, of such converted portion over such portion selected for redemption.

ARTICLE 17

COLLATERAL DOCUMENTS

Section 17.01. Collateral Documents. The payment of the principal, interest (including Additional Interest) and premium, if any, on the Notes and the Note Guarantees when due, whether on an Interest Payment Date, at maturity, by acceleration, repurchase, redemption or otherwise and whether by the Company pursuant to the Notes or by any Guarantor pursuant to its Note Guarantees, the payment of all other Obligations of the Company and the Guarantors under this Indenture, the Notes, the Note Guarantees and the Collateral Documents and performance of all other obligations of the Company and any Guarantor to the Holders of Notes or the Trustee under this Indenture, the Notes and any Note Guarantee, according to the terms hereunder or thereunder, are secured as provided in the Collateral Documents, which the Collateral Agent and the Company have entered into simultaneously with the execution of this Indenture, and will be secured by Collateral Documents delivered after the date of this Indenture as required or permitted by this Indenture.

Section 17.02. Collateral Agent.

(a) The Collateral Agent agrees that it will hold the security interests in the Collateral created under the Collateral Documents to which it is a party as contemplated by this Indenture, and any and all proceeds thereof, for the benefit of, the Secured Parties, without limiting the Collateral Agent’s rights, including under this Section 17.02, to act in preservation of the security interest in the Collateral. The Collateral Agent is authorized and empowered to appoint one or more co-collateral agents as it deems necessary or appropriate; provided, however, that no collateral agent hereunder shall be personally liable by reason of any act or omission of any other collateral agent hereunder.

(b) Neither the Trustee nor the Collateral Agent nor any of their respective officers, directors, employees, attorneys or agents will be responsible or liable for the existence, genuineness, value or protection of any Collateral, for the legality, enforceability, effectiveness, or sufficiency of the Collateral Documents, for the creation, perfection, priority, sufficiency or protection of any Lien, including without limitation not being responsible for payment of any Taxes, charges or assessments upon the Collateral or otherwise as to the maintenance of the Collateral, or for any defect or deficiency as to any such matters, or for any failure to demand, collect, foreclose or realize upon or otherwise enforce any of the Liens or Collateral Documents or any delay in doing so. Neither the Trustee nor the Collateral Agent nor any of their respective officers, directors, employees, attorneys or agents will be responsible or liable for making any filings or recordings to perfect or maintain the perfection of the Collateral Agent’s Lien in the Collateral, including without limitation, the filing of any UCC financing statements, continuation statements, Mortgages or any filings with respect to the U.S. Patent and Trademark Office or U.S. Copyright Office.

(c) The Collateral Agent will be subject to such directions as may be given to it by the Trustee from time to time (as required or permitted by this Indenture). Except as directed by the Trustee as required or permitted by this Indenture and any other representatives, and only if indemnified to its satisfaction, the Collateral Agent will not be obligated:

(i) to act upon directions purported to be delivered to it by any Person;

(ii) to foreclose upon or otherwise enforce any Lien created under the Collateral Documents; or

(iii) to take any other action whatsoever with regard to any or all of the Liens, Collateral Documents or Collateral.

(d) The Collateral Agent will be accountable only for amounts that it actually receives as a result of the enforcement of the Liens or Collateral Documents.

(e) In acting as Collateral Agent hereunder and under the Collateral Documents, the Collateral Agent shall be entitled to conclusively rely upon and enforce each and all of the rights, privileges, immunities, indemnities and benefits of the Trustee under Article 7; provided that any references in such Article 7 to “Trustee” shall be references to “Collateral Agent” and any references to “negligence” shall be references to “gross negligence”.

(f) At all times when the Trustee is not itself the Collateral Agent, the Company will deliver to the Trustee copies of all Collateral Documents delivered to the Collateral Agent and copies of all documents delivered to the Collateral Agent pursuant to the Collateral Documents.

Section 17.03. Release of Collateral; Non-Disturbance.

(a) Subject to Sections 17.03(b) and (c) hereof, the Liens on the Collateral securing the Notes will be automatically released in whole or in part, as applicable, under one or more of the following circumstances:

(A) in whole upon:

(i) satisfaction and discharge of this Indenture as set forth under Section 3.01; or

(ii) a Covenant Termination under Section 3.02;

(B) in whole or in part, as applicable, with the consent of the requisite Holders of Notes in accordance with Article 10 of this Indenture, including consents obtained in connection with a tender offer or exchange offer for, or purchase of Notes;

(C) in part, as to any asset constituting Collateral:

(iii) (x) that is sold, transferred or otherwise disposed of by the Company or any Guarantor to any Person that is not a Note Party in a transaction permitted by the Notes Documents or (y) to the extent such asset becomes Excluded Assets or Excluded Capital Stock; and

(iv) that is owned by a Guarantor that has been released from its Note Guarantee in accordance with Section 18.02, concurrently with the release of such Note Guarantee.

(b) Upon the request of the Company, the Collateral Agent shall enter into a non-disturbance or similar agreement (which shall either be based on an Accepted Form thereof or otherwise be reasonably acceptable the Controlling Party) in connection with the licensing of the Collateral pursuant to a Permitted Commercialization Arrangement (other than ordinary course non-exclusive licenses subject to New York UCC Section 9-321), which agreement shall provide for the subordination of the Liens on the Collateral that is the subject of such license under the Indenture and the Collateral Documents to the rights of the licensee under the applicable license agreement in a manner that is reasonably acceptable to the Controlling Party; provided that the Company shall have certified to the Trustee and the Collateral Agent that such non-disturbance or other agreement is necessary to consummate the applicable licensing transaction.

The Company may from time to time negotiate forms of such non-disturbance agreements with the Controlling Party for use in future transactions, which forms may be submitted to the Trustee as being reasonably acceptable to the Controlling Party (“Accepted Forms”).

(c) With respect to any release of the Liens on the Collateral or the entry into a non-disturbance as provided in Section 17.03(b) above, upon receipt of an Officer’s Certificate and an Opinion of Counsel each stating that all conditions precedent under this Indenture and the other Notes Documents, as applicable, to such release or the entry into such agreements have been met and that it is proper for the Trustee or the Collateral Agent to execute and deliver the documents requested by the Company in connection with such release or the entry into such agreements, and in the case of any release any instruments of termination, satisfaction, discharge or release prepared by the Company, the Trustee and the Collateral Agent shall execute, deliver or acknowledge (at the Company’s expense) such instruments or releases to evidence the release and discharge of any Collateral permitted to be released pursuant to this Indenture. Neither the Trustee nor the Collateral Agent shall be liable for any such release or the entry into any non-disturbance undertaken in reliance upon any such Officer’s Certificate or Opinion of Counsel, and notwithstanding any term hereof or in any other Notes Document to the contrary, the Trustee and the Collateral Agent shall not be under any obligation to release any such Lien and security interest, or execute and deliver any such instrument of release, satisfaction, discharge or termination, unless and until it receives such Officer’s Certificate and Opinion of Counsel.

(d) At any time when an Event of Default has occurred and is continuing and the maturity of the Notes has been accelerated (whether by declaration or otherwise) and the Trustee has delivered notice of acceleration to the Collateral Agent, no release of the Liens on the Collateral pursuant to the provisions of this Indenture or the Collateral Documents shall be effective as against the Holders.

(e) Unless required by law, the provisions of the Trust Indenture Act shall not be applicable to the release of any Collateral under this Indenture or any of the Collateral Documents.

Section 17.04. Suits to Protect the Collateral. Subject to the provisions of the Collateral Documents, the Trustee is authorized and empowered to institute and maintain, or direct the Collateral Agent to institute and maintain, such suits and proceedings to protect or enforce the Liens securing the Notes or to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of any of the Collateral Documents or this Indenture, and such suits and proceedings to preserve or protect its interest and the interests of the Holders of the Notes in the Collateral (including suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the Liens created under the Collateral Documents or be prejudicial to the interests of the Holders of the Notes).

Section 17.05. Authorization of Action to be Taken.

(a) Each Holder of Notes consents and agrees to the terms of each Collateral Document, as originally in effect and as amended, restated, amended and restated, supplemented or otherwise modified or replaced from time to time in accordance with its terms or the terms of this Indenture, authorizes and directs the Trustee and the Collateral Agent to enter into the Collateral Documents to which it is a party, authorizes and empowers the Trustee and the Collateral Agent to bind the Holders of Notes as set forth in the Collateral Documents to which it is party and to perform its obligations and exercise its rights and powers thereunder. Any request, demand, authorization, direction, notice, consent, waiver, approval, exercise of judgment or discretion, designation or other action provided or permitted by this Indenture to be given, taken or exercised by the Collateral Agent, shall be given, taken or exercised by the Collateral Agent at the direction of the Trustee who shall seek directions from the Controlling Party. Any notice, agreement, certificate or other document delivered to the Collateral Agent by the Company, any Guarantor or any other Person in connection with any of the Notes Documents, shall promptly be delivered by the Collateral Agent to the Trustee.

(b) The Collateral Agent and the Trustee are authorized and empowered to receive for the benefit of the Holders of Notes any funds collected or distributed under the Collateral Documents to which the Collateral Agent or the Trustee is a party and to make further distributions of such funds to the Holders of Notes according to the provisions of this Indenture.

(c) Subject to the provisions of Section 7.01 and Section 7.02, the Trustee may (but shall not be obligated to), in its sole discretion and without the consent of any Holders, during the continuance of an Event of Default, direct, on behalf of the Holders, the Collateral Agent to take all actions it deems necessary or appropriate in order to:

(i) foreclose upon or otherwise enforce any or all of the Liens created under the Collateral Documents;

(ii) enforce any of the terms of the Collateral Documents to which the Collateral Agent or Trustee is a party; or

(iii) collect and receive payment of any and all Obligations to the extent then due and payable.

Section 17.06. Purchaser Protection. In no event shall any purchaser in good faith of any property purported to be released hereunder be bound to ascertain the authority of the Collateral Agent or the Trustee to execute the release or to inquire as to the satisfaction of any conditions required by the provisions hereof for the exercise of such authority or to see to the application of any consideration given by such purchaser or other transferee; nor shall any purchaser or other transferee of any property or rights permitted by this Section 17 to be sold be under any obligation to ascertain or inquire into the authority of the Company or the applicable Guarantor to make any such sale or other transfer.

Section 17.07. Powers Exercisable by Receiver or Trustee. In case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article 17 upon the Company or a Guarantor with respect to the release, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Company or a Guarantor or of any Responsible Officer or Responsible Officers thereof required by the provisions of this Article 17; and if the Trustee shall be in the possession of the Collateral under any provision of this Indenture, then such powers may be exercised by the Trustee.

Section 17.08. Release Upon Termination of the Company’s Obligations. In the event that the Company delivers to the Trustee an Officer’s Certificate certifying that (i) payment in full of the principal of, together with any premium and accrued and unpaid interest on, the Notes and all other Obligations under this Indenture and the other Notes Documents that are due and payable at or prior to the time such principal, together with any premiums and accrued and unpaid and interest, are paid or (ii) Covenant Termination has occurred in compliance with the provisions of Section 3.02, the Trustee shall deliver to the Company and the Collateral Agent a notice stating that the Trustee, on behalf of the Holders, disclaims and gives up any and all rights it has in or to the Collateral, and any rights it has under the Collateral Documents, and upon receipt by the Collateral Agent of such notice, the Collateral Agent shall be deemed not to hold a Lien in the Collateral on behalf of the Trustee and shall do or cause to be done (at the expense of the Company) all acts reasonably requested by the Company to release and discharge such Lien as soon as is reasonably practicable.

ARTICLE 18

GUARANTEE

Section 18.01. Guarantee. Subject to the provisions of this Article 18, each Guarantor hereby fully, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, jointly and severally with each other Guarantor, to each Holder of the Notes, the Trustee and the Collateral Agent the full and punctual payment when due, whether at maturity, by acceleration, by redemption or otherwise, of the principal of, premium, if any, and interest (including Additional Interest, if any) on the Notes, fees, expenses, indemnities and all other Obligations and liabilities of the Company under this Indenture (including without limitation interest (including Additional Interest, if any) accruing after the filing of any petition or application in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Company or any Guarantor whether or not a claim for post-filing or post-petition interest is allowed in such proceeding and the obligations under Section 7.06) (all the foregoing being hereinafter collectively called the “Guaranteed Obligations”). Each Guarantor agrees that the Guaranteed Obligations will rank equally in right of payment with other Indebtedness of such Guarantor, except to the extent such other Indebtedness is subordinate to the Guaranteed Obligations, in which case the obligations of the Guarantors under the Note Guarantees will rank senior in right of payment to such other Indebtedness.

To evidence its Note Guarantee set forth in this Section 18.01, each Guarantor hereby agrees that this Indenture shall be executed on behalf of such Guarantor by an Officer of such Guarantor.

Each Guarantor hereby agrees that its Note Guarantee set forth in this Section 18.01 shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Note Guarantee on the Notes.

If an Officer whose signature is on this Indenture no longer holds that office at the time the Trustee authenticates the Note, the Note Guarantee shall be valid nevertheless.

Each Guarantor further agrees (to the extent permitted by law) that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from it, and that it will remain bound under this Section 18 notwithstanding any extension or renewal of any Guaranteed Obligation.

Each Guarantor waives presentation to, demand of payment from and protest to the Company of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. Each Guarantor waives notice of any default under the Notes or the Guaranteed Obligations.

Each Guarantor further agrees that its Note Guarantee herein constitutes a Guarantee of payment when due (and not a Guarantee of collection) and waives any right to require that any resort be had by any Holder to any security held for payment of the Guaranteed Obligations.

Except as set forth in Section 18.02, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than payment of the Guaranteed Obligations in full), including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the Guaranteed Obligations of each Guarantor herein shall not be discharged or impaired or otherwise affected by (a) the failure of the Trustee or any Holder to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under this Indenture, the Notes or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Notes or any other agreement; (d) the release of any security held by the Collateral Agent or any Holder for the Guaranteed Obligations; (e) the failure of the Trustee, the Collateral Agent or any Holder to exercise any right or remedy against any other Guarantor; (f) any change in the ownership of the Company; (g) any default, failure or delay, willful or otherwise, in the performance of the Guaranteed Obligations; or (h) any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Guarantor or would otherwise operate as a discharge of such Guarantor as a matter of law or equity.

Each Guarantor agrees that its Note Guarantee herein shall remain in full force and effect until payment in full of all the Guaranteed Obligations or such Guarantor is released from its Note Guarantee in compliance with Section 18.02, Section III or Section 9. Each Guarantor further agrees that its Note Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of, premium, if any, or interest (including Additional Interest, if any) on any of the Guaranteed Obligations is rescinded or must otherwise be restored by any Holder upon the bankruptcy, insolvency or reorganization of the Company or otherwise.

In furtherance of the foregoing and not in limitation of any other right which any Holder has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Company to pay any of the Guaranteed Obligations when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, each Guarantor hereby promises to and will, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee on behalf of the Holders an amount equal to the sum of (i) the unpaid amount of such Guaranteed Obligations then due and owing and (ii) accrued and unpaid interest (including Additional Interest, if any) on such Guaranteed Obligations then due and owing (but only to the extent not prohibited by law) (including interest accruing after the filing of any petition or application in bankruptcy or the commencement of any insolvency, reorganization or like proceeding relating to the Company or any Guarantor whether or not a claim for post filing or post petition interest is allowed in such proceeding).

Each Guarantor further agrees that, as between such Guarantor, on the one hand, and the Holders, on the other hand, (x) the maturity of the Guaranteed Obligations guaranteed hereby may be accelerated as provided in this Indenture for the purposes of its Note Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby and (y) in the event of any such declaration of acceleration of such Guaranteed Obligations, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purposes of this Note Guarantee.

Each Guarantor also agrees to pay any and all fees, costs and expenses (including reasonable out-of-pocket attorneys’ fees and expenses) incurred by the Collateral Agent, Trustee or the Holders in enforcing any rights under this Section 18.01.

Each Guarantor assumes all responsibility for being and keeping itself informed of the Company’s and each other Guarantor’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that none of the Secured Parties will have any duty to advise such Guarantor of information known to it or any of them regarding such circumstances or risks.

Section 18.02. Limitation on Liability; Termination, Release and Discharge.

(a) Any term or provision of this Indenture to the contrary notwithstanding, the obligations of each Guarantor hereunder will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Note Guarantee or pursuant to its contribution obligations under this Indenture, not render the obligations of such Guarantor under its Note Guarantee subject to avoidance under applicable law as a fraudulent conveyance, fraudulent transfer or unjust preference, including under federal, foreign, or state law, or otherwise void or voidable under any similar laws affecting the rights of creditors generally.

(b) Any Note Guarantee of a Guarantor (x) in the case of clause (i)(x)(A) below, at the election of the Company, may be released and discharged and such Guarantor and its obligations under this Indenture and the other Notes Documents shall be released and discharged and (y) in the case of clauses (i)(x)(B), (i)(y) and (ii) below, shall be automatically (and without any further action on the part of any Company or any Secured Party) be released and discharged and such Guarantor and its obligations under this Indenture and the other Notes Documents shall be released and discharged:

(i) if after the date of this Indenture, any Guarantor is or becomes an Excluded Subsidiary in a transaction permitted under this Indenture; or

(ii) upon defeasance or discharge of the Notes, as provided in Sections 3 or 9.

(c) With respect to any release of any Note Guarantee, upon receipt of an Officer’s Certificate and an Opinion of Counsel each stating that all conditions precedent under this Indenture and the other Notes Documents, as applicable, to such release have been met and that it is proper for the Trustee or the Collateral Agent to execute and deliver the documents requested by the Company in connection with such release, and any instruments of termination, satisfaction, discharge or release prepared by the Company, the Trustee and the Collateral Agent shall execute, deliver or acknowledge (at the Company’s expense) such instruments or releases to evidence the release and discharge of any Note Guarantee permitted to be released pursuant to this Indenture. Neither the Trustee nor the Collateral Agent shall be liable for any such release undertaken in reliance upon any such Officer’s Certificate or Opinion of Counsel, and notwithstanding any term hereof or in any other Notes Document to the contrary, the Trustee and the Collateral Agent shall not be under any obligation to execute and deliver any such instrument of release, satisfaction, discharge or termination, unless and until it receives such Officer’s Certificate and Opinion of Counsel.

Section 18.03. Right of Contribution. Each Guarantor hereby agrees that to the extent that any Guarantor shall have paid more than its proportionate share of any payment made on the obligations under the Note Guarantees, such Guarantor shall be entitled to seek and receive contribution from and against the Company or any other Guarantor who has not paid its proportionate share of such payment. The provisions of this Section 18.03 shall in no respect limit the obligations and liabilities of each Guarantor to the Trustee, the Collateral Agent and the Holders and each Guarantor shall remain liable to the Trustee, the Collateral Agent and the Holders for the full amount guaranteed by such Guarantor hereunder.

Section 18.04. No Subrogation. Notwithstanding any payment or payments made by each Guarantor hereunder, no Guarantor shall be entitled to be subrogated to any of the rights of the Trustee, the Collateral Agent or any Holder against the Company or any other Guarantor or any collateral security or guarantee or right of offset held by the Trustee, the Collateral Agent or any Holder for the payment of the Guaranteed Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Company or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Trustee, the Collateral Agent and the Holders by the Company on account of the Guaranteed Obligations are paid in full. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Guaranteed Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Trustee, the Collateral Agent and the

Holders, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Trustee in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Trustee, if required), to be applied against the Guaranteed Obligations.

Section 18.05. Subordination. Notwithstanding any provision of this Indenture to the contrary, all rights of the Guarantors under Section 18.04, and all other rights of indemnity, contribution or subrogation under applicable law or otherwise, shall be fully subordinated to the payment in full in cash of the Obligations. No failure on the part of the Company or any Guarantor to make the payments required by Section 18.04 (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of any Guarantor with respect to its obligations hereunder, and each Guarantor shall remain liable for the full amount of the obligations of such Guarantor hereunder.

ARTICLE 19

MISCELLANEOUS PROVISIONS

Section 19.01. Provisions Binding on Company’s Successors. All the covenants, stipulations, promises and agreements of the Company contained in this Indenture shall bind its successors and assigns whether so expressed or not.

Section 19.02. Official Acts by Successor Corporation. Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or Officer of the Company shall and may be done and performed with like force and effect by the like board, committee or officer of any corporation or other entity that shall at the time be the lawful sole successor of the Company.

Section 19.03. Addresses for Notices, Etc. Any notice or demand that by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Holders on the Company shall be deemed to have been sufficiently given or made, for all purposes if given or served by being delivered by hand, by facsimile or other electronic transmission or by registered or certified mail, postage prepaid, to the following address (until another address is filed by the Company with the Trustee): Orexigen Therapeutics, Inc., 3344 N. Torrey Pines Ct., Suite 200, La Jolla, California, 92037, Attention: General Counsel, Fax: (858) 875-8650. Any notice, direction, request or demand hereunder to or upon the Trustee or the Collateral Agent shall be in writing and delivered by hand, by facsimile or other electronic transmission or by registered or certified mail, postage prepaid, to the Corporate Trust Office. Notices to the Trustee or the Collateral Agent shall be deemed given upon the Trustee’s or the Collateral Agent’s, as applicable, actual receipt thereof.

The Trustee or the Collateral Agent, by notice to the Company, may designate additional or different addresses for subsequent notices or communications.

Any notice or communication given to (i) a Holder of Physical Notes shall be mailed to it by first class mail, postage prepaid, at its address as it appears on the Note Register and (ii) a Holder of Global Notes will be given to the Depositary in accordance with its applicable procedures and, in either case, shall be sufficiently given to it if so sent within the time prescribed. Notices to the Holders shall be deemed to have been given on the date of such mailing or electronic delivery.

Failure to give a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is given in the manner provided above, it is duly given, whether or not the addressee receives it.

Whenever a notice is required to be given by the Company, such notice may be given by the Trustee, in the name and at the expense of the Company at the Company’s written request (and the Company shall make any notice it is required to give to Holders available on the Company’s website).

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice to Holders by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

The Trustee shall have the right to accept and act upon instructions, including funds transfer instructions (“Instructions”) given pursuant to this Indenture and delivered using the following communications methods: e-mail, facsimile transmission, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Trustee, or another method or system specified by the Trustee as available for use in connection with its services hereunder (collectively, “Electronic Means”); provided, however, that the Company shall provide to the Trustee an incumbency certificate listing officers with the authority to provide such Instructions (“Authorized Officers”) and containing specimen signatures of such Authorized Officers, which incumbency certificate shall be amended by the Company whenever a person is to be added or deleted from the listing. If the Company elects to give the Trustee Instructions using Electronic Means and the Trustee in its discretion elects to act upon such Instructions, the Trustee’s understanding of such Instructions shall be deemed controlling. The Company understands and agrees that the Trustee cannot determine the identity of the actual sender of such Instructions and that the Trustee shall conclusively presume that directions that purport to have been sent by an Authorized Officer listed on the incumbency certificate provided to the Trustee have been sent by such Authorized Officer. The Company shall be responsible for ensuring that only Authorized Officers transmit such Instructions to the Trustee and that the Company and all Authorized Officers are solely responsible to safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys upon receipt by the Company. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such Instructions notwithstanding such directions conflict or are inconsistent with a subsequent written instruction. The Company agrees: (i) to assume all risks arising out of the use of Electronic Means to submit Instructions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized Instructions, and the risk of interception and misuse by third parties; (ii) that it is fully informed of the protections and risks associated with the various methods of transmitting Instructions to the Trustee and that there may be more secure methods of transmitting Instructions than the method(s) selected by the Company; (iii) that the security procedures (if any) to be followed in connection with its transmission of Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances; and (iv) to notify the Trustee immediately upon learning of any compromise or unauthorized use of the security procedures.

Section 19.04. Governing Law; Jurisdiction. THIS INDENTURE AND EACH OTHER NOTES DOCUMENT (EXCEPT, IN THE CASE OF THE OTHER NOTES DOCUMENTS, TO THE EXTENT EXPLICITLY SET FORTH THEREIN), AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS INDENTURE AND EACH OTHER NOTES DOCUMENT, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

The Company irrevocably consents and agrees, for the benefit of the Holders from time to time of the Notes, the Trustee and the Collateral Agent, that any legal action, suit or proceeding against it with respect to obligations, liabilities or any other matter arising out of or in connection with this Indenture, the Notes or the Note Guarantees may be brought in the courts of the State of New York or the courts of the United States located in the Borough of Manhattan, New York City, New York and, until amounts due and to become due in respect of the Notes have been paid, hereby irrevocably consents and submits to the non-exclusive jurisdiction of each such court in personam, generally and unconditionally with respect to any action, suit or proceeding for itself in respect of its properties, assets and revenues.

The Company irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or in connection with this Indenture brought in the courts of the State of New York or the courts of the United States located in the Borough of Manhattan, New York City, New York and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

The Company agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Company at its address set forth in Section 19.03 or at such other address of which the Trustee shall have been notified pursuant thereto.

Nothing in this Indenture or in any other Notes Document shall affect any right that the Trustee, the Collateral Agent or any other Secured Party may otherwise have to bring any action or proceeding to enforce any award or judgment or exercise any right under the Collateral Documents or against any Collateral or any other Property of any Note Party in the courts of another forum in which jurisdiction can be established.

Section 19.05. Evidence of Compliance with Conditions Precedent; Certificates and Opinions of Counsel to Trustee. Upon any application or demand by the Company to the Trustee to take any action under any of the provisions of this Indenture, the Company shall furnish to the Trustee (i) an Officer’s Certificate stating that, in the opinion of the signatories to such Officer’s Certificate, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and (ii) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with; provided that no Opinion of Counsel shall be required to be delivered in connection with the issuance of Notes dated as of the date hereof under the Indenture.

Each Officer’s Certificate and Opinion of Counsel provided for, by or on behalf of the Company in this Indenture and delivered to the Trustee with respect to compliance with this Indenture (other than the Officer’s Certificates provided for in Section 4.08) shall include (i) a statement that the person signing such certificate or opinion is familiar with the relevant covenant or condition and this Indenture; (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statement contained in such certificate or opinion is based; (iii) a statement that, in the opinion of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed judgment as to whether or not such covenant or condition has been complied with; and (iv) a statement as to whether or not, in the opinion of such person, such covenant or condition has been complied with.

Notwithstanding anything to the contrary in this Section 19.05, if any provision in this Indenture specifically provides that the Trustee shall or may receive an Opinion of Counsel in connection with any action to be taken by the Trustee or the Company hereunder, the Trustee shall be entitled to, or entitled to request, such Opinion of Counsel.

Section 19.06. Legal Holidays. In any case where any Interest Payment Date, Fundamental Change Repurchase Date or Maturity Date is not a Business Day, then any action to be taken on such date need not be taken on such date, but may be taken on the next succeeding Business Day with the same force and effect as if taken on such date, and no interest shall accrue in respect of the delay.

Section 19.07. Benefits of Indenture. Nothing in this Indenture or in the Notes, expressed or implied, shall give to any Person, other than the Holders, the parties hereto, any Paying Agent, any Conversion Agent, any authenticating agent, any Note Registrar and their successors hereunder, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 19.08. Table of Contents, Headings, Etc. The table of contents and the titles and headings of the articles and sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 19.09. Authenticating Agent. The Trustee may appoint an authenticating agent that shall be authorized to act on its behalf and subject to its direction in the authentication and delivery of Notes in connection with the original issuance thereof and transfers and exchanges of Notes hereunder, including under Section 2.04, Section 2.05, Section 2.06, Section 2.07, Section 10.04 and Section 15.04 as fully to all intents and purposes as though the authenticating agent had been expressly authorized by this Indenture and those Sections to authenticate and deliver Notes. For all purposes of this Indenture, the authentication and delivery of Notes by the authenticating agent shall be deemed to be authentication and delivery of such Notes “by the Trustee” and a certificate of authentication executed on behalf of the Trustee by an authenticating agent shall be deemed to satisfy any requirement hereunder or in the Notes for the Trustee’s certificate of authentication. Such authenticating agent shall at all times be a Person eligible to serve as trustee hereunder pursuant to Section 7.08.

Any corporation or other entity into which any authenticating agent may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, consolidation or conversion to which any authenticating agent shall be a party, or any corporation or other entity succeeding to the corporate trust business of any authenticating agent, shall be the successor of the authenticating agent hereunder, if such successor corporation or other entity is otherwise eligible under this Section 19.09, without the execution or filing of any paper or any further act on the part of the parties hereto or the authenticating agent or such successor corporation or other entity.

Any authenticating agent may at any time resign by giving written notice of resignation to the Trustee and to the Company. The Trustee may at any time terminate the agency of any authenticating agent by giving written notice of termination to such authenticating agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any authenticating agent shall cease to be eligible under this Section, the Trustee may appoint a successor authenticating agent (which may be the Trustee), shall give written notice of such appointment to the Company and shall give notice of such appointment to all Holders, with such notice in the case of Holders of Physical Notes, to be mailed to such Holders, as the names and addresses of such Holders appear on the Note Register.

The Company agrees to pay to the authenticating agent from time to time reasonable compensation for its services although the Company may terminate the authenticating agent for any reason.

The provisions of Section 7.02, Section 7.03, Section 7.04, Section 8.03 and this Section 19.09 shall be applicable to any authenticating agent.

If an authenticating agent is appointed pursuant to this Section 19.09, the Notes may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternative certificate of authentication in the following form:

,
as Authenticating Agent, certifies that this is one of the Notes described in the within-named Indenture.

By:
Authorized Signatory

Section 19.10. Execution in Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 19.11. Severability. In the event any provision of this Indenture or in the Notes, or in any other Notes Document, shall be invalid, illegal or unenforceable, then (to the extent permitted by law) the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired.

Section 19.12. Waiver of Jury Trial. EACH OF THE COMPANY, THE TRUSTEE, THE COLLATERAL AGENT AND, BY THEIR ACCEPTANCE OF THE NOTES, THE HOLDERS, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 19.13. Force Majeure. In no event shall the Trustee or the Collateral Agent be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee and the Collateral Agent shall use reasonable efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 19.14. Calculations. Except as otherwise provided herein, the Company and its agents appointed for such purpose shall be responsible for making all calculations called for under the Notes. These calculations include, but are not limited to, determinations of the Closing Sale Prices of the Common Stock, any adjustments to the Conversion Rate, the consideration deliverable in respect of any conversion and accrued interest payable on the Notes. The Company shall make all these calculations in good faith and, absent manifest error, the Company’s calculations shall be final and binding on Holders of Notes. The Company shall provide a schedule of its calculations to each of the Trustee and the Conversion Agent, and each of the Trustee and Conversion Agent is entitled to rely conclusively upon the accuracy of the Company’s calculations without independent verification. The Trustee will forward the Company’s calculations to any Holder of Notes upon the written request of that Holder at the sole cost and expense of the Company.

Section 19.15. USA PATRIOT Act. The parties hereto acknowledge that in accordance with Section 326 of the USA PATRIOT Act, the Trustee and the Collateral Agent, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee or the Collateral Agent. The parties to this Indenture agree that they will provide the Trustee and the Collateral Agent with such information as it may request in order for the Trustee and the Collateral Agent to satisfy the requirements of the USA PATRIOT Act.

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IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

OREXIGEN THERAPEUTICS, INC.

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as Trustee, Collateral Agent, Note Registrar, Paying Agent and Conversion Agent

By:
Name:
Title:

EXHIBIT A

See Exhibit 10.5

EXHIBIT B

FORM OF SUPPLEMENTAL INDENTURE TO BE DELIVERED BY SUBSEQUENT GUARANTORS

[            ] SUPPLEMENTAL INDENTURE, (this “Supplemental Indenture”) dated as of [            ], 20[    ], by and among [                    ] (the “Guaranteeing Subsidiary”), OREXIGEN THERAPEUTICS, INC. (the “Company”), and U.S. BANK NATIONAL ASSOCIATION, as Trustee and Collateral Agent under the Indenture referred to below.

W I T N E S S E T H:

WHEREAS, the Company, the Guarantors party thereto, the Trustee and the Collateral Agent have heretofore executed and delivered an Indenture dated as of March [●], 2016 (as amended, restated, amended and restated, supplemented, waived or otherwise modified, the “Indenture”), providing for the issuance of an aggregate principal amount of $165,000,000 of the 0% Convertible Senior Secured Notes due 2020 (the “Notes”) of the Company;

WHEREAS, the Indenture provides that the Guaranteeing Subsidiary shall execute and deliver to the Trustee and the Collateral Agent a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee, on a joint and several basis with the other Guarantors, all of the Company’s obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture (the “Note Guarantee”), each on the terms and conditions set forth herein; and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Company, any Guarantor, the Trustee and the Collateral Agent are authorized to execute and deliver this Supplemental Indenture to amend or supplement the Indenture, without the consent of any Holder;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Guaranteeing Subsidiary, the Trustee and the Collateral Agent mutually covenant and agree for the benefit of the Trustee, the Collateral Agent and the Holders of the Notes as follows:

ARTICLE 1

DEFINITIONS

SECTION 1.1. Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recitals hereto are used herein as therein defined. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

ARTICLE 2

AGREEMENT TO BE BOUND; GUARANTEE

SECTION 2.1. Agreement to be Bound. The Guaranteeing Subsidiary hereby agrees to become a party to the Indenture as a Guarantor and as such will have all of the rights and be subject to all of the obligations and agreements of a Guarantor under the Indenture.

SECTION 2.2. Guarantee. The Guaranteeing Subsidiary agrees, on a joint and several basis, to fully, unconditionally and irrevocably guarantee to each Holder of the Notes, the Trustee and the Collateral Agent the Guaranteed Obligations pursuant to Article 18 of the Indenture on a senior secured basis.

ARTICLE 3

MISCELLANEOUS

SECTION 3.1. Notices. All notices and other communications to the Guaranteeing Subsidiary shall be given as provided in the Indenture, at the address for the Guarantors set forth in the Indenture.

SECTION 3.2. Release of Guarantee. The Note Guarantees hereunder may be released in accordance with Section 18.02 of the Indenture.

SECTION 3.3. Parties. Nothing expressed or mentioned herein is intended or shall be construed to give any Person, other than the Holders, the Trustee and the Collateral Agent, any legal or equitable right, remedy or claim under or in respect of this Supplemental Indenture or the Indenture or any provision herein or therein contained.

SECTION 3.4. Governing Law. THIS SUPPLEMENTAL INDENTURE AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS SUPPLEMENTAL INDENTURE, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 3.5. Severability. In the event any provision of this Supplemental Indenture shall be invalid, illegal or unenforceable, then (to the extent permitted by law) the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired.

SECTION 3.6. Benefits Acknowledged. The Guaranteeing Subsidiary’s Note Guarantee is subject to the terms and conditions set forth in the Indenture. The Guaranteeing Subsidiary acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and this Supplemental Indenture and that the guarantee and waivers made by it pursuant to its Note Guarantee are knowingly made in contemplation of such benefits.

SECTION 3.7. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

SECTION 3.8. The Trustee and the Collateral Agent. Neither the Trustee nor the Collateral Agent make any representation or warranty as to the validity or sufficiency of this Supplemental Indenture or with respect to the recitals contained herein, all of which recitals are made solely by the other parties hereto.

SECTION 3.9. Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

SECTION 3.10. Execution and Delivery. The Guaranteeing Subsidiary agrees that its Note Guarantee shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of any such Note Guarantee.

SECTION 3.11. Headings. The headings of the Articles and the Sections in this Supplemental Indenture are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

[GUARANTORS]
as a Guarantor

By:
Name:
Title:

OREXIGEN THERAPEUTICS, INC.

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION,
as Trustee and Collateral Agent

By:
Name:
Title:

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